Exhibit 10.1

Final Settlement Agreement

A.                                    Background and Parties

1.                                       Parties:  The parties (hereinafter referred to as “Parties” and individually as a “Party”) to this settlement agreement (hereinafter “Settlement Agreement” or “Agreement”) are:

a.                                       “Pioneer,” which for purposes of this Agreement means and includes Pioneer Natural Resources Company and Pioneer Natural Resources USA, Inc., in their individual capacities, in its capacity as managing general partner of the Mesa Offshore Royalty Partnership (“Partnership”), and as Subject Lessee and/or operator under the Overriding Royalty Conveyance (“Conveyance”).   Pioneer includes (unless otherwise specified) Pioneer’s affiliates, subsidiaries, and partners and also includes all of these entities’ owners, employees, agents, directors, officers, and attorneys.

b.                                      “Plaintiffs,” which for purposes of this Agreement means and includes MOSH Holding, L.P. and Dagger-Spine Hedgehog Corporation in all of their capacities, as asserted in the Lawsuit or otherwise.  Plaintiffs include (unless otherwise specified) Plaintiffs’ affiliates, subsidiaries, and partners and also include all of these entities’ owners, employees, agents, directors, officers, and attorneys.

c.                                       “Trustee” or “JPMorgan,” which for purposes of this Agreement means and includes JPMorgan Chase Bank, N.A., in its individual capacity, in its capacity as Trustee of the Mesa Offshore Trust (“Trust”), and in its capacity as general partner of the Partnership.  JPMorgan and/or Trustee includes (unless otherwise specified) JPMorgan and/or Trustee’s affiliates, subsidiaries, and partners and also includes all of JPMorgan and/or Trustee’s owners, employees, agents, directors, officers, and attorneys.

d.                                      “Woodside,” which for purposes of this Agreement means and includes Woodside Energy (USA) Inc.  Woodside includes (unless otherwise specified) Woodside’s affiliates, subsidiaries, and partners and also includes all of Woodside’s employees, agents, directors, officers, and attorneys.

e.                                       The “Partnership,” which for purposes of this Agreement means and includes the Mesa Offshore Royalty Partnership.  Partnership includes the Partnership’s affiliates, subsidiaries, and partners and also includes all of the Partnership’s employees, agents, directors, officers, and attorneys.

f.                                         The “Trust,” which for purpose of this Agreement means and includes the Mesa Offshore Trust.

2.                                       Defendants:  “Defendants” refers to Pioneer, JPMorgan, and Woodside.

3.                                       The “Lawsuit:”  Plaintiffs have pursued, on their own behalf and for the Trust and its Unit Holders, based upon, among other things, the Trust Fund Doctrine and as authorized by the Trustee, claims in the case styled MOSH Holding, L.P. v. Pioneer Natural Resources Company; Pioneer Natural Resources USA, Inc.; Woodside Energy (USA) Inc.; and JPMorgan Chase Bank, N.A., as Trustee of the Mesa Offshore Trust; Cause No. 2006-01984; pending in the 334th Judicial District Court of Harris County, Texas (“Lawsuit” or “Suit”).  This settlement disposes of all claims that were raised or that could have been raised in this Lawsuit, and Plaintiffs hereby acknowledge and agree that all of the claims they have pursued  (or could have pursued) in the Lawsuit, including claims known or unknown to the Plaintiffs, are settled as set forth below.

4.                                       No Admission of Liability:  This settlement is made for the purpose of avoiding the expense, uncertainty, and inconvenience of litigation and is the result of the compromise of disputed claims.  This settlement shall not be offered or construed as an admission of liability by any Party, and all Parties expressly deny any liability to any Party to the Lawsuit.

5.                                       Execution Date:  The Execution Date of this Settlement Agreement is May 18, 2009.

B.                                    Consideration

1.                                       Sufficiency:  The Parties agree that good and sufficient consideration has been exchanged pursuant to this Agreement.

2.                                       Pioneer Settlement Sum and Settlement Interests:  Pioneer will pay to the Trust the sum of $13 million (“Pioneer Settlement Sum”).  The timing for payment by Pioneer of the Pioneer Settlement Sum is set forth in paragraph D(2) below.  Pioneer will also sell its interests in Brazos Block A-39 (“Pioneer Settlement Interests”), which were identified in Pioneer’s tender letter of October 10, 2008 to Plaintiffs and JPMorgan, and Pioneer will contribute to the Trust all proceeds earned from this sale.  The Pioneer Settlement Interests are identified in the two Sales Assignments attached as Exhibits A-1 and A-2 to this Agreement.  The Pioneer Settlement Interests will be sold pursuant to the terms set forth in paragraph D(1) below.

3.                                       JPMorgan Settlement Sum:  JPMorgan will pay to the Trust the sum of $5 million (“JPMorgan Settlement Sum”).  The timing for payment by JPMorgan of the JPMorgan Settlement Sum is set forth in paragraph D(2) below.  JPMorgan will also release all claims for and forgive repayment of the existing $5 million loan provided by JPMorgan to the Trust; however, notwithstanding anything to the contrary provided for herein, JPMorgan may use the remaining balance of the credit facility and any other Trust income to pay Trust liabilities and expenses as permitted under the Royalty Trust Indenture (“Indenture”) prior to receipt of the Settlement Proceeds (defined in paragraph D(2)) below) and the Final Distribution to the Unit Holders (defined in paragraph D(4) below).

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4.                                       Woodside Settlement Sum:  Woodside will pay to the Trust the sum of $1 million (“Woodside Settlement Sum”).  The timing for payment by Woodside of the Woodside Settlement Sum is set forth in paragraph D(2) below.

5.                                       Settlement Proceeds:  The Woodside Settlement Sum, the JPMorgan Settlement Sum, and the Pioneer Settlement Sum will together be referred to as the  “Settlement Proceeds.”

6.                                       Release of Pioneer by all Parties:  Plaintiffs in all of their capacities, as alleged or otherwise, including on behalf of the Trust and/or the Partnership and/or the Unit Holders as authorized by the Trust Fund Doctrine and otherwise; the Trustee (on behalf of the Trust and its Unit Holders); the Trustee (in its capacity as general partner of the Partnership); JPMorgan (individually); and Woodside each agree to fully, finally and forever release, acquit, and discharge Pioneer (individually, as managing general partner of the Partnership, and as Subject Lessee and/or operator under the Conveyance), its predecessors, successors and assigns, from any and all claims, causes of action, demands and liabilities known or unknown, contingent or direct, that arise from or relate in any way to the claims, matters, or theories that have been or could have been asserted in the Lawsuit including, without limitation, any and all claims relating to or concerning in any way the acts and/or omissions of Pioneer or of any of the Parties.  These releasing parties expressly warrant and represent that no promise or agreement which has not herein been expressed has been made to or relied upon by them in executing this release and that the releasing parties are relying upon their own judgment and are not relying upon any statement or representation of Pioneer or any of the other Parties.  This release shall include and encompass any such claims, causes of action, demands, liabilities, matters or theories, including, but not limited to, those based in contract or in tort and whether based on alleged breaches of fiduciary duty, misapplication of fiduciary property, fraud, negligence or gross negligence, breach of contract, conspiracy, or aiding or abetting.  This release will also include, without limiting the foregoing, any claim by any releasing party for reimbursement of attorney’s fees or of any costs, other than as provided for in paragraph D(3).

7.                                       Release of JPMorgan a/k/a the Trustee:  Plaintiffs in all of their capacities, as alleged or otherwise, including on behalf of the Trust and/or the Partnership and/or the Unit Holders as authorized by the Trust Fund Doctrine and otherwise; Pioneer (individually, as managing general partner of the Partnership, and as Subject Lessee and/or operator under the Conveyance); and Woodside each agree to fully, finally and forever release, acquit, and discharge the Trustee, its predecessors, successors, and assigns from any and all claims, causes of action, demands and liabilities, known or unknown, contingent or direct, that arise from or relate in any way to the claims, matters, or theories that have been or could have been asserted in the Lawsuit including, without limitation, any and all claims relating to or concerning in any way the acts and/or omissions of JPMorgan or of any of the Parties.  These releasing parties expressly warrant and represent that no promise or agreement which has not herein been expressed has been made to or relied upon by them in executing this release and that the releasing parties are relying upon their own judgment and are not relying upon any statement or

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representation of JPMorgan or any of the other Parties.  This release shall include and encompass any such claims, causes of action, demands, liabilities, matters or theories, including, but not limited to, those based in contract or in tort and whether based on alleged breaches of fiduciary duty, misapplication of fiduciary property, fraud, negligence or gross negligence, breach of contract, conspiracy, or aiding or abetting.  This release will also include, without limiting the foregoing, any claim by any releasing party for reimbursement of attorney’s fees or of any costs, other than as provided for in paragraph D(3).

8.                                       Release of Plaintiffs:  JPMorgan (individually, as Trustee on behalf of the Trust and its Unit Holders and as general partner of the Partnership); Pioneer (individually, as managing general partner of the Partnership, and as Subject Lessee and/or operator under the Conveyance); and Woodside each agree to fully, finally and forever release, acquit, and discharge Plaintiffs, their predecessors, successors, and assigns from any and all claims, causes of action, demands and liabilities, known or unknown, contingent or direct, that arise from or relate in any way to the claims, matters, or theories that have been or could have been asserted in the Lawsuit including, without limitation, any and all claims relating to or concerning in any way the acts and/or omissions of Plaintiffs or of any of the Parties.  These releasing parties expressly warrant and represent that no promise or agreement which has not herein been expressed has been made to or relied upon by them in executing this release and that the releasing parties are relying upon their own judgment and are not relying upon any statement or representation of Plaintiffs or any of the other Parties, subject to paragraph E(5) below.  This release shall include and encompass any such claims, causes of action, demands, liabilities, matters or theories, including, but not limited to, those based in contract or in tort and whether based on alleged breaches of fiduciary duty, misapplication of fiduciary property, fraud, negligence or gross negligence, breach of contract, conspiracy, or aiding or abetting.  This release will also include, without limiting the foregoing, any claim by any releasing party for reimbursement of attorney’s fees or of any costs, other than as provided for in paragraph D(3).

9.                                       Release of Woodside:  Plaintiffs in all of their capacities, as alleged or otherwise, including on behalf of the Trust and/or the Partnership and/or the Unit Holders as authorized by the Trust Fund Doctrine and otherwise; Pioneer (individually, as managing general partner of the Partnership, and as Subject Lessee and/or operator under the Conveyance); and JPMorgan (individually, as general partner of the Partnership, and as Trustee on behalf of the Trust and its Unit Holders) each agree to fully, finally and forever release, acquit, and discharge Woodside, its predecessors, successors, and assigns from any and all claims, causes of action, demands and liabilities, known or unknown, contingent or direct, that arise from or relate in any way to the claims, matters, or theories that have been or could have been asserted in the Lawsuit including, without limitation, any and all claims relating to or concerning in any way the acts and/or omissions of Woodside or of any of the Parties.  These releasing parties expressly warrant and represent that no promise or agreement which has not herein been expressed has been made to or relied upon by them in executing this release and that the releasing parties are relying upon their own judgment and are not relying upon any statement or representation

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of Woodside or any of the other Parties.  This release shall include and encompass any such claims, causes of action, demands, liabilities, matters or theories, including, but not limited to, those based in contract or in tort and whether based on alleged breaches of fiduciary duty, misapplication of fiduciary property, fraud, negligence or gross negligence, breach of contract, conspiracy, or aiding or abetting.  This release will also include, without limiting the foregoing, any claim by any releasing party for reimbursement of attorney’s fees or of any costs, other than as provided for in paragraph D(3).

10.                                 Release of Trust and Partnership:   Plaintiffs in all of their capacities, as alleged or otherwise, including on behalf of the Trust and/or the Partnership and/or the Unitholders as authorized by the Trust Fund Doctrine and otherwise; Pioneer (individually, as managing general partner of the Partnership, and as Subject Lessee and/or operator under the Conveyance); JPMorgan (individually, as general partner of the Partnership, and as Trustee on behalf of the Trust and its Unit Holders); and Woodside each agree to fully, finally and forever release, acquit, and discharge the Trust and the Partnership from any and all claims, causes of action, demands and liabilities, known or unknown, contingent or direct, that arise from or relate in any way to the claims, matters, or theories that have been or could have been asserted in the Lawsuit including, without limitation, any and all claims relating to or concerning in any way the acts and/or omissions of the Trust and/or the Partnership or of any of the Parties.  These releasing parties expressly warrant and represent that no promise or agreement which has not herein been expressed has been made to or relied upon by them in executing this release and that the releasing parties are relying upon their own judgment and are not relying upon any statement or representation of the Trust, the Partnership or any of the other Parties.  This release shall include and encompass any such claims, causes of action, demands, liabilities, matters or theories, including, but not limited to, those based in contract or in tort and whether based on alleged breaches of fiduciary duty, misapplication of fiduciary property, fraud, negligence or gross negligence, breach of contract, conspiracy, or aiding or abetting.  This release will also include, without limiting the foregoing, any claim by any releasing party for reimbursement of attorney’s fees or of any costs, other than as provided for in paragraph D(3).

11.                                 Release by the Trust and Partnership:  The Trust (through the Trustee and through Plaintiffs in their representative capacity, as alleged or otherwise, under the Trust Fund Doctrine and otherwise) and the Partnership (through the Trustee as general partner, Plaintiffs in their representative capacity, as alleged or otherwise, under the Trust Fund Doctrine and otherwise, and Pioneer as managing general partner) agree to fully, finally and forever release, acquit, and discharge Plaintiffs and Defendants, their predecessors, successors, and assigns from any and all claims, known or unknown, contingent or direct,  that arise from or relate in any way to the claims, causes of action, demands and liabilities, known or unknown, that have been or could have been asserted in the Lawsuit including, without limitation, any and all claims relating to or concerning in any way the acts and/or omissions of Plaintiffs or Defendants.  These releasing parties expressly warrant and represent that no promise or agreement which has not herein been expressed has been made to or relied upon by them in executing this release and that the releasing

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parties are not relying upon any statement or representation of Plaintiffs or Defendants.  This release shall include and encompass any such claims, causes of action, demands, liabilities, matters or theories, including, but not limited to, those based in contract or in tort and whether based on alleged breaches of fiduciary duty, misapplication of fiduciary property, fraud, negligence or gross negligence, breach of contract, conspiracy, or aiding or abetting.  This release will also include, without limiting the foregoing, any claim by any releasing party for reimbursement of attorney’s fees or of any costs, other than as provided for in paragraph D(3).

12.                                 Limitations on Releases:  The claims released pursuant to this section are referred to hereafter as “Released Claims.”  The following is carved out from the scope of the Released Claims:

a.                                       JPMorgan/Pioneer Commercial Lending:  Any claims to enforce the rights and obligations owed between and amongst Pioneer, in its individual capacity, and JPMorgan, in its individual capacity, arising out of any commercial lending and/or non-Trust related relationships and contracts existing between them;

b.                                      JPMorgan/Woodside Commercial Lending:  Any claims to enforce the rights and obligations owed between and amongst Woodside, in its individual capacity, and JPMorgan, in its individual capacity, arising out of any commercial lending and/or non-Trust related relationships and contracts existing between them;

c.                                       Pioneer/Woodside Ordinary Course:  Any claims to enforce the day-to-day rights and obligations owed between and amongst Pioneer, in its individual capacity, and Woodside, arising out of the ordinary course, operating-based relationship set forth in the Offshore Operating Agreement during the time such agreement is effective between Pioneer and Woodside, and in particular does not include any obligations that may exist associated with Pioneer’s assignment of its interests in the South Half of Brazos Block A-39 to occur as part of the sales process described below.  However, this limitation does not in any way exclude from the scope of coverage of the releases provided between and amongst Pioneer and Woodside any claims, causes of action, demands and liabilities, known or unknown, contingent or direct, that arise from or relate in any way to the claims, matters, or theories that have been or could have been asserted in the Lawsuit.

d.                                      Enforcement Rights:  Any claims to enforce the rights and obligations set forth pursuant to the Final Settlement Agreement between the Parties or the terms of the Final Agreed Judgment.

C.                                    Conditions Precedent

1.                                       Court Approval of the Terms of the Settlement Agreement:  The consideration by the Parties set forth in Part B (Consideration) is subject to and contingent upon the approval by the Court of the Settlement Agreement.  The Settlement Agreement will be presented to the Court for consideration and approval and a settlement

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hearing will be scheduled so as to provide adequate time for the Trustee to notify the Unit Holders in accordance with the notice provisions set forth in the Indenture and the Texas Trust Code.  The Parties will cooperate in submitting  a Joint Motion for Approval and/or any other reasonably necessary filing to support the approval of the Settlement Agreement and entry of the Final Agreed Judgment.  Should the Court within a reasonable time fail to approve this Settlement Agreement pursuant to the terms set forth in the Final Agreed Judgment (attached hereto as Exhibit B), subject to paragraph C(2), below, any party to this Settlement Agreement will have the right to declare the Settlement Agreement void and unenforceable.

2.                                       Entry by the Court of the Final Agreed Judgment:  The consideration by the Parties set forth in Part B (Consideration) is also subject to and contingent upon entry by the Court of the Final Agreed Judgment in the form attached as Exhibit B to this Settlement Agreement, subject to the terms of this paragraph C(2).  For purposes of this Settlement Agreement, the Final Agreed Judgment means and includes findings of fact and conclusions of law (that may be filed separately pursuant to Tex. R. Civ. P. 299(a) accompanying the Final Agreed Judgment, which are likewise attached hereto as Exhibit C).  Should the Court materially modify the Final Agreed Judgment, any party to this Settlement Agreement will have the right to declare the Settlement Agreement void and unenforceable as to that party.  Material modifications would include (but would not be limited to) modifications altering the releases (or their scope); the termination procedures; the scope and enforceability of the Final Agreed Judgment; and/or if the Court fails to find that the Settlement Agreement is fair to and in the best interest of the Trust and its Unit Holders.  The Parties further agree that they will cooperate in submitting any redrafted Agreed Final Judgment (including any finding of fact or conclusion of law) containing non-material modifications as may be requested by the Court.

3.                                       Appeal of the Final Agreed Judgment:  Should any party, person or entity appeal the Court’s entry of the Final Agreed Judgment, the release of Settlement Proceeds held in escrow to the Trust, as described in (D)(2) below, will not occur until such time as the Final Agreed Judgment becomes final and non-appealable.  Should the Final Agreed Judgment be reversed or modified, any party to this Settlement Agreement will have the right to declare the Settlement Agreement void and unenforceable.

D.                                    Liquidation and Funding Process

1.                                       Sale of Partnership Assets and Pioneer Settlement Interests:

a.                                       Timing of Sale:  After the Settlement Agreement is approved and the Final Agreed Judgment entered, the Trustee will complete the liquidation and wind up process for the Trust and will instruct Pioneer to do the same with respect to the Partnership.  As part of this liquidation process, the Pioneer Settlement Interests and the Partnership Assets will be offered for sale via a public auction.  The sale will be conducted by Pioneer consistent with the terms contained herein as approved by the Court and the instructions of the Trustee.  The sale shall be conducted promptly

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following the approval of the Settlement Agreement and entry of the Agreed Final Judgment.  In conducting the sale, Pioneer may utilize the services of the Oil & Gas Asset Clearinghouse or, as necessary, any other auction service selected by Pioneer.  The effective date of the sale of the Pioneer Settlement Interests and the Partnership Interests will be 7:00 a.m. CT of the first day of the month in which the auction occurs subject to the procedures of the auction service.

b.                                      Sale by Lot:  The Partnership Assets and the Pioneer Settlement Interests will be offered in two lots (“Sales Lots” or “Lots”) as follows:

(i)                                     the “West Delta Lot” comprised of the Partnership’s West Delta 61 overriding royalty interest together with any other interests of the Partnership in West Delta Block 61.  The interests comprising the West Delta Lot are described in the West Delta Lot Assignment, which together with the ancillary sales documentation is attached hereto as Exhibit A-1;

(ii)                                  the “Brazos A-39 Lot” comprised of (a) Pioneer’s record title and operating rights in and to the Brazos A-39 lease, (b) the $1.6 million dedicated plugging and abandonment escrow fund earmarked for the Brazos A-39 lease, which will remain escrowed until abandonment of the lease is complete (the Abandonment Agreement and Abandonment Escrow Agreement are attached hereto as Exhibits D and E, respectively), and (c) certain interests that burden Pioneer’s record title and/or operating rights including Pioneer’s and the Partnership’s overriding royalty interest in the Midway and the Nimitz wells created under the Pioneer-Woodside 2003 farmout and the Pioneer-Hydro Gulf of Mexico 2006 farmout and the royalty interest under the Overriding Royalty Conveyance as to the areas not covered by the Pioneer-Woodside farmout.  The Brazos A-39 Lot interest will be sold subject to the operating rights in and to the south half of the Brazos A-39 lease assigned to Woodside in that Partial Assignment of Operating rights made effective January, 2003.   The interests comprising the Brazos A-39 Lot are described in the Brazos A-39 Lot Assignment, which together with the ancillary sales documentation is attached hereto as Exhibit A-2.

c.                                       Minimum Bid/Right of First Refusal Agreements: Plaintiffs have designated MOSH, LLC as a “Qualified Bidder” for the West Delta Lot and the Brazos A-39 Lot. The Qualified Bidder will have the right (but not the obligation) within five (5) business days following the entry of the Agreed Final Judgment by the Court to enter into a separate Right of First Refusal Agreement pertaining to the public auction of the Sales Lots as set forth below and in the Right of First Refusal Agreement attached hereto as Exhibit F.  To constitute a “Qualified Bidder,” so as to be able to enter into the Right of First Refusal Agreement within the time specified above, the person or entity identified by Plaintiffs must demonstrate to Pioneer that the person or entity meets the following requirements:  (a) with respect to both Sales Lots, the Qualified Bidder must place in escrow pursuant to the terms of the Right of First Refusal Escrow Agreement (attached hereto as Exhibit G) $375,000 (“Escrow Sums”) for each Sales Lot (i.e., $750,000 in the aggregate) within five (5) business days following the date the trial court enters an Agreed Final Judgment approving the terms of the Final Settlement; and (b) with respect

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to the Brazos A-39 Lot, demonstrate its qualification with the Minerals Management Service of the US Department of the Interior (“MMS”) to hold record title interest in and be a qualified and bonded operator for offshore interests pursuant to the regulations and requirements of the MMS.  Should the Qualified Bidder exercise its right to enter into the Right of First Refusal Agreement, it will become obligated to provide a minimum bid on each lot of $375,000 and in the event no higher bid is received, the Qualified Bidder will be obligated to purchase the Lot for the $375,000 sum escrowed or the Lots for the $750,000 sum escrowed.  Should bid(s) be received that are higher than the $375,000 sums escrowed by the Qualified Bidder, the Qualified Bidder will have the right (but not the obligation) to match the bids and purchase the Lot(s).

d.                                      Completion of Sale:  The Lot(s) will be sold to the highest bidder(s) subject to the exercise by the Qualified Bidder of its Right of First Refusal.  Should the Qualified Bidder choose not to exercise its Right of First Refusal, then the Lot(s) will be sold to the highest bidder(s).  In the event the Qualified Bidder exercises its Right of First Refusal, but then fails to close for any reason, Pioneer will offer the Lot(s) to the highest remaining bidder(s) and close the sale(s) should such bidder(s) agree to purchase the Lots at the price offered during the bidding process, and shall continue such offers to bidders in order to close a sale or sales for the highest available cash price.  If such bidders are unwilling to purchase the Lot(s) at the prices they bid during the auction, or if this liquidation process does not result, for any reason, in a sale of both of the Lots, Pioneer is entitled (at its sole option and its sole discretion) to dispose of the Pioneer Settlement Interests in any manner it sees fit.  In such event, Pioneer will have the absolute right, in its sole discretion, to cancel, extinguish, or otherwise dispose of all or part of such interest(s).  For example, and not by way of limiting Pioneer’s options, Pioneer may withdraw from its participation in and ownership in Brazos Block A-39 pursuant to the terms of the Offshore Operating Agreement governing Brazos Block A-39.  It is further agreed and understood that if any of the Partnership’s assets remain after the sales process for which no buyer can be found, Pioneer will have the absolute right, in its sole discretion, to cancel, extinguish, or otherwise dispose of all or part of such interest(s).  Up until the time of any sale or other disposition of the Partnership’s assets, Pioneer, as managing general partner of the Partnership, shall continue to operate the Partnership’s assets and distribute in the normal course any net proceeds to the Trustee for the benefit of the Trust.

2.                                       Payment of Sales Proceeds and Settlement Proceeds:  Pioneer will tender the proceeds obtained from the sale of both Lots (“Sales Proceeds”) to the Trustee promptly upon receipt by Pioneer.  Upon payment of the Sales Proceeds to the Trustee, the Partnership will be deemed terminated, liquidated, and wound up in all respects.  Within seven (7) business days after the sales auction is held, Defendants will tender the Settlement Proceeds to JPMorgan to be held in escrow at JPMorgan in interest bearing accounts.  Once the Final Agreed Judgment becomes final and non-appealable, but not before, the Settlement Proceeds will be released to the Unit Holders by the Trustee for distribution in accordance with the terms set forth below in paragraph D(4).  The combined sum of the Settlement Proceeds and Sales Proceeds, after they have been released to the Trustee for distribution, is referred to as the “Gross Resolution Proceeds.”

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Should the Final Agreed Judgment be reversed, the Settlement Proceeds (together with accrued interest) will be remitted by JPMorgan to Defendants.

3.                                       Plaintiffs’ Counsel’s Attorney’s Fees:  Plaintiffs’ counsel will seek recovery of attorney’s fees of six million two hundred fifty thousand dollars ($6,250,000.00) and expenses of approximately two million five hundred thousand dollars ($2,500,000.00).  The actual amount awarded will be subject to Court approval.  Should the Court determine that a different amount should be awarded for attorney’s fees and expenses to Plaintiffs’ counsel, such a determination will not constitute grounds for voiding this Settlement Agreement.  The fees and expenses will be paid by the Trustee out of the Gross Resolution Proceeds after (but not before) the Settlement Proceeds are released to the Trust in accordance with paragraph D(4) below.  If the Settlement Proceeds are not released to the Trust from the JPMorgan escrow accounts referred to in D(2) above (for example if the Agreed Final Judgment is reversed on appeal), no attorney’s fees or expenses will be paid to Plaintiffs’ counsel under this Settlement Agreement.

4.                                       Liquidation of Trust and Partnership:  The Trustee will pay Plaintiffs’ counsel’s attorney’s fees and expenses awarded by the Court pursuant to the terms of the Final Agreed Judgment out of the Gross Resolution Proceeds per the paragraph above.  In addition, the Trustee will deduct the reasonable costs incurred subsequent to April 27, 2009 of effecting the sales of the Lots (including without limitation any commission or sales administrative charges) and other fees and expenses relating to the administration of the Trust for which the Trustee is entitled to pay or to receive payment under the Indenture, notwithstanding anything to the contrary provided herein.  The remaining sum, which will include any other ordinary course proceeds received by the Trust (“Net Resolution Proceeds”) will be distributed by check to the Unit Holders, as of the future Record Date as provided below and approved by the Court in the Agreed Final Judgment.  This distribution, which shall take place promptly after, but in no event later than the 30th day following, the Record Date, is referred to as the “Final Distribution.”  Plaintiffs will share in the Final Distribution based solely upon their pro rata beneficial interest in the Trust as of the Record Date.  The Record Date shall be twenty (20) days after the last of the following events to occur: (1) the payment of the Sales Proceeds to the Trustee, or (2) the day this Final Agreed Judgment becomes final and non-appealable, or (3) if appealed, and the appeal does not result in a reversal or modification, the day on which no further appeal or petition for review to a higher court can be taken.  Once the Final Distribution has been made by the Trustee, the Trust will be deemed terminated, liquidated, and wound up in all respects.  Should any Unit Holder’s share of the Final Distribution be retained (for example, as a result of the failure of Unit Holders to accept and/or cash their distribution checks), the retained sums will escheat as provided for under Texas Law.

E.                                      Miscellaneous Terms

1.                                       Dispute Resolution:  The Parties agree that if any dispute arises between the Parties under the Settlement Agreement prior to the date that the Trustee makes the Final Distribution, Grant Cook will serve as the sole arbitrator, and he will resolve any

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such disputes in accordance with the arbitration procedures he believes (in his sole discretion) to be appropriate.  Mr. Cook’s decision will be final and binding; however, Mr. Cook is not empowered to alter any of the express terms of this Settlement Agreement.  This provision, among others, will be included in the Court’s Agreed Final Judgment.  Should any dispute between the Parties arise after the Final Distribution is made by the Trustee, or should Mr. Cook be unable to act as an arbitrator for any dispute arising prior to the Final Distribution, such dispute(s) will be resolved by binding arbitration with a single arbitrator that must be an attorney admitted to practice law in Texas under the administration of the American Arbitration Association pursuant to its Commercial Arbitration Rules.

2.                                       Construction of Agreement: The Parties agree that the terms of this Settlement Agreement were negotiated and reviewed by the Parties and their counsel and that all participated in the drafting.  To that point, the terms of this Settlement Agreement are not to be construed against any of the drafters.

3.                                       Reasonable Cooperation:  The Parties will reasonably cooperate with each other with respect to the preparation of additional settlement documentation (and related materials) necessary to effectuate the completion of this settlement in accordance with the terms set forth in this Settlement Agreement.

4.                                       Final Agreement:  This Settlement Agreement supersedes any prior discussions and/or agreements (whether oral, written or other) including, without limitation, the Term Sheet.  No modifications or amendments will be enforced unless such modifications are in writing signed by the Party to be charged.

5.                                       No Reliance:  The Parties disclaim any reliance upon any representations (or omissions) by any other party, with the exception of Plaintiffs’ representation that neither MOSH Holding, L.P. and Dagger-Spine nor any of their owners, officers, or affiliates have any ownership, direct or indirect, or interest, direct or indirect, in MOSH, LLC.  The Parties and their counsel have had the full and complete opportunity to litigate the issues (and/or related issues) and have agreed to the terms set forth in this Settlement Agreement.  The Parties further disclaim any right to assert any claim for fraudulent inducement (or similar legal theory used to set aside releases) and agree that the releases provided herein are enforceable to the fullest extent permissible under Texas law.

6.                                       Texas Law:  The enforcement, application, and interpretation of this Settlement Agreement is subject to Texas Law without regard to any conflicts of law principles.

Executed by	/s/ William F. Hannes
Printed	William F. Hannes
Date	May 18, 2009

On behalf of Pioneer Natural Resources Company and Pioneer Natural Resources Company USA, Inc., both individually, and as Managing General

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Partner of the Mesa Offshore Royalty Partnership, and as Subject Lessee and/or operator under the Overriding Royalty Conveyance

Executed by	/s/ Timothy M. Roberson
Printed	Timothy M. Roberson
Date	May 18, 2009

On behalf of MOSH Holding, L. P. in its individual capacity, and for the limited purposes set forth herein, on behalf of the Mesa Offshore Trust and its Unit Holders and the Mesa Offshore Royalty Partnership

Executed by	/s/ Loyd W. Powell, Jr.
Printed	Loyd W. Powell, Jr.
Date	May 18, 2009

On behalf of Dagger-Spine Hedgehog Corporation in its individual capacity, and for the limited purposes set forth herein, on behalf of the Mesa Offshore Trust and its Unit Holders and the Mesa Offshore Royalty Partnership

Executed by	/s/ T.J. Foley
Printed	T.J. Foley
Date	May 18, 2009

On behalf of JPMorgan Chase Bank, N.A., as Trustee of the Mesa Offshore Trust and its Unit Holders, as General Partner of the Mesa Offshore Royalty Partnership, and individually

Executed by	/s/ Richard O’Loughlin
Printed	Richard O’Loughlin
Date	May 18, 2009

On behalf of Woodside Energy (USA) Inc.

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Exhibit A-1

This Assignment and Bill of Sale contains provisions requiring one party to be responsible for the negligence, strict liability or other fault of the other party.

Notice of Confidentiality Rights: If you are a natural person, you may remove or strike any of the following information from this instrument before it is filed for record in public records: your social security number or your driver’s license.

ASSIGNMENT AND BILL OF SALE

(West Delta)

OFFSHORE LOUISIANA

PARISH OF PLAQUEMINES	§
§
STATE OF LOUISIANA	§

This Assignment and Bill of Sale (“Assignment”) dated effective as of the      day of                         , 2009, is executed by and between Pioneer Natural Resources USA, Inc., a Delaware corporation (“Pioneer USA”), individually and on behalf of the Mesa Offshore Royalty Partnership (the “Mesa Partnership”) in its capacity of Managing General Partner, with the address of 5205 N. O’Connor Blvd., Suite 900, Irving, Texas 75039-3746, (Pioneer and Mesa Offshore being collectively called the “Assignor”), and

(“Assignee”), hereafter sometimes referred to individually as a “Party”, or collectively as the “Parties”.

I.

Assignor desires to sell and transfer to Assignee the assets described herein further to the bid by Assignee in Sale No. 231 in The Oil & Gas Asset Clearinghouse’s July 8, 2009 auction.[(Insert if Applicable), all pursuant to that certain RIGHT OF FIRST REFUSAL AGREEMENT dated the      day of                , 2009, between Assignor and Assignee.]    The assets include certain interests owned by Pioneer USA and/or certain interests owned by the Mesa Partnership, as specified herein.  The sale and transfer shall occur as of the Effective Time (as defined hereinafter) and the benefits and responsibilities associated with the assets shall be owned and held by Assignee as of and after the Effective Time, as specified herein.  Therefore, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the performance by Assignee of the covenants, agreements, obligations and conditions hereinafter contained, to be kept and performed by Assignee, effective as of July 1, 2009 at 7:00 a.m., (“Effective Time”), Assignor assigns unto Assignee, all of Assignor’s rights, titles and interests, in and to the following described assets, less and except the Excluded Assets (the “Assets”):

An undivided 90% of that certain after payout twelve and one-half percent of six-sixths (12.5% of 6/6ths) overriding royalty interest reserved in that certain Assignment of Operating Rights dated effective May 13, 1998, between Pioneer USA and Basin Exploration, Inc., recorded in C.O.B. 940 at Folio 820 of the records of Plaquemines Parish, Louisiana and in that certain Assignment of Operating Rights dated effective as of April 1, 2004, between Pioneer USA and Stone Energy Corporation, et al., recorded in C.O.B. 1088, at Folio 372 of the records of Plaquemines Parish, Louisiana, covering the oil and gas lease listed on Exhibit “A” (the “Lease”)  (the “Conveyed Overriding Royalty Interest”).

II.

(a) Notwithstanding anything in this Assignment to the contrary, the Assets do not include, and Pioneer USA, individually, hereby reserves and retains unto itself, all of its rights, titles and interests in and to the following: (i) an undivided ten percent (10%) of that certain after payout twelve and one-half percent of six-sixths (12.5% of 6/6ths) overriding royalty interest reserved in that certain Assignment of Operating Rights dated effective May 13, 1998, between Pioneer USA and Basin Exploration, Inc., recorded in C.O.B. 940 at Folio 820 of the records of Plaquemines Parish, Louisiana and in that certain Assignment of Operating Rights dated effective as of April 1, 2004, between Pioneer USA and Stone Energy Corporation, et al., recorded in C.O.B. 1088, at Folio 372 of the records of Plaquemines Parish, Louisiana (the “Retained Overriding Royalty Interest”); and (ii) all rights of reassignment of interest in the Lease as expressly provided for in paragraph 10 of the Basin Farmout (as identified on Exhibit “B” hereto) and all rights of reassignment of interest in the Lease provided for in paragraph 4.9 of the Stone Farmout (as defined in said Exhibit “B”) ( the “Retained Reassignment Rights”); and

(b) notwithstanding anything is this Assignment to the contrary, the Assets do not include, and each Assignor herby reserves and retains unto itself, any and all of such Assignor’s rights, titles and interests in and to the following:  (i) seismic, geologic and geophysical records, information, and interpretations relating to the Assets; (ii) any and all records which consist of previous, contemporaneous or subsequent offers, discussions, or analyses associated with the purchase, sale or exchange of the Assets or any part thereof, proprietary information, personnel information, tax information, information covered by a non-disclosure obligation of a third party and information or documents covered by a legal privilege; (iii) originals or copies of all records, files, contracts and agreements pertaining to the Assets; (iv) all oil and gas produced prior to the Effective Time and the proceeds therefrom pertaining to the Assets; (v) any refund of taxes, costs or expenses borne by Assignor or Assignor’s predecessors in title pertaining to the Assets attributable to the period of time prior to the Effective Time; (vi) any and all proceeds receivable from the settlement or final adjudication of contract disputes with lessors, insurers, co-owners, or operators of the Assets or with assignors, gatherers processors or transporters of hydrocarbons from or attributable to the Assets, including without limitation, settlement of royalty, take-or-pay, pricing or volume adjustments disputes, insofar as said proceeds are attributable to periods

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of time prior to the Effective Time; (vii) all rights of use of Assignor’s or any Affiliate’s name, marks, trade dress or insignia and all of Assignor’s intellectual property; and (viii) all rights and claims of such Assignor against third parties (including rights and claims of such Assignor against the other Assignor), asserted and unasserted, known and unknown, relating to the period prior to the Effective Time relating to the Assets.  The properties described in clauses (i) through (viii) above, together with the Retained Overriding Royalty Interest and the Retained Reassignment Rights, are collectively referred to herein as the “Excluded Assets.”

III.

(a)           Prior Use of Lease.  ASSIGNEE ACKNOWLEDGES AND AGREES THAT: THE LEASE AND REAL PROPERTY HAVE BEEN USED OR MAY HAVE BEEN USED FOR EXPLORATION, DEVELOPMENT, PRODUCTION, STORAGE, TREATMENT, PROCESSING, DISPOSAL, INJECTION AND TRANSPORTATION OF OIL OR GAS AND OTHER SUBSTANCES AND RELATED OIL AND GAS FIELD OPERATIONS.  POLLUTION, SUBSIDENCE, FRACTURES OR PHYSICAL CHANGES IN THE REAL PROPERTY MAY HAVE OCCURRED AS A RESULT OF SUCH USES.  THE LEASE OR THE REAL PROPERTY ALSO MAY INCLUDE BURIED PIPELINES, WASTES AND OTHER EQUIPMENT, WHETHER OR NOT OF A SIMILAR NATURE, THE LOCATIONS OF WHICH MAY BE HIDDEN OR NOT NOW BE KNOWN OR NOT READILY APPARENT BY A PHYSICAL INSPECTION OF THE AFFECTED LEASE OR REAL PROPERTY.  HYDROCARBONS AND OTHER SUBSTANCES, INCLUDING HAZARDOUS SUBSTANCES, MAY HAVE COME TO BE RELEASED OR LOCATED ON OR BENEATH THE SURFACE OF THE LEASE OR THE REAL PROPERTY.

(b)           Limitation and Disclaimer of Representations and Warranties.  ASSIGNEE ACKNOWLEDGES THAT ASSIGNOR HAS NOT MADE, AND ASSIGNOR HEREBY EXPRESSLY DISCLAIMS AND NEGATES, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATING TO THE CONDITION OF ANY WELL, IMMOVABLE PROPERTY, MOVABLE PROPERTY, EQUIPMENT, INVENTORY, MACHINERY, FIXTURES AND PERSONAL PROPERTY SITUATED ON OR CONSTITUTING ANY PART OF THE LEASE (INCLUDING, WITHOUT LIMITATION, (a) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (b) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (c) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (d) ANY RIGHTS OF ASSIGNEE UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, (e) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM REDHIBITORY VICES OR DEFECTS OR OTHER VICES OR DEFECTS, WHETHER KNOWN OR UNKNOWN, (f) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT, (g) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW NOW OR HEREAFTER IN EFFECT, AND (h) ANY IMPLIED OR EXPRESS WARRANTY REGARDING ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS OR SUBSTANCES INTO THE ENVIRONMENT OR THE PRESENCE OF MATERIALS OR SUBSTANCES IN, ON OR UNDER THE LEASE OR REAL PROPERTY OR PROTECTION OF THE ENVIRONMENT OR HEALTH. IN ADDITION, ASSIGNOR

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SPECIFICALLY NEGATES AND MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA, INTERPRETATIVE INFORMATION, REPORTS, RECORDS, PROJECTIONS, INFORMATION OR MATERIALS NOW, HERETOFORE OR HEREAFTER FURNISHED OR MADE AVAILABLE TO ASSIGNEE IN CONNECTION WITH THIS ASSIGNMENT, THE ASSETS OR THE CONTEMPLATED TRANSACTIONS, INCLUDING, WITHOUT LIMITATION, ANY DESCRIPTION OF THE ASSETS, PRICING ASSUMPTIONS, OR QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE ASSETS OR THE ABILITY OR POTENTIAL OF THE LEASE TO PRODUCE HYDROCARBONS OR THE ENVIRONMENTAL CONDITION OF THE LEASE OR PROPERTY OR ANY OTHER MATTERS CONTAINED IN CONFIDENTIAL INFORMATION OR ANY OTHER MATERIALS FURNISHED OR MADE AVAILABLE TO ASSIGNEE BY ASSIGNOR OR BY ASSIGNOR’S REPRESENTATIVES (DEFINED BELOW).  ANY AND ALL SUCH DATA, RECORDS, REPORTS, PROJECTIONS, INFORMATION AND OTHER MATERIALS FURNISHED BY ASSIGNOR OR BY ASSIGNOR’S REPRESENTATIVES OR OTHERWISE MADE AVAILABLE TO ASSIGNEE OR ASSIGNEE’S REPRESENTATIVES OR ASSIGNEE’S AFFILIATES ARE PROVIDED AS A CONVENIENCE, AND SHALL NOT CREATE OR GIVE RISE TO ANY LIABILITY OF OR AGAINST ASSIGNOR, ASSIGNOR’S AFFILIATES OR THEIR RESPECTIVE REPRESENTATIVES.  ANY RELIANCE ON OR USE OF THE SAME SHALL BE AT ASSIGNEE’S (AND ITS SUCCESSORS AND ASSIGNS’) SOLE RISK.

For purposes of Articles III and Article IV of this Assignment, “Real Property”, “Real Properties”, “REAL PROPERTY” or “REAL PROPERTIES” mean the real property or properties, surface and subsurface, in which and on which the Assets, or any portion thereof, are located, operated, pertain, or relate and includes the land, if any, described or referred to in Exhibit “A”.

IV.

(a)   Claims/Laws/Affiliates Defined.  As used in this Assignment, “Claims”  or “CLAIMS” shall include costs, expenses, obligations, claims, demands, lawsuits, causes of action, liabilities, damages, fines, penalties and judgments of any kind or character, whether matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown, and all costs, expenses and fees (including without limitation, interest, attorneys’ fees, costs of experts, court costs, arbitration costs and costs of investigation) incurred in connection therewith, including, but not limited to claims arising from or directly or indirectly related to personal or bodily injury, death, property damage or loss, environmental damage or the remediation thereof, contract, royalty, and suspense obligations attributable or relating in any way to the Assets.  “Laws” means laws, statutes, ordinances, permits, decrees, orders, judgments, rules or regulations which are promulgated, issued or enacted by a governmental entity (whether federal, state or local) or tribal authority having appropriate jurisdiction. “Affiliate” or “Affiliates” means, as to any entity, corporation, partnership, company or person, each other entity, corporation, partnership, company or person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such entity, corporation, partnership, company or person.

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(b)           (i) IT IS THE EXPRESS INTENT AND AGREEMENT OF ASSIGNOR AND ASSIGNEE THAT ASSIGNEE SHALL ACCEPT THE ASSETS IN THEIR “AS IS” AND “WHERE IS” CONDITION, SUBJECT TO AND WITH ANY AND ALL FAULTS, DEFECTS, DEFICIENCIES, IRREGULARITIES AND CLAIMS RELATED OR ATTRIBUTABLE IN ANY MANNER THERETO, INCLUDING, WITHOUT LIMITATION, TITLE DEFECTS, LEASE TERMINATION, ENVIRONMENTAL DEFECTS, CESSATIONS IN PRODUCTION OR ANY OTHER MATTER AFFECTING IN ANY RESPECT THE TITLE OR PHYSICAL CONDITION OF, OR THE RIGHT TO OWN, USE, OPERATE, POSSESS, DEVELOP OR ENJOY, THE ASSETS, WHETHER KNOWN OR UNKNOWN, LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, DIRECT OR INDIRECT.

(ii) WITHOUT FURTHER ACTION OR DOCUMENTATION, ASSIGNEE, ITS SUCCESSORS AND ASSIGNS HEREBY, (1) ASSUMES, SHALL BE RESPONSIBLE FOR AND SHALL COMPLY WITH ALL DUTIES AND OBLIGATIONS, EXPRESS OR IMPLIED, ARISING AT ANY TIME WITH RESPECT TO THE ASSETS, WHETHER ARISING BEFORE, ON OR AFTER THE EFFECTIVE TIME, INCLUDING, WITHOUT LIMITATION (I) THOSE ARISING UNDER OR BY VIRTUE OF ANY RELATED AGREEMENT, LEASE, CONTRACT, AGREEMENT, DOCUMENT, PERMIT, LAW, STATUTE, RULE, REGULATION OR ORDER OF ANY GOVERNMENTAL AUTHORITY OR COURT (SPECIFICALLY INCLUDING, WITHOUT LIMITATION, ANY GOVERNMENTAL REQUEST OR (II) CLAIMS IN CONNECTION WITH THE MISPAYMENT OF THE CONVEYED OVERRIDING ROYALTY INTEREST;

(iii)    FURTHER, WITHOUT FURTHER DOCUMENTATION AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING ASSIGNEE, ITS SUCCESSORS AND ASSIGNS, SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS ASSIGNOR, ASSIGNOR’S AFFILIATES AND THEIR RESPECTIVE REPRESENTATIVES FROM ANY AND ALL CLAIMS ARISING AT ANY TIME ON OR AFTER THE EFFECTIVE TIME MADE BY ANY PERSON AND ARISING OUT OF OR RESULTING FROM:

(1)           THE REVIEW, INSPECTION AND ASSESSMENT OF THE ASSETS OR THE REAL PROPERTY;

(2)           THE OWNERSHIP OR OPERATION OF THE ASSETS OR THE REAL PROPERTY;

(3)           RIGHTS AND OBLIGATIONS OF THE PARTIES OR THIRD PARTIES UNDER THE RELATED AGREEMENTS;

(4)           FAILURE BY THIRD PARTIES TO APPROVE OR CONSENT TO ANY ASPECT OF THE TRANSACTION CONTEMPLATED IN THIS ASSIGNMENT

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OR THE SALE OR TRANSFER OF THE ASSETS OR ANY PORTION THEREOF;

(5)           GAS IMBALANCES AND PAYMENTS, ROYALTIES OR DISBURSEMENTS PAYABLE TO THIRD PARTIES RELATING TO THE ASSETS;

(6)           INABILITY OR FAILURE TO OBTAIN THE TRANSFER OF A PERMIT OR AUTHORIZATION OR THE INABILITY TO OBTAIN A PERMIT OR AUTHORIZATION RELATING TO THE ASSETS.

(c)           ASSIGNEE’S RELEASE OF ASSIGNOR.  WITHOUT FURTHER ACTION OR DOCUMENTATION, ASSIGNEE RELEASES AND DISCHARGES, TO THE MAXIMUM EXTENT ALLOWED BY LAW (BUT NO FURTHER), ASSIGNOR AND ASSIGNOR’S AFFILIATES AND THEIR RESPECTIVE, SUCCESSORS AND ASSIGNS AND REPRESENTATIVES FROM ALL CLAIMS RELATING IN ANY WAY TO THE ASSETS, THE REAL PROPERTY OR THE TRANSACTIONS CONTEMPLATED BY THIS ASSIGNMENT, REGARDLESS OF WHEN OR HOW THE CLAIMS AROSE OR ARISE, OR WHETHER THE CLAIMS WERE FORESEEABLE OR UNFORESEEABLE. ASSIGNEE’S RELEASE OF ASSIGNOR AND ITS AFFILIATES AND THEIR RESPECTIVE REPRESENTATIVES, SUCCESSORS AND ASSIGNS, INCLUDES CLAIMS RESULTING IN ANY WAY FROM THE NEGLIGENCE OR STRICT LIABILITY OF ASSIGNOR AND ITS AFFILIATES AND THEIR RESPECTIVE REPRESENTATIVES, SUCCESSORS AND ASSIGNS, WHETHER THE NEGLIGENCE OR STRICT LIABILITY IS ACTIVE, PASSIVE, JOINT, CONCURRENT, OR SOLE. THERE ARE NO EXCEPTIONS TO ASSIGNEE’S RELEASE OF ASSIGNOR AND ITS AFFILIATES AND THEIR RESPECTIVE REPRESENTATIVES, SUCCESSORS AND ASSIGNS, AND THIS RELEASE IS BINDING ON ASSIGNEE AND ITS SUCCESSORS AND ASSIGNS. WITHOUT LIMITING THE FOREGOING, THIS RELEASE EXPRESSLY COVERS AND INCLUDES ANY AND ALL CLAIMS RELATING IN ANY WAY TO THE CLAIMS THAT WERE ASSERTED, OR THAT COULD HAVE BEEN ASSERTED, WHETHER KNOWN OR UNKNOWN, IN THE CASE STYLED MOSH HOLDING, L.P. V. PIONEER NATURAL RESOURCES COMPANY; PIONEER NATURAL RESOURCES USA, INC.; WOODSIDE ENERGY (USA), INC.; AND JPMORGAN CHASE BANK, N.A., AS TRUSTEE OF THE MESA OFFSHORE TRUST; CAUSE NO. 2006-01984; IN THE 334TH JUDICIAL DISTRICT COURT OF HARRIS COUNTY, TEXAS. ASSIGNEE EXPRESSLY WARRANTS AND REPRESENTS AND DOES HEREBY STATE AND REPRESENT THAT NO PROMISE OR AGREEMENT WHICH IS NOT HEREIN EXPRESSED HAS BEEN MADE TO ASSIGNEE IN EXECUTING THIS ASSIGNMENT OR AGREEING TO THIS RELEASE AND THAT ASSIGNEE IS NOT RELYING UPON ANY STATEMENT OR REPRESENTATION OF ASSIGNOR OR ANY AFFILIATE OF ASSIGNOR OR ANY OF THEIR RESPECTIVE REPRESENTATIVES. ASSIGNEE HAS BEEN REPRESENTED BY LEGAL COUNSEL AND SAID COUNSEL HAS READ AND EXPLAINED TO ASSIGNEE THE ENTIRE

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CONTENTS OF THIS ASSIGNMENT AND THIS RELEASE AND EXPLAINED THE LEGAL CONSEQUENCES THEREOF.

(d)           Inducement to Assignor.  Assignee acknowledges that it evaluated its obligations under this Article IV and understands its assumption of these obligations is a material inducement to Assignor to enter into this Assignment.

(e)           Inurement. This Assignment is made subject to governmental and regulatory agency laws, rules and regulations and subject to all the terms and the express and implied covenants and conditions of the Lease described in said Exhibit “A”.  Further, the terms, covenants, indemnities, releases, requirements, obligations and conditions of this Assignment shall be binding upon and shall inure to the benefit of the Assignor and the Assignee and their respective successors and assigns, and such terms, covenants, indemnities, releases, requirements, obligations and conditions of this Assignment are effective as stated, shall be covenants running with the lands and the leasehold estates herein assigned and with each transfer or assignment of said lands and leasehold estates, whether or not the terms, covenants, indemnities, releases, requirements, obligations and conditions of this Assignment are memorialized in future assignments or other instruments. No future action, agreement or assignment pertaining, all or in part, to this Assignment, the Assets or any rights thereto or thereunder by Assignee or any of its successors or assigns shall relieve Assignee or any of its successors or assigns of any responsibility or liability for the performance of Assignee’s obligations under this Assignment unless expressly agreed to in writing by an authorized officer of Assignor.

(f)            BENEFIT OF INDEMNITIES AND RELEASES.            THE BENEFIT OF THE INDEMNITIES AND RELEASES PROVIDED IN THIS ASSIGNMENT BY ASSIGNEE, ITS SUCCESSORS AND ASSIGNS, TO ASSIGNOR SHALL EXTEND TO ASSIGNOR AND ITS CORPORATE PARENT, SUBSIDIARIES, PARTNERS AND AFFILIATES AND TO ANY PERSON WHO AT ANY TIME HAS SERVED OR IS SERVING AS A DIRECTOR, OFFICER, TRUSTEE, EMPLOYEE, CONSULTANT (INCLUDING, BUT NOT LIMITED TO THE OIL & GAS ASSET CLEARINGHOUSE AND ITS RESPECTIVE PARTNERS OR AFFILIATED ENTITIES AND THEIR RESPECTIVE DIRECTORS, OFFICERS AND EMPLOYEES) OR AGENT OF ANY OF THE FOREGOING (EACH A “REPRESENTATIVE” AND ANY TWO OR MORE BEING “REPRESENTATIVES”), AND EACH OF THEIR RESPECTIVE HEIRS, EXECUTORS, SUCCESSORS AND ASSIGNS, AND SHALL APPLY TO ALL CLAIMS SUBJECT TO INDEMNITY HEREUNDER, INCLUDING, TO THE MAXIMUM EXTENT ALLOWED BY LAW (AND NO FURTHER), THOSE BASED ON NEGLIGENCE OF ANY NATURE, INCLUDING SOLE NEGLIGENCE, SIMPLE NEGLIGENCE, CONCURRENT NEGLIGENCE, ACTIVE NEGLIGENCE, PASSIVE NEGLIGENCE, STRICT LIABILITY OR FAULT OF ASSIGNOR (OR ANY OTHER INDEMNIFIED PARTY OR REPRESENTATIVE) OR ANY OTHER THEORY OF LIABILITY OR FAULT, WHETHER OF LAW (WHETHER COMMON OR STATUTORY) OR IN EQUITY.

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V.

Disclaimer of Warranties. ASSIGNOR MAKES NO, AND EXPRESSLY DISCLAIMS ANY, WARRANTY OF TITLE, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION RIGHTS TO RETURN OF ANY CONSIDERATION OR PURCHASE PRICE.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ALL IMPLIED COVENANTS AND WARRANTIES ARISING FROM THE USE OF THE WORDS “GRANTS,” “BARGAINS,” “ASSIGNS” AND “CONVEYS” ARE HEREBY EXPRESSLY DISCLAIMED AND NEGATED. THIS ASSIGNMENT IS MADE WITHOUT ANY EXPRESS, IMPLIED, STATUTORY OR OTHER WARRANTY OR REPRESENTATION WHATSOEVER, INCLUDING, WITHOUT LIMITATION, WARRANTY OF TITLE.

VI.

(a)           Governing Law.  This Assignment executed in accordance herewith shall be governed by and interpreted in accordance with the laws of the State of Texas, without regard to conflict of law rules that would direct application of the laws of another jurisdiction, except to the extent that it is mandatory that the law of the jurisdiction wherein the Assets are located shall apply.

(b)           Captions.  The captions in this Assignment are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Assignment.

(c)           WAIVER OF CONSUMER RIGHTS/DTPA WAIVER.  TO THE EXTENT THE PROVISIONS ARE APPLICABLE TO THE ASSETS OR ANY PORTION THEREOF, ASSIGNEE HEREBY VOLUNTARILY WAIVES THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES ACT (DTPA), CHAPTER 17, SUBCHAPTER E, SECTIONS 17.41 THROUGH 17.63, INCLUSIVE (OTHER THAN SECTION 17.555, WHICH IS NOT WAIVED), TEX. BUS. & COM. CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS.  IN ORDER TO EVIDENCE ITS ABILITY TO GRANT SUCH WAIVER, ASSIGNEE HEREBY REPRESENTS AND WARRANTS TO ASSIGNOR THAT IT (i) IS IN THE BUSINESS OF SEEKING OR ACQUIRING, BY PURCHASE OR LEASE, GOODS OR SERVICES FOR COMMERCIAL OR BUSINESS USE; (ii) HAS CONSULTED WITH AN ATTORNEY OF ASSIGNEE’S OWN CHOOSING; (iii) HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL, BUSINESS AND OIL AND GAS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED HEREBY; (iv) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION; AND (v) UNDERSTANDS THAT THIS WAIVER IS A MATERIAL AND INTEGRAL PART OF THIS ASSIGNMENT AND THE CONSIDERATION THEREOF.  IN ADDITION, ASSIGNEE WAIVES ITS RIGHTS UNDER ALL OTHER CONSUMER PROTECTION STATUTES OF TEXAS OR ANY OTHER STATE APPLICABLE TO THIS TRANSACTION THAT MAY BE WAIVED. ASSIGNEE EXPRESSLY RECOGNIZES THAT THE PURCHASE PRICE FOR WHICH ASSIGNOR HAS AGREED TO PERFORM ITS OBLIGATIONS UNDER THIS ASSIGNMENT HAS BEEN PREDICATED UPON THE INAPPLICABILITY OF THE DTPA AND THE WAIVER

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OF ASSIGNEE OF ITS RIGHTS UNDER CONSUMER PROTECTION STATUTES AND ASSIGNEE FURTHER RECOGNIZES THAT ASSIGNOR IN DETERMINING TO PROCEED WITH THE ENTERING INTO OF THIS ASSIGNMENT, HAS EXPRESSLY RELIED ON THIS WAIVER AND THE INAPPLICABILITY OF THE DTPA AND THE CONSUMER PROTECTION STATUTES.

(d)           No Sale of Fractional Undivided Interests.  Assignee is Accredited Investor.  Assignee has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Assets; it is acquiring the Assets for its own account for investment and not with a view to or for the subdivision, resale, distribution or fractionalization thereof; it has no contract, undertaking, or arrangement with any person to sell, transfer or pledge to any person the Assets and it has no present plans to enter into any such contract, undertaking, agreement or arrangement; it understands that the Assets may not have been and will not be registered under the Securities Act of 1933, as amended (the “Act”), or under any state securities laws, and that transferability and sale of the Assets may be restricted without registration under the Act and applicable state securities laws, or an exemption therefrom.  Assignee is an “accredited investor” as that item is defined in Regulation D promulgated under the Act.

(e)           Severability.   The provisions of this Assignment are severable.  If a court of competent jurisdiction finds any part of this Assignment to be void, invalid, or otherwise unenforceable (except for the release, waiver, defense and indemnity provisions), such holding will not affect other portions that can be given effect without the invalid or void portion.

 (f)           Related Agreements.  Unless specifically provided otherwise in this Assignment, the sale of the Assets is made subject to all of the contracts and agreements identified on Exhibit “B” (the “Related Agreements”).

(g)           Ejusdem Generis  The word “includes” and “including” and their syntactical variants mean “includes, but not limited to” and its corresponding syntactical variants.  The rule of ejusdem generis may not be invoked to restrict or limit the scope of the general term or phrase followed or proceeded by an enumeration of particular examples.

(h)           No Ratification.  Recitation of or reference to any agreement or other instrument in this Assignment, including its exhibits, does not operate to ratify, confirm, revise, or reinstate the agreement or instrument if it has previously lapsed or expired.

(i)            Not to be Construed Against Drafter.  Assignor and Assignee acknowledge that they have read this Assignment, have had the opportunity to review it with an attorney of their respective choice, and have agreed to all its terms.  Under these circumstances, Assignee and Assignor agree that the rule of construction that a contract be construed against the drafter shall not be applied in interpreting this Assignment and that in the event of any ambiguity in any of the terms or conditions of this Assignment, including any exhibits hereto and whether or not placed of record, such ambiguity shall not be construed for or against any party hereto on the basis that such party did or did not author the same.

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(j)            Waiver of Jury Trial.  ASSIGNOR AND ASSIGNEE DO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING BASED UPON, ARISING OUT OF OR RELATING TO THIS ASSIGNMENT THE RIGHTS AND OBLIGATIONS UNDER THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(k)           Express Negligence Rule; Conspicuousness.  ASSIGNEE ACKNOWLEDGES THAT THE PROVISIONS IN THIS ASSIGNMENT THAT ARE SET OUT IN ITALICS, IN BOLD, UNDERLINE OR CAPITALS (OR ANY COMBINATION THEREOF) SATISFY THE REQUIREMENTS FOR THE EXPRESS NEGLIGENCE RULE AND/OR ARE CONSPICUOUS.

(l)            Counterparts.  This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(m)          Compliance with Laws.  Assignee will comply with all rules, laws, regulations and statutes applicable to Assignee’s ownership of the Assets.

(n)           References.           References herein to the singular includes the plural, and vice versa. Reference to any Exhibit means an Exhibit to this ASSIGNMENT, all of which are incorporated into and made a part of this ASSIGNMENT. Unless expressly provided to the contrary, “hereunder”, “hereof”, “herein” and words of similar import are references to this ASSIGNMENT as a whole and not any particular Article, Section or other provision of this ASSIGNMENT.

(o)         Waiver of Louisiana Rights in Redhibition.    ASSIGNEE EXPRESSLY WAIVES THE WARRANTY OF FITNESS FOR INTENDED PURPOSES OR GUARANTEE AGAINST HIDDEN OR LATENT REDHIBITORY VICES UNDER LOUISIANA LAW, INCLUDING LOUISIANA CIVIL CODE ARTICLES 2520 (1870) THROUGH 2548 (1870), AND THE WARRANTY IMPOSED BY LOUISIANA CIVIL CODE ARTICLE 2476; WAIVES ALL RIGHTS IN REDHIBITION PURSUANT TO LOUISIANA CIVIL CODE ARTICLE 2520, ET SEQ., (INCLUDING ANY AMENDMENTS OR REVISIONS OF THE FOREGOING), ACKNOWLEDGES THAT THIS EXPRESS WAIVER SHALL BE CONSIDERED A MATERIAL AND INTEGRAL PART OF THIS SALE AND THE CONSIDERATION THEREOF; AND ACKNOWLEDGES THAT THIS WAIVER HAS BEEN BROUGHT TO THE ATTENTION OF THE ASSIGNEE AND EXPLAINED IN DETAIL AND THAT ASSIGNEE HAS VOLUNTARILY AND KNOWINGLY CONSENTED TO THIS WAIVER OF WARRANTY OF FITNESS AND/OR WARRANTY AGAINST REDHIBITORY  VICES AND DEFECTS FOR THE ASSETS, TO THE EXTENT THE ASSETS ARE LOCATED IN OR ADJACENT TO LOUISIANA.

(p)           Proceeds and Expenses.  Except as otherwise provided herein, all proceeds, receipts and credits and all income attributable to the Assets for all periods on or before the Effective Time shall belong to Assignor and all proceeds, receipts and credits and all income

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attributable to the Assets for all periods after the Effective Time shall belong to Assignee. Except as otherwise provided herein, all costs and expenses relating to the Assets and attributable to the periods prior to the Effective Time shall be the responsibility of Assignor and all costs and expenses relating to the Assets and attributable to the periods on and after the Effective Time shall be the responsibility of Assignee. Assignor may, but is not obligated to, send out a Final Settlement Statement to account for the items in this paragraph and the parties shall utilize reasonable efforts to reach agreement on such matters. There shall be no interest or penalties due from or owed to Assignor or Assignee arising from this paragraph or under the Final Settlement Statement. If Assignor sends an invoice to Assignee pursuant to a Final Settlement Statement, Assignee shall pay such invoice within ten (10) days of receipt.

(q)           Other Instruments.        A copy of this Assignment may be filed with the U.S. Department of the Interior, Minerals Management Service. Assignee represents and warrants that it is qualified to own the Assets in accordance with applicable Laws. The Bidder/Buyer Terms and Conditions and Qualified Bidder Registration of The Oil & Gas Asset Clearinghouse are also binding on Assignee with respect to the Assets and are not merged into or with this Assignment.

(r)            Binding Effect.        Subject to the terms herein, this Assignment is binding upon and shall inure to the benefit of the successors and assigns of the Parties hereto, however, Assignee shall remain responsible for the performance of its obligations hereunder along with its successors and assigns and subsequent assignees.

TO HAVE AND TO HOLD the Assets unto Assignee, its successors and assigns, subject to the terms, covenants and conditions hereinabove set forth.

EXECUTED in the presence of the undersigned witnesses on the dates indicated below in the acknowledgments of each signatory to be effective in all respects as of the Effective Time.

[REMAINDER OF PAGE LEFT BLANK]

ASSIGNOR:
WITNESSES:	Pioneer Natural Resources USA, Inc., individually

Print Name:	By:
William F. Hannes
Executive Vice President
Print Name:	Business Development

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ASSIGNOR:
WITNESSES:	Mesa Offshore Royalty Partnership
By: Pioneer Natural Resources USA, Inc., in its capacity as
Managing General Partner
Print Name:

By:
William F. Hannes
Print Name:	Executive Vice President
Business Development

ACKNOWLEDGMENT

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the          day of             , 2009, by                             as                              , of Pioneer Natural Resources (USA), Inc., a Delaware corporation, on behalf of said corporation.

I have hereunto set my hand and official seal this        day of             , 2009.

Notary Public, State of Texas
My Commission expires on

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ACKNOWLEDGMENT

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the          day of             , 2009, by                            as                               , of Pioneer Natural Resources (USA), Inc., as Managing General Partner of the Mesa Offshore Royalty Partnership, a Texas general partnership, on behalf of the general partnership.

I have hereunto set my hand and official seal this        day of             , 2009.

Notary Public, State of Texas
My Commission expires on

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SIGNATURE PAGE OF ASSIGNEE

ASSIGNEE:
WITNESSES:

Print Name:

Print Name:	By:
Name:
Title:

ACKNOWLEDGMENT

STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on the        day of             , 2009,                               , as                               , of a                          corporation, on behalf of said corporation.

I have hereunto set my hand and official seal this        day of               , 2009.

Notary Public, State of Texas
My Commission expires on

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EXHIBIT “A”

Attached to and made a part of that certain Assignment and Bill of Sale dated effective             , 2009

Oil and Gas Lease bearing Serial No. OCS-G 3186, effective July 1, 1975, by and between the United States of America, as Lessor, and Mesa Petroleum Co., as Lessee, covering all of Block 61, West Delta Area, as shown on OCS Leasing Map, Louisiana, Map, No. 8, containing 5,000 acres, more or less.

EXHIBIT “B”

Attached to and made a part of that certain Assignment and Bill of Sale dated effective             , 2009

Farmout Agreement dated February 1, 1998, by and between Pioneer Natural Resources USA, Inc., as Farmor and Basin Exploration, Inc., as Farmee, as amended, and associated assignments or conveyances (the “Basin Farmout”).

Letter Agreement from Stone Energy Corporation dated June 27, 2002, agreed to and accepted by Pioneer Natural Resources USA, Inc. dated July 2, 2002, evidencing an Amendment To Farmout Agreement dated February 1, 1998, by and between Pioneer Natural Resources USA, Inc., as Farmor and Basin Exploration, Inc., as Farmee, and associated assignments or conveyances.

Farmout Agreement made effective July 1, 2003, by and between Pioneer Natural Resources USA, Inc., as Farmor and Stone Energy Corporation, as Farmee, as amended, and associated assignments or conveyances (the “Stone Farmout”).

Assignment of Operating Rights dated effective May 13, 1998, between Pioneer USA and Basin Exploration, Inc., recorded in C.O.B. 940 at Folio 820 of the records of Plaquemines Parish, Louisiana, to the extent and only to the extent same pertain to the Conveyed Overriding Royalty Interest.

Assignment of Operating Rights dated effective as of April 1, 2004, between Pioneer USA and Stone Energy Corporation, et al., recorded in C.O.B. 1088, at Folio 372 of the records of Plaquemines Parish, Louisiana, to the extent and only to the extent same pertain to the Conveyed Overriding Royalty Interest.

Exhibit A-2

This Assignment and Bill of Sale contains provisions requiring one party to be responsible for the negligence, strict liability or other fault of the other party.

Notice of Confidentiality Rights: If you are a natural person, you may remove or strike any of the following information from this instrument before it is filed for record in public records: your social security number or your driver’s license.

ASSIGNMENT AND BILL OF SALE

(Brazos A-39)

OFFSHORE TEXAS

COUNTY OF MATAGORDA	§
§
STATE OF TEXAS	§

This Assignment and Bill of Sale (“Assignment”) dated effective as of the      day of                       , 2009, is executed by and between Pioneer Natural Resources USA, Inc., a Delaware corporation (“Pioneer USA”), individually and on behalf of the Mesa Offshore Royalty Partnership (the “Mesa Partnership”) in its capacity of Managing General Partner, with the address of 5205 N. O’Connor Blvd., Suite 900, Irving, Texas 75039-3746, (Pioneer and Mesa Offshore being collectively called the “Assignor”), and

(“Assignee”), hereafter sometimes referred to individually as a “Party”, or collectively as the “Parties”.

I.

Assignor desires to sell and transfer to Assignee the assets described herein further to the bid by Assignee in Sale No. 231 in The Oil & Gas Asset Clearinghouse’s July 8, 2009 auction.  The assets include certain contractual rights, working interests, record title interests, operating rights and/or overriding royalty interests owned by Pioneer USA and certain interests owned by Mesa Offshore, as specified herein.  The sale and transfer is made, however, reserving to Assignor certain rights and claims relating to the period prior to the Effective Time, as specified herein.  Therefore, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the performance by Assignee of the covenants, agreements, obligations and conditions hereinafter contained, to be kept and performed by Assignee, effective as of July 1, 2009 at 7:00 a.m., (“Effective Time”), Assignor assigns unto Assignee, all of Assignor’s rights, titles and interests, in and to the following described assets, less and except the Excluded Assets (the “Assets”):

(a)           The oil and gas lease listed on Exhibit “A”, including, without limitation, contractual rights, working interests, record title interests, operating rights and/or overriding royalty interests (the “Lease”) and the lands covered, as of the Effective Time, by the Lease and or block listed on Exhibit “A” (hereinafter referred to as the “Lands”), said Lease and Lands, together with Assignor’s interest in any pooled, communitized or unitized acreage with the Lands and Lease, comprise the “Subject Properties”;

(b)           To the extent located on the Lands or attributable or allocable to the Subject Properties:  (1) all wells, including, without limitation, all oil, gas, injection, disposal and water wells, whether active, idle, plugged or unplugged and whether abandoned or not (“Wells”), and well equipment (surface and subsurface), all materials, fixtures, platforms, facilities, pumps, equipment, electrical distribution systems, flowlines, gathering pipelines, gas facilities, gathering systems, storage, distribution, treating, processing and disposal facilities and tanks, tools, compressors, and all other real or tangible personal property and fixtures which are located in, on or under the Subject Properties and used in connection with the production, disposal, gathering, storing, measuring, compression, injection, treating, operating, maintaining, marketing or transportation of production and substances from the Subject Properties and Wells, and all other improvements located on the Lands and which were acquired for or are used in connection with the operation of the Subject Properties (the “Equipment”), but specifically excluding portable tools, inventory, boats and vehicles not used exclusively on or exclusively appurtenant to the Subject Properties or the Wells, and personal property temporarily located on the Subject Properties; (2) all oil, gas, mineral and other hydrocarbon substances produced on or after the Effective Time; (3) all contracts and agreements insofar as they relate to the Subject Properties, Wells and Equipment (but subject to all limitations of assignability or transferability by Assignor and subject to the rights of third parties), including, without limitation, all contracts and agreements identified on Exhibit “B” hereto, and all orders, unit orders, leases, deeds, unitization agreements, pooling agreements, operating agreements, division of interest statements, participation agreements, license agreements, farmin and farmout agreements, oil and gas leases, assignments, compression and/or processing agreements, and oil and gas sales, purchase,  transportation, gathering and processing contracts, pipeline crossing non-objection agreements, and boarding agreements; (4) easements, rights-of-way, licenses, authorizations, permits and similar rights and interests, limited by and subject to the rights of third parties and regulatory agencies;  and (5) all files in the data room for auction Sale No. 231 conducted by The Oil & Gas Asset Clearinghouse on July 8, 2009, 2009 with respect to the Subject Properties (the “Records”), and with all the files described in this subsection I (b)(5) being limited by and subject to the rights of third parties and applicable Related Agreements (as defined hereafter) and limitations on transfer contained therein.

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II.

Excluded Assets.         Notwithstanding anything in this Assignment to the contrary, the Assets do not include and Assignee agrees and acknowledges that Assignor has reserved and retained from the Assets and each Assignor hereby reserves and retains unto itself, any and all of such Assignor’s rights, titles and interests in and to the following (collectively, the “Excluded Assets”): (i) seismic, geologic and geophysical records, information, and interpretations relating to the Assets; (ii) any and all records which consist of previous, contemporaneous or subsequent offers, discussions, or analyses associated with the purchase, sale or exchange of the Assets or any part thereof, proprietary information, personnel information, tax information, information covered by a non-disclosure obligation of a third party and information or documents covered by a legal privilege; (iii) originals or copies of Records retained by Assignor; (iv) boats, trucks, communication equipment,  computers and related switching equipment and software; (v) all oil and gas produced prior to the Effective Time and the proceeds therefrom; (vi) any refund of taxes, costs or expenses borne by Assignor or Assignor’s predecessors in title attributable to the period of time prior to the Effective Time; (vii) any and all proceeds receivable from the settlement or final adjudication of contract disputes with lessors, insurers, co-owners, or operators of the Assets or with assignors, gatherers processors or transporters of hydrocarbons from or attributable to the Assets, including without limitation, settlement of royalty, take-or-pay, pricing or volume adjustments disputes, insofar as said proceeds are attributable to periods of time prior to the Effective Time; (viii) all rights of use of Assignor’s or any Affiliate’s name, marks, trade dress or insignia and all of Assignor’s intellectual property; (ix) all rights and claims of such Assignor against third parties (including rights and claims of such Assignor against the other Assignor), asserted and unasserted, known and unknown, relating to the period prior to the Effective Time relating to the Assets.

III.

(a)           Prior Use of Assets.  ASSIGNEE ACKNOWLEDGES AND AGREES THAT: THE ASSETS AND REAL PROPERTY HAVE BEEN USED OR MAY HAVE BEEN USED FOR EXPLORATION, DEVELOPMENT, PRODUCTION, STORAGE, TREATMENT, PROCESSING, DISPOSAL, INJECTION AND TRANSPORTATION OF OIL OR GAS AND OTHER SUBSTANCES AND RELATED OIL AND GAS FIELD OPERATIONS.  POLLUTION, SUBSIDENCE, FRACTURES OR PHYSICAL CHANGES IN THE REAL PROPERTY MAY HAVE OCCURRED AS A RESULT OF SUCH USES.  THE ASSETS OR THE REAL PROPERTY ALSO MAY INCLUDE BURIED PIPELINES, WASTES AND OTHER EQUIPMENT, WHETHER OR NOT OF A SIMILAR NATURE, THE LOCATIONS OF WHICH MAY BE HIDDEN OR NOT NOW BE KNOWN OR NOT READILY APPARENT BY A PHYSICAL INSPECTION OF THE AFFECTED ASSETS OR REAL PROPERTY.  HYDROCARBONS AND OTHER SUBSTANCES, INCLUDING HAZARDOUS SUBSTANCES, MAY HAVE COME TO BE RELEASED OR LOCATED ON OR BENEATH THE SURFACE OF THE ASSETS OR THE REAL PROPERTY.

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(b)           Limitation and Disclaimer of Representations and Warranties.  ASSIGNEE ACKNOWLEDGES THAT ASSIGNOR HAS NOT MADE, AND ASSIGNOR HEREBY EXPRESSLY DISCLAIMS AND NEGATES, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATING TO THE CONDITION OF ANY WELL, IMMOVABLE PROPERTY, MOVABLE PROPERTY, EQUIPMENT, INVENTORY, MACHINERY, FIXTURES AND PERSONAL PROPERTY CONSTITUTING ANY PART OF THE ASSETS (INCLUDING, WITHOUT LIMITATION, (a) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (b) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (c) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (d) ANY RIGHTS OF ASSIGNEE UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, (e) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM REDHIBITORY VICES OR DEFECTS OR OTHER VICES OR DEFECTS, WHETHER KNOWN OR UNKNOWN, (f) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT, (g) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW NOW OR HEREAFTER IN EFFECT, AND (h) ANY IMPLIED OR EXPRESS WARRANTY REGARDING ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS OR SUBSTANCES INTO THE ENVIRONMENT OR THE PRESENCE OF MATERIALS OR SUBSTANCES IN, ON OR UNDER THE SUBJECT PROPERTIES OR REAL PROPERTY OR PROTECTION OF THE ENVIRONMENT OR HEALTH; IT BEING THE EXPRESS INTENTION OF ASSIGNEE AND ASSIGNOR THAT THE WELLS, IMMOVABLE PROPERTY, MOVABLE PROPERTY, EQUIPMENT, INVENTORY, MACHINERY, FIXTURES AND PERSONAL PROPERTY SHALL BE CONVEYED TO ASSIGNEE “AS IS” AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR AND ASSIGNEE ACCEPTS THE WELLS, IMMOVABLE PROPERTY, MOVABLE PROPERTY, EQUIPMENT, INVENTORY, MACHINERY, FIXTURES AND PERSONAL PROPERTY AS IS, IN THEIR PRESENT CONDITION AND STATE OF REPAIR. IN ADDITION, ASSIGNOR SPECIFICALLY NEGATES AND MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA (INCLUDING SEISMIC DATA), INTERPRETATIVE INFORMATION, REPORTS, RECORDS, PROJECTIONS, INFORMATION OR MATERIALS NOW, HERETOFORE OR HEREAFTER FURNISHED OR MADE AVAILABLE TO ASSIGNEE IN CONNECTION WITH THIS ASSIGNMENT, THE ASSETS OR THE CONTEMPLATED TRANSACTIONS, INCLUDING, WITHOUT LIMITATION, ANY DESCRIPTION OF THE ASSETS, PRICING ASSUMPTIONS, OR QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE ASSETS OR THE ABILITY OR POTENTIAL OF THE ASSETS TO PRODUCE HYDROCARBONS OR THE ENVIRONMENTAL CONDITION OF THE ASSETS OR PROPERTY OR ANY OTHER MATTERS CONTAINED IN CONFIDENTIAL INFORMATION OR ANY OTHER MATERIALS FURNISHED OR MADE AVAILABLE TO ASSIGNEE BY ASSIGNOR OR BY ASSIGNOR’S REPRESENTATIVES (DEFINED BELOW).  ANY AND ALL SUCH DATA, RECORDS, REPORTS, PROJECTIONS, INFORMATION AND OTHER MATERIALS FURNISHED BY ASSIGNOR OR BY ASSIGNOR’S REPRESENTATIVES OR OTHERWISE MADE AVAILABLE TO ASSIGNEE OR ASSIGNEE’S REPRESENTATIVES OR ASSIGNEE’S AFFILIATES ARE PROVIDED

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AS A CONVENIENCE, AND SHALL NOT CREATE OR GIVE RISE TO ANY LIABILITY OF OR AGAINST ASSIGNOR, ASSIGNOR’S AFFILIATES OR THEIR RESPECTIVE REPRESENTATIVES.  ANY RELIANCE ON OR USE OF THE SAME SHALL BE AT ASSIGNEE’S (AND ITS SUCCESSORS AND ASSIGNS’) SOLE RISK.

For purposes of Articles III and Article IV of this Assignment, “Real Property”, “Real Properties”, “REAL PROPERTY” or “REAL PROPERTIES” mean the real property or properties, surface and subsurface, in which and on which the Assets, or any portion thereof, are located, operated, pertain, or relate and includes the land, if any, described or referred to in Exhibit “A”.

IV.

(a)   Claims/Laws/Environmental Laws/Affiliates Defined.  As used in this Assignment, “Claims” or “CLAIMS” shall include costs, expenses, obligations, claims, demands, lawsuits, causes of action, liabilities, damages, fines, penalties and judgments of any kind or character, whether matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown, and all costs, expenses and fees (including without limitation, interest, attorneys’ fees, costs of experts, court costs, arbitration costs and costs of investigation) incurred in connection therewith, including, but not limited to claims arising from or directly or indirectly related to personal or bodily injury, death, property damage or loss, environmental damage or the remediation thereof, contract, royalty, operating, suspense and capital obligations attributable or relating in any way to the Assets or the Real Property.  “Law” or “Laws” means laws, statutes, ordinances, permits, decrees, orders, judgments, rules or regulations which are promulgated, issued or enacted by a governmental entity (whether federal, state or local) or tribal authority having appropriate jurisdiction. “Affiliate” or “Affiliates” means, as to any entity, corporation, partnership, company or person, each other entity, corporation, partnership, company or person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such entity, corporation, partnership, company or person.  “Environmental Laws” means any and all laws including, but not limited to, those in existence on the Effective Time that relate to: (a) the prevention of pollution or environmental damages, (b) the abatement, remediation or elimination of pollution or environmental damage, (c) the protection of the environment generally, and/or (d) the protection of persons or property from actual or potential exposure (or the effects of exposure) to pollution or environmental damage, including without limitation, the Clean Air Act, as amended, the Clean Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substance and Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous and the Solid Waste Amendments Acts of 1984, as amended, and the Oil Pollution Act of 1990, as amended, and all other federal, state and local statutes, regulations, and ordinances serving similar or related purposes.

(b)           (i) IT IS THE EXPRESS INTENT AND AGREEMENT OF ASSIGNOR AND ASSIGNEE THAT ASSIGNEE SHALL ACCEPT THE ASSETS IN THEIR “AS IS”

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AND “WHERE IS” CONDITION, SUBJECT TO AND WITH ANY AND ALL FAULTS, DEFECTS, DEFICIENCIES, IRREGULARITIES AND CLAIMS RELATED OR ATTRIBUTABLE IN ANY MANNER THERETO, INCLUDING, WITHOUT LIMITATION, REDHIBITORY VICES, TITLE DEFECTS, ENVIRONMENTAL DEFECTS AND ENVIRONMENTAL LAWS, SUBSIDENCE, DECAY, CESSATIONS IN PRODUCTION OR ANY OTHER MATTER AFFECTING IN ANY RESPECT THE TITLE OR PHYSICAL CONDITION OF, OR THE RIGHT TO OWN, USE, OPERATE, POSSESS, DEVELOP OR ENJOY, THE ASSETS, WHETHER KNOWN OR UNKNOWN, LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, DIRECT OR INDIRECT.

(ii) WITHOUT FURTHER ACTION OR DOCUMENTATION, ASSIGNEE, ITS SUCCESSORS AND ASSIGNS HEREBY, (1) ASSUMES, SHALL BE RESPONSIBLE FOR AND SHALL COMPLY WITH ALL DUTIES AND OBLIGATIONS, EXPRESS OR IMPLIED, ARISING AT ANY TIME WITH RESPECT TO THE ASSETS, WHETHER ARISING BEFORE, ON OR AFTER THE EFFECTIVE TIME, INCLUDING, WITHOUT LIMITATION (I) THOSE ARISING UNDER OR BY VIRTUE OF ANY RELATED AGREEMENT, LEASE, CONTRACT, AGREEMENT, DOCUMENT, PERMIT, LAW (INCLUDING ENVIRONMENTAL LAWS), STATUTE, RULE, REGULATION OR ORDER OF ANY GOVERNMENTAL AUTHORITY OR COURT (SPECIFICALLY INCLUDING, WITHOUT LIMITATION, ANY GOVERNMENTAL REQUEST OR OTHER REQUIREMENT TO PLUG, RE-PLUG OR ABANDON OR RE-ABANDON ANY ASSET OR WELL OF WHATSOEVER TYPE, STATUS OR CLASSIFICATION, OR TAKE ANY RESTORATION, CLEAN-UP, REMEDIAL OR OTHER ACTION WITH RESPECT TO THE ASSETS OR REAL PROPERTY), (II) PREFERENTIAL RIGHTS TO PURCHASE, AND (III) THIRD PARTY CONSENTS, AND (IV) CLAIMS IN CONNECTION WITH THE MISPAYMENT OR UNDERPAYMENT OF ROYALTIES OR OTHER BURDENS ON PRODUCTION; AND (2) ASSUMES, SHALL BE RESPONSIBLE FOR AND PAY ALL CLAIMS, DIRECTLY OR INDIRECTLY AFFECTING, OR ARISING IN CONNECTION WITH THE ASSETS, WHETHER ARISING BEFORE, ON OR AFTER THE EFFECTIVE TIME, INCLUDING, WITHOUT LIMITATION, CLAIMS FOR PERSONAL OR PROPERTY INJURY OR DAMAGE, RESTORATION, ENVIRONMENTAL CLEANUP, REMEDIATION, OR COMPLIANCE, OR FOR ANY OTHER RELIEF, ARISING DIRECTLY OR INDIRECTLY FROM OR INCIDENT TO, THE USE, OWNERSHIP, OCCUPATION, OPERATION, MAINTENANCE OR ABANDONMENT OF OR PRODUCTION FROM THE ASSETS, OR THE CONDITION OF THE ASSETS OR REAL PROPERTY, WHETHER LATENT OR PATENT, INCLUDING, WITHOUT LIMITATION, CONTAMINATION OF PROPERTY OR PREMISES WITH NATURALLY OCCURRING RADIOACTIVE MATERIALS (“NORM”) OR ASBESTOS, ENVIRONMENTAL LAWS, AND WHETHER OR NOT ARISING SOLELY FROM OR CONTRIBUTED TO BY THE STRICT LIABILITY, NEGLIGENCE IN ANY FORM, WHETHER ACTIVE OR PASSIVE, OR OF ANY KIND OR NATURE, OF ASSIGNOR OR ITS PREDECESSORS IN TITLE OR THEIR RESPECTIVE AFFILIATES AGENTS, EMPLOYEES OR CONTRACTORS.  NOTWITHSTANDING THE PROVISIONS OF THIS CLAUSE (ii) TO THE

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CONTRARY, ASSIGNEE DOES NOT ASSUME ANY OBLIGATIONS TO PAY (1) VENDORS FOR UNPAID AMOUNTS FOR SERVICES PERFORMED FOR THE DAY TO DAY OPERATION OF THE REAL PROPERTIES PRIOR TO THE EFFECTIVE TIME OR (2) ROYALTIES OWED TO THE MINERALS MANAGEMENT SERVICE UNDER THE LEASE AND ATTRIBUTABLE TO PERIODS PRIOR TO THE EFFECTIVE TIME.”

(iii)          ASSIGNEE, ITS SUCCESSORS AND ASSIGNS, SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS ASSIGNOR, ASSIGNOR’S AFFILIATES AND THEIR RESPECTIVE REPRESENTATIVES FROM AND AGAINST ANY AND ALL CLAIMS AND LOSSES ATTRIBUTABLE TO ENVIRONMENTAL LAWS, ENVIRONMENTAL COMPLIANCE, DAMAGE TO PROPERTY, INJURY TO OR DEATH OF PERSONS OR OTHER LIVING THINGS, NATURAL RESOURCE DAMAGES, CERCLA RESPONSE COSTS, ENVIRONMENTAL REMEDIATION AND RESTORATION COSTS (COLLECTIVELY, “ENVIRONMENTAL CLAIMS”) ARISING OUT OF OR ATTRIBUTABLE TO, IN WHOLE OR IN PART, EITHER DIRECTLY OR INDIRECTLY, TO THE ENVIRONMENTAL CONDITION OR COMPLIANCE OF THE ASSETS AT ANY TIME BEFORE THE EFFECTIVE TIME (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS OR LOSSES RELATED TO ANY CONDITION EXISTING ON, IN OR UNDER, OR RESULTING FROM OPERATION OF, THE ASSETS AT ANY TIME BEFORE THE EFFECTIVE TIME) WHETHER AS A RESULT OF OR CAUSED IN WHOLE OR IN PART BY VIOLATION OF, FAILURE TO FULFILL DUTIES IMPOSED BY OR INCURRENCE OF LIABILITY UNDER, ANY ENVIRONMENTAL LAWS OR UNDER ANY PRINCIPLE OF COMMON LAW RELATING TO DUTIES TO PROTECT OR NOT UNDULY DISTURB HUMAN HEALTH OR ENVIRONMENTAL QUALITY, AND WHETHER OR NOT ARISING SOLELY FROM OR CONTRIBUTED TO BY THE STRICT LIABILITY, NEGLIGENCE IN ANY FORM, WHETHER ACTIVE OR PASSIVE, OR OF ANY KIND OR NATURE, OF ASSIGNOR OR ITS PREDECESSORS IN TITLE OR THEIR RESPECTIVE AFFILIATES, AGENTS, EMPLOYEES OR CONTRACTORS.

(iv) FURTHER, WITHOUT FURTHER DOCUMENTATION AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING ASSIGNEE, ITS SUCCESSORS AND ASSIGNS, SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS ASSIGNOR, ASSIGNOR’S AFFILIATES AND THEIR RESPECTIVE REPRESENTATIVES FROM ANY AND ALL CLAIMS ARISING AT ANY TIME, ON OR AFTER THE EFFECTIVE TIME, MADE BY ANY PERSON AND ARISING OUT OF OR RESULTING FROM:

(1)           THE REVIEW, INSPECTION AND ASSESSMENT OF THE ASSETS OR THE REAL PROPERTY;

(2)           THE OWNERSHIP OR OPERATION OF THE ASSETS OR THE REAL PROPERTY;

(3)           RIGHTS AND OBLIGATIONS OF THE PARTIES OR THIRD PARTIES UNDER THE RELATED AGREEMENTS;

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(4)           FAILURE BY THIRD PARTIES TO APPROVE OR CONSENT TO ANY ASPECT OF THE TRANSACTION CONTEMPLATED IN THIS ASSIGNMENT OR THE SALE OR TRANSFER OF THE ASSETS OR ANY PORTION THEREOF;

(5)           OBLIGATIONS TO PLUG, RE-PLUG, ABANDON OR RE-ABANDON WELLS, REMOVE FACILITIES, EQUIPMENT, PIPELINES AND FLOWLINES, DREDGE, AND RESTORE, CLEAN UP AND/OR REMEDIATE THE ASSETS OR REAL PROPERTY;

(6)           GAS IMBALANCES AND PAYMENTS, ROYALTIES OR DISBURSEMENTS PAYABLE TO THIRD PARTIES RELATING TO THE ASSETS;

(7)           THE PHYSICAL OR ENVIRONMENTAL CONDITION OF OR RELATING TO THE ASSETS OR REAL PROPERTY OR ANY DISPOSAL SITE (WHETHER ON THE ASSETS OR REAL PROPERTY OR OFFSITE) CONTAINING MATERIALS OR WASTES FROM THE OPERATIONS OR ACTIVITIES ON THE REAL PROPERTY OR ASSETS INCLUDING CLAIMS UNDER ANY LAW OR ENVIRONMENTAL LAW;

(8)           REMEDIATION ACTIVITIES, INCLUDING DAMAGES INCURRED BY ASSIGNEE DURING OR ARISING FROM REMEDIATION ACTIVITIES RELATING TO THE ASSETS OR REAL PROPERTY; AND

(9)           INABILITY OR FAILURE TO OBTAIN THE TRANSFER OF A PERMIT OR AUTHORIZATION OR THE INABILITY TO OBTAIN A PERMIT OR AUTHORIZATION RELATING TO THE ASSETS.

(c)           ASSIGNEE’S RELEASE OF ASSIGNOR.  WITHOUT FURTHER ACTION OR DOCUMENTATION, ASSIGNEE RELEASES AND DISCHARGES, TO THE MAXIMUM EXTENT ALLOWED BY LAW (BUT NO FURTHER), ASSIGNOR AND ASSIGNOR’S AFFILIATES AND THEIR RESPECTIVE, SUCCESSORS AND ASSIGNS AND REPRESENTATIVES FROM ALL CLAIMS RELATING IN ANY WAY TO THE ASSETS, THE REAL PROPERTY OR THE TRANSACTIONS CONTEMPLATED BY THIS ASSIGNMENT, REGARDLESS OF WHEN OR HOW THE CLAIMS AROSE OR ARISE, OR WHETHER THE CLAIMS WERE FORESEEABLE OR UNFORESEEABLE. ASSIGNEE’S RELEASE OF ASSIGNOR AND ITS AFFILIATES AND THEIR RESPECTIVE REPRESENTATIVES, SUCCESSORS AND ASSIGNS, INCLUDES CLAIMS RESULTING IN ANY WAY FROM THE NEGLIGENCE OR STRICT LIABILITY OF ASSIGNOR AND ITS AFFILIATES AND THEIR RESPECTIVE REPRESENTATIVES, SUCCESSORS AND ASSIGNS, WHETHER THE NEGLIGENCE OR STRICT LIABILITY IS ACTIVE, PASSIVE, JOINT, CONCURRENT, OR SOLE. THERE ARE NO EXCEPTIONS TO ASSIGNEE’S RELEASE OF ASSIGNOR AND ITS AFFILIATES AND THEIR

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RESPECTIVE REPRESENTATIVES, SUCCESSORS AND ASSIGNS, AND THIS RELEASE IS BINDING ON ASSIGNEE AND ITS SUCCESSORS AND ASSIGNS.   WITHOUT LIMITING THE FOREGOING, THIS RELEASE EXPRESSLY COVERS AND INCLUDES ANY AND ALL CLAIMS RELATING IN ANY WAY TO THE CLAIMS THAT WERE ASSERTED, OR THAT COULD HAVE BEEN ASSERTED, WHETHER KNOWN OR UNKNOWN, IN THE CASE STYLED MOSH HOLDING, L.P. V. PIONEER NATURAL RESOURCES COMPANY; PIONEER NATURAL RESOURCES USA, INC.; WOODSIDE ENERGY (USA), INC.; AND JPMORGAN CHASE BANK, N.A., AS TRUSTEE OF THE MESA OFFSHORE TRUST; CAUSE NO. 2006-01984; IN THE 334TH JUDICIAL DISTRICT COURT OF HARRIS COUNTY, TEXAS. ASSIGNEE EXPRESSLY WARRANTS AND REPRESENTS AND DOES HEREBY STATE AND REPRESENT THAT NO PROMISE OR AGREEMENT WHICH IS NOT HEREIN EXPRESSED HAS BEEN MADE TO ASSIGNEE IN EXECUTING THIS ASSIGNMENT OR AGREEING TO THIS RELEASE AND THAT ASSIGNEE IS NOT RELYING UPON ANY STATEMENT OR REPRESENTATION OF ASSIGNOR OR ANY AFFILIATE OF ASSIGNOR OR ANY OF THEIR RESPECTIVE REPRESENTATIVES. ASSIGNEE HAS BEEN REPRESENTED BY LEGAL COUNSEL AND SAID COUNSEL HAS READ AND EXPLAINED TO ASSIGNEE THE ENTIRE CONTENTS OF THIS ASSIGNMENT AND THIS RELEASE AND EXPLAINED THE LEGAL CONSEQUENCES THEREOF.

(d)           Inducement to Assignor.  Assignee acknowledges that it evaluated its obligations under this Article IV and understands its assumption of these obligations is a material inducement to Assignor to enter into this Assignment.

(e)           Inurement. This Assignment is made subject to governmental and regulatory agency laws, rules and regulations and subject to all the terms and the express and implied covenants and conditions of the Lease described in said Exhibit “A”.  Further, the terms, covenants, indemnities, releases, requirements, obligations and conditions of this Assignment shall be binding upon and shall inure to the benefit of the Assignor and the Assignee and their respective successors and assigns, and such terms, covenants, indemnities, releases, requirements, obligations and conditions of this Assignment are effective as stated, shall be covenants running with the lands and the leasehold estates herein assigned and with each transfer or assignment of said lands and leasehold estates, whether or not the terms, covenants, indemnities, releases, requirements, obligations and conditions of this Assignment are memorialized in future assignments or other instruments. No future action, agreement or assignment pertaining, all or in part, to this Assignment, the Assets or any rights thereto or thereunder by Assignee or any of its successors or assigns shall relieve Assignee or any of its successors or assigns of any responsibility or liability for the performance of Assignee’s obligations under this Assignment unless expressly agreed to in writing by an authorized officer of Assignor.

(f)            BENEFIT OF INDEMNITIES AND RELEASE. THE BENEFIT OF THE INDEMNITIES AND, RELEASE PROVIDED IN THIS ASSIGNMENT BY ASSIGNEE, ITS SUCCESSORS AND ASSIGNS, TO ASSIGNOR SHALL EXTEND TO ASSIGNOR AND ITS CORPORATE PARENT, SUBSIDIARIES, PARTNERS AND AFFILIATES AND TO ANY PERSON WHO AT ANY TIME HAS SERVED OR IS SERVING AS A

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DIRECTOR, OFFICER, TRUSTEE, EMPLOYEE, CONSULTANT (INCLUDING, BUT NOT LIMITED TO THE OIL & GAS ASSET CLEARINGHOUSE AND ITS RESPECTIVE PARTNERS OR AFFILIATED ENTITIES AND THEIR RESPECTIVE DIRECTORS, OFFICERS AND EMPLOYEES) OR AGENT OF ANY OF THE FOREGOING (EACH A “REPRESENTATIVE” AND ANY TWO OR MORE BEING “REPRESENTATIVES”), AND EACH OF THEIR RESPECTIVE HEIRS, EXECUTORS, SUCCESSORS AND ASSIGNS, AND SHALL APPLY TO ALL CLAIMS SUBJECT TO INDEMNITY HEREUNDER, INCLUDING, TO THE MAXIMUM EXTENT ALLOWED BY LAW (AND NO FURTHER), THOSE BASED ON NEGLIGENCE OF ANY NATURE, INCLUDING SOLE NEGLIGENCE, SIMPLE NEGLIGENCE, CONCURRENT NEGLIGENCE, ACTIVE NEGLIGENCE, PASSIVE NEGLIGENCE, STRICT LIABILITY OR FAULT OF ASSIGNOR (OR ANY OTHER INDEMNIFIED PARTY OR REPRESENTATIVE) OR ANY OTHER THEORY OF LIABILITY OR FAULT, WHETHER OF LAW (WHETHER COMMON OR STATUTORY) OR IN EQUITY.

V.

Disclaimer of Warranties. ASSIGNOR MAKES NO, AND EXPRESSLY DISCLAIMS ANY, WARRANTY OF TITLE, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION RIGHTS TO RETURN OF ANY CONSIDERATION OR PURCHASE PRICE.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ALL IMPLIED COVENANTS AND WARRANTIES ARISING FROM THE USE OF THE WORDS “GRANTS,” “BARGAINS,” “ASSIGNS” AND “CONVEYS” ARE HEREBY EXPRESSLY DISCLAIMED AND NEGATED. All equipment and other personal property forming any part of the Assets is hereby transferred subject to normal wear and tear and without warranties of any kind whatsoever, whether statutory, express or implied,  and WITH NO WARRANTY AS TO TITLE, MERCHANTABILITY, FITNESS OR SUITABILITY FOR ANY PARTICULAR PURPOSE. THIS ASSIGNMENT IS MADE WITHOUT ANY EXPRESS, IMPLIED, STATUTORY OR OTHER WARRANTY OR REPRESENTATION WHATSOEVER.

VI.

(a)           Governing Law.  This Assignment executed in accordance herewith shall be governed by and interpreted in accordance with the laws of the State of Texas, without regard to conflict of law rules that would direct application of the laws of another jurisdiction, except to the extent that it is mandatory that the law of the jurisdiction wherein the Assets are located shall apply.

(b)           Captions.  The captions in this Assignment are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Assignment.

(c)           WAIVER OF CONSUMER RIGHTS/DTPA WAIVER.  TO THE EXTENT THE PROVISIONS ARE APPLICABLE TO THE ASSETS OR ANY PORTION THEREOF, ASSIGNEE HEREBY VOLUNTARILY WAIVES THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES ACT (DTPA), CHAPTER 17, SUBCHAPTER E, SECTIONS 17.41 THROUGH 17.63, INCLUSIVE (OTHER THAN SECTION 17.555, WHICH

10

IS NOT WAIVED), TEX. BUS. & COM. CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS.  IN ORDER TO EVIDENCE ITS ABILITY TO GRANT SUCH WAIVER, ASSIGNEE HEREBY REPRESENTS AND WARRANTS TO ASSIGNOR THAT IT (i) IS IN THE BUSINESS OF SEEKING OR ACQUIRING, BY PURCHASE OR LEASE, GOODS OR SERVICES FOR COMMERCIAL OR BUSINESS USE; (ii) HAS CONSULTED WITH AN ATTORNEY OF ASSIGNEE’S OWN CHOOSING; (iii) HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL, BUSINESS AND OIL AND GAS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED HEREBY; (iv) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION; AND (v) UNDERSTANDS THAT THIS WAIVER IS A MATERIAL AND INTEGRAL PART OF THIS ASSIGNMENT AND THE CONSIDERATION THEREOF.  IN ADDITION, ASSIGNEE WAIVES ITS RIGHTS UNDER ALL OTHER CONSUMER PROTECTION STATUTES OF TEXAS OR ANY OTHER STATE APPLICABLE TO THIS TRANSACTION THAT MAY BE WAIVED. ASSIGNEE EXPRESSLY RECOGNIZES THAT THE PURCHASE PRICE FOR WHICH ASSIGNOR HAS AGREED TO PERFORM ITS OBLIGATIONS UNDER THIS ASSIGNMENT HAS BEEN PREDICATED UPON THE INAPPLICABILITY OF THE DTPA AND THE WAIVER OF ASSIGNEE OF ITS RIGHTS UNDER CONSUMER PROTECTION STATUTES AND ASSIGNEE FURTHER RECOGNIZES THAT ASSIGNOR IN DETERMINING TO PROCEED WITH THE ENTERING INTO OF THIS ASSIGNMENT, HAS EXPRESSLY RELIED ON THIS WAIVER AND THE INAPPLICABILITY OF THE DTPA AND THE CONSUMER PROTECTION STATUTES.

(d)           No Sale of Fractional Undivided Interests.  Assignee is Accredited Investor.  Assignee has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Assets; it is acquiring the Assets for its own account for investment and not with a view to or for the subdivision, resale, distribution or fractionalization thereof; it has no contract, undertaking, or arrangement with any person to sell, transfer or pledge to any person the Assets and it has no present plans to enter into any such contract, undertaking, agreement or arrangement; it understands that the Assets may not have been and will not be registered under the Securities Act of 1933, as amended (the “Act”), or under any state securities laws, and that transferability and sale of the Assets may be restricted without registration under the Act and applicable state securities laws, or an exemption therefrom.  Assignee is an “accredited investor” as that item is defined in Regulation D promulgated under the Act.

(e)           Severability.   The provisions of this Assignment are severable.  If a court of competent jurisdiction finds any part of this Assignment to be void, invalid, or otherwise unenforceable (except for the release, waiver, defense and indemnity provisions), such holding will not affect other portions that can be given effect without the invalid or void portion.

(f)            Related Agreements.  Unless specifically provided otherwise in this Assignment, the sale of the Assets is made subject to all oil, gas and mineral leases, deeds, conveyances, purchase and sale and transfer agreements, asset sale agreements, exploration agreements, assignments, subleases, farmout agreements, joint operating agreements, operating agreements, unit agreements, unit operating agreements, pooling agreements, construction management agreements, data exchange agreements, pipeline system operating agreements, production

11

handling agreements, natural gas sales and purchase agreements, gas gathering agreements, participation agreements, engineering procurement construction and installation agreements, spar use and access agreements, crude oil exchange agreements, processing agreements, assignment coordination and oversight agreements, capacity commitment letter agreements, letter agreements, easements, rights of way and all other contracts and agreements with respect to or pertaining to the Assets, to the extent same valid and existing and are binding on the Assets, Assignor or Assignor’s Affiliates or predecessors in title (the “Related Agreements”), including, without limitation, those identified in Exhibit “B” hereto.  Assignee expressly assumes the obligations and liabilities of Assignor and Assignor’s Affiliates under all such agreements insofar as the obligations and liabilities concern or pertain to the Assets and Assignee agrees to execute any documents necessary to effectuate such assumption.  The Parties agree that this paragraph is applicable to all Related Agreements, whether or not identified in Exhibit “B” hereto and whether recorded or unrecorded.  Neither the Assets nor the Related Agreements include (i) the Articles of General Partnership of Mesa Offshore Royalty Partnership dated November 30, 1982, by and between Mesa Petroleum Co. and Mesa Offshore Management Co.; (ii) the First Amended and Restated Articles of General Partnership of Mesa Offshore Partnership dated December 1, 1982, by and between Mesa Petroleum Co. and Mesa Offshore Management Co.; or (iii) the Royalty Trust Indenture dated December 1, 1982, by and between Mesa Petroleum Co. and Texas Commerce Bank National Association.

(g)           Ejusdem Generis  The word “includes” and “including” and their syntactical variants mean “includes, but not limited to” and its corresponding syntactical variants.  The rule of ejusdem generis may not be invoked to restrict or limit the scope of the general term or phrase followed or proceeded by an enumeration of particular examples.

(h)           No Ratification.  Recitation of or reference to any agreement or other instrument in this Assignment, including its exhibits, does not operate to ratify, confirm, revise, or reinstate the agreement or instrument if it has previously lapsed or expired.

(i)            Not to be Construed Against Drafter.  Assignor and Assignee acknowledge that they have read this Assignment, have had the opportunity to review it with an attorney of their respective choice, and have agreed to all its terms.  Under these circumstances, Assignee and Assignor agree that the rule of construction that a contract be construed against the drafter shall not be applied in interpreting this Assignment and that in the event of any ambiguity in any of the terms or conditions of this Assignment, including any exhibits hereto and whether or not placed of record, such ambiguity shall not be construed for or against any party hereto on the basis that such party did or did not author the same.

(j)            Agreement to Arbitrate.  ASSIGNOR AND ASSIGNEE AGREE THAT IF ANY DISPUTES ARISE BETWEEN THEM ARISING OUT OF OR RELATING TO THIS ASSIGNMENT, SUCH DISPUTE(S) WILL BE RESOLVED BY BINDING ARBITRATION WITH A SINGLE ARBITRATOR UNDER THE ADMINISTRATION OF THE AMERICAN ARBITRATION ASSOCIATION PURSUANT TO ITS COMMERCIAL ARBITRATION RULES.

(k)           Express Negligence Rule; Conspicuousness.  ASSIGNEE ACKNOWLEDGES THAT THE PROVISIONS IN THIS ASSIGNMENT THAT ARE SET OUT IN ITALICS, IN

12

BOLD, UNDERLINE OR CAPITALS (OR ANY COMBINATION THEREOF) SATISFY THE REQUIREMENTS FOR THE EXPRESS NEGLIGENCE RULE AND/OR ARE CONSPICUOUS.

(l)            Counterparts.  This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(m)          Compliance with Laws.  Assignee will comply with all rules, laws, regulations and statutes applicable to Assignee’s ownership or operation of the Assets.

(n)           Recognition/Bonds.  Assignee will take all necessary steps to ensure that Assignee is recognized as the owner and, if applicable, operator of the Assets, as provided herein, by all appropriate parties, including any regulatory commission, body or board or jurisdiction. None of Assignor’s bonds will be transferred to Assignee. Assignee shall promptly secure and maintain at all times new bonds and financial assurance in the required amount such that Assignor’s financial assurance or bonds are released and discharged as to the Assets.  Assignee will remove all signage on the Assets containing the name of Assignor or its Affiliates and install signs complying with applicable governmental regulations.

(o)           References.  References herein to the singular includes the plural, and vice versa. Reference to any Exhibit means an Exhibit to this ASSIGNMENT, all of which are incorporated into and made a part of this ASSIGNMENT. Unless expressly provided to the contrary, “hereunder”, “hereof”, “herein” and words of similar import are references to this ASSIGNMENT as a whole and not any particular Article, Section or other provision of this ASSIGNMENT.

(p)           Proceeds and Expenses.  Except as otherwise provided herein, all proceeds, receipts and credits and all income attributable to the Assets for all periods on or before the Effective Time shall belong to Assignor and all proceeds, receipts and credits and all income attributable to the Assets for all periods after the Effective Time shall belong to Assignee. Except as otherwise provided herein, all costs and expenses relating to the Assets and attributable to the periods prior to the Effective Time shall be the responsibility of Assignor and all costs and expenses relating to the Assets and attributable to the periods on and after the Effective Time shall be the responsibility of Assignee. Assignor may, but is not obligated to, send out a Final Settlement Statement to account for the items in this paragraph and the parties shall utilize reasonable efforts to reach agreement on such matters. There shall be no interest or penalties due from or owed to Assignor or Assignee arising from this paragraph or under the Final Settlement Statement. If Assignor sends an invoice to Assignee pursuant to a Final Settlement Statement, Assignee shall pay such invoice within ten (10) days of receipt.

(q)           Other Instruments.  A record of the assignment of the Assets or a portion thereof or the operating rights, if any, may be filed with and for approval from the U.S. Department of the Interior, Minerals Management Service. Such assignments do not merge with this Assignment. Assignee represents and warrants that it is qualified to own and operate the Assets in accordance with applicable Laws. The Bidder/Buyer Terms and Conditions and

13

Qualified Bidder Registration of The Oil & Gas Asset Clearinghouse are also binding on Assignee with respect to the Assets and are not merged into or with this Assignment.

14

(r)            Binding Effect.  Subject to the terms herein, this Assignment is binding upon and shall inure to the benefit of the successors and assigns of the Parties hereto, however, Assignee shall remain responsible for the performance of its obligations hereunder along with its successors and assigns and subsequent assignees.

(s)           Abandonment Agreement.  Simultaneously with the execution of this Assignment, Pioneer USA and Assignee have executed an Abandonment Agreement, dated as of the Effective Time, and such parties have executed such additional documents and taken such actions as specifically set forth therein in connection with such execution.

TO HAVE AND TO HOLD the Assets unto Assignee, its successors and assigns, subject to the terms, covenants and conditions hereinabove set forth.

EXECUTED in the presence of the undersigned witnesses on the dates indicated below in the acknowledgments of each signatory to be effective in all respects as of the Effective Time.

ASSIGNOR:
WITNESSES:	Pioneer Natural Resources USA, Inc.

By:
Print Name:	William F. Hannes
Executive Vice President
Business Development
Print Name:

ASSIGNOR:
WITNESSES:	Mesa Offshore Royalty Partnership
by: Pioneer Natural Resources USA, Inc.,
in its capacity as Managing General Partner
Print Name:
By:
William F. Hannes
Print Name:	Executive Vice President
Business Development

15

ACKNOWLEDGMENT

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the          day of             , 2009, by                                 as                             , of Pioneer Natural Resources USA, Inc., a Delaware corporation, on behalf of said corporation.

I have hereunto set my hand and official seal this        day of             , 2009.

Notary Public, State of Texas
My Commission expires on

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the          day of             , 2009, by                                 as                              , of Pioneer Natural Resources USA, Inc., a Delaware corporation, on behalf of the Mesa Offshore Royalty Partnership in its capacity as Managing General Partner of the Mesa Offshore Royalty Partnership.

I have hereunto set my hand and official seal this        day of             , 2009.

Notary Public, State of Texas
My Commission expires on

16

SIGNATURE PAGE OF ASSIGNEE

WITNESSES:	ASSIGNEE:

Print Name:

Print Name:

By:
Name:
Title:

ACKNOWLEDGMENT

STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on the        day of             , 2009,                                     , as                               , of a                          corporation, on behalf of said corporation.

I have hereunto set my hand and official seal this        day of               , 2009.

Notary Public, State of Texas
My Commission expires on

17

EXHIBIT “A”

Attached to and made a part of that certain Assignment and Bill of Sale dated effective               , 2009.

PART I

Oil and Gas Lease bearing Serial No. OCS-G 4559, effective January 1, 1981, by and between the United States of America, as Lessor, and Mesa Petroleum Co., as Lessee, covering all of Block A-39, Brazos Area, as shown on OCS Leasing Map, Texas Map, No. 5, containing 5,760 acres, more or less;

Pioneer Natural Resources USA, Inc. is hereby reserving and retaining:

NONE

PART II

THE ASSETS INCLUDE, WITHOUT LIMITATION, THE FOLLOWING WELLS, TO-WIT:

OCS-G 04559 BA A-39 Well No. 005 ST00BP02

EXHIBIT “B”

Attached to and made a part of that certain Assignment and Bill of Sale dated effective                 , 2009

Overriding Royalty Conveyance dated December 1, 1982, by and between Mesa Petroleum Co., as Assignor and Mesa Offshore Royalty Partnership, as Assignee.

Exploration Agreement dated effective January 20, 2003, by and between Woodside Energy (USA) Inc. and Pioneer Natural Resources USA, Inc.

First Amendment to the Exploration Agreement dated effective July 31, 2004, by and between Woodside Energy (USA) Inc. and Pioneer Natural Resources USA, Inc.

Second Amendment to Exploration Agreement entered into on December 19, 2005, but dated effective January 20, 2003, by and between Woodside Energy (USA) Inc. and Pioneer Natural Resources USA, Inc.

Offshore Operating Agreement made effective January 20, 2003, by and between Pioneer Natural Resources USA, Inc. and Woodside Energy (USA) Inc.

Farmout Agreement made effective January 20, 2003, by and between Pioneer Natural Resources USA, Inc., as Farmor, and Woodside Energy (USA) Inc., as Farmee, as amended, and associated assignments and conveyances.

Partial Assignment of Operating Rights made effective January 20, 2003, by and between Pioneer Natural Resources USA, Inc., as Assignor, and Woodside Energy (USA) Inc., as Assignee.

Production Handling Agreement by and between Arena Offshore, LLC, executed December 23, 2006, as Operator, and Pioneer Natural Resources USA, Inc., executed April 5, 2006, and Woodside Energy (USA) Inc., executed April 13, 2006, each a Well Owner, and Noble Energy, Inc., executed December 16, 2005, as the Platform Owner.

First Amendment To Production Handling Agreement made effective November 21, 2006, by and between Arena Offshore, LLC, as Operator, and Pioneer Natural Resources USA, Inc. and Woodside Energy (USA) Inc., each a Well Owner, and Noble Energy, Inc., as a Platform Owner.

Farmout Agreement dated November 2, 2006, by and between Pioneer Natural Resources USA, Inc., as Farmor, and Hydro Gulf of Mexico, L.L.C., as Farmee, covering and affecting those certain aliquot portions of Blocks A-24, A-25 and A-39, Brazos Area, as shown on OCS Leasing Map, Texas Map No. 5, as amended, and associated assignments and conveyances.

Amendment to Farmout Agreement made effective November 2, 2006, by and between Pioneer Natural Resources USA, Inc., as Farmor, and Hydro Gulf of Mexico, L.L.C., as Farmee, covering and affecting those certain aliquot portions of Blocks A-24, A-25 and A-39, Brazos

Area, as shown on OCS Leasing Map, Texas Map No. 5, and associated assignments and conveyances.

Exhibit B

NO. 2006-01984

MOSH HOLDING, L.P., and DAGGER-	§	IN THE DISTRICT COURT
SPINE HEDGEHOG CORPORATION,	§
Plaintiffs,	§
§
v.	§
§
PIONEER NATURAL RESOURCES	§	HARRIS COUNTY, TEXAS
COMPANY; PIONEER NATURAL	§
RESOURCES USA, INC.; WOODSIDE	§
ENERGY (USA) INC.; AND	§
JPMORGAN CHASE BANK, N.A.	§
AS TRUSTEE OF THE	§
MESA OFFSHORE TRUST,	§
Defendants	§	334th JUDICIAL DISTRICT

FINAL AGREED JUDGMENT

On this day, the following parties have appeared before the Court:

(1) Plaintiff MOSH Holding, L.P. and Plaintiff-Intervenor Dagger-Spine Hedgehog Corporation, both in their individual capacities and in their claimed capacities as representatives of the Mesa Offshore Trust (“the Trust”) and/or the Certificate Holders (“the Unit Holders”) of the Trust and/or the Mesa Offshore Royalty Partnership (“the Partnership”).  MOSH Holding, L.P. and Dagger-Spine Hedgehog Corporation, in all of their capacities, will be referred to collectively as “the Plaintiffs.”

(2)  Defendant Pioneer Natural Resources Company and Defendant Pioneer Natural Resources USA, Inc., in their individual capacities, its capacity as managing general partner of the Partnership, and as Subject Lessee and/or operator under the Overriding Royalty Conveyance (collectively, “Pioneer”).

(3)  Defendant JPMorgan Chase Bank, N.A., in its individual capacity (referred to as “JPMorgan”), in its capacity of Trustee of the Trust (referred to as “Trustee”), and in its capacity as general partner of the Partnership.

(4)  Defendant Woodside Energy (USA) Inc. and

(5) Intervenors Keith Wiegand, Robert Miles, Gordon Stamper, Michael Brown, and Benjamin J. Ginter (“the Intervenors”).

MOSH Holding, L.P., Dagger-Spine Hedgehog Corporation, Pioneer Natural Resources Company, Pioneer Natural Resources USA, Inc., JPMorgan Chase Bank, N.A., and Woodside Energy (USA) Inc., in all of their capacities, shall be referred to collectively as “the Settling Parties.”

The Settling Parties informed the Court that they had entered into a Final Settlement Agreement (“the Settlement Agreement”) resolving all claims and causes of action that were asserted or could be asserted in this case.  A verified copy of the Settlement Agreement is attached to this Final Judgment as Exhibit A, and is adopted and incorporated into this Final Judgment.

After notice to the Unit Holders, the Court held an evidentiary hearing on the fairness of the settlement (“the Settlement Approval Hearing”).  After considering the papers filed in the case, the evidence presented, the arguments of the Settling Parties, and the arguments of the Intervenors and objectors, the Court issued its Findings of Fact and Conclusions of Law with Respect to Final Settlement Agreement, which are incorporated by reference.  In its Findings of Facts and Conclusions of Law, the Court found and concluded, among other things, that (1) it has jurisdiction of this proceeding and of the subject matter as required by law, (2) that the claims that were or could be asserted in this case are owned by the Trust and/or the Partnership, (3) that the Trustee has the authority to represent the Trust in prosecuting the claims of the Trust and/or the Partnership asserted in this case and to settle the claims on its behalf; (4) that the Plaintiffs have the authority to represent the Trust in prosecuting and settling the claims of the

2

Trust and/or the Partnership in this case, that the Plaintiffs in this case did in fact assert and prosecute claims belonging to the Trust and/or Partnership, and that the Plaintiffs have adequately represented the Trust and/or the Partnership in doing so; (5) that this Court has the authority to approve the Settlement Agreement; (6) that the Trust Unit Holders have been given notice of this action, the Settlement Agreement, and the Settlement Approval Hearing, as required by law and the Trust Indenture, and were afforded an opportunity to object; (7) that the Settlement Agreement is fair to and in the best interest of the Trust and its Unit Holders, and complies with the law in every respect, and is approved; and (8) that attorneys’ fees in the amount of $6,250,000 and expenses in the amount of $2,500,000 for Plaintiffs are necessary, reasonable, and fair for the prosecution of this case and shall be paid as set forth in the Settlement Agreement.

It is, therefore, ORDERED, ADJUDGED, AND DECREED that the Settlement Agreement is APPROVED.

It is further ORDERED, ADJUDGED AND DECREED that all of the terms and provisions of the Settlement Agreement are adopted and incorporated into this Final Judgment.  The parties to the Settlement Agreement are instructed to consummate the Settlement Agreement and perform the actions required thereunder.

It is further ORDERED, ADJUDGED, AND DECREED that Pioneer shall conduct a sale of the Pioneer Settlement Interests and the Partnership Assets as set forth in the Settlement Agreement, and will promptly tender any Sales Proceeds to the Trustee, in accordance with the terms of the Settlement Agreement.  To the extent that the liquidation process does not result in a sale of all or any part of the Pioneer Settlement Interests and the Partnership Assets, Pioneer will

3

have the right, in its sole discretion, to cancel, extinguish, or otherwise dispose of all or part of such remaining interest, in accordance with the terms of the Settlement Agreement.

It is further ORDERED, ADJUDGED, AND DECREED that the Partnership and Trust will liquidate, wind up, and terminate in accordance with the terms of the Settlement Agreement.

It is further ORDERED, ADJUDGED, AND DECREED that Defendants shall pay the monetary consideration set forth in the Settlement Agreement (the “Settlement Proceeds”) to JPMorgan, to be held in escrow, in accordance with the terms of the Settlement Agreement.  If, however, the Final Judgment is reversed, JPMorgan shall remit the Settlement Proceeds, together with accrued interest, to Defendants.

It is further ORDERED, ADJUDGED, AND DECREED that, when this Final Judgment becomes final and non-appealable, and any appeals or petitions for discretionary review have been exhausted and have not resulted in a reversal or modification of the Final Judgment, the Settlement Proceeds, Sale Proceeds and Plaintiffs’ attorneys’ fees of $6,250,000 and expenses of $2,500,000 shall be distributed by the Trustee promptly after the Record Date as set forth in the Settlement Agreement.

It is further ORDERED, ADJUDGED, AND DECREED that all objections to the Settlement Agreement are overruled and denied.

It is further ORDERED, ADJUDGED, and DECREED that all claims brought herein in any capacity (be it individual, direct, derivative, representative, or other), or which could have been brought herein in any capacity (be it individual, direct, derivative, representative, or other), are hereby DISMISSED WITH PREJUDICE.  This Final Judgment and the Settlement Agreement are binding on the Trustee, the Plaintiffs, the Defendants, and all Unit Holders of the Trust.

4

Each party shall bear its own costs.

All other relief requested or which could have been requested by any party to this litigation that is not specifically granted in this Final Agreed Judgment is denied with prejudice.  This judgment is final, disposes of all claims and all parties, and is appealable.

Signed on                                                , 2009.

The Honorable Sharon McCally

APPROVED AS TO FORM AND SUBSTANCE:

ATTORNEYS FOR PLAINTIFF, MOSH HOLDING, L.P.:

THE KIM LAW FIRM

John H. Kim
State Bar No. 00784393
The Kim Law Firm
4309 Yoakum Boulevard, Suite 2000
Houston, Texas 77006
(713) 522-1177
(888) 809-6793 Fax

SPAGNOLETTI & CO.
Francis I. Spagnoletti
State Bar No. 18869600
David S. Toy
State Bar No. 24048029
Spagnoletti & Co.
917 Franklin, 6th Floor
Houston, Texas 77002
(713) 653-5600
(713) 653-5656 Fax

Charles A. Sharman
State Bar No. 18114440

5

6575 West Loop South, Suite 455

Bellaire TX 77401

(713) 655-1195

(713) 655-1197 Fax

THE BUZBEE LAW FIRM

Anthony G.  Buzbee

600 Travis Street, Suite 7800

Houston, Texas 77002

ATTORNEYS FOR PLAINTIFF-INTERVENOR,

DAGGER-SPINE HEDGEHOG CORPORATION

BOYER & KETCHAND

Robert L. Ketchand
State Bar No. 11362500
Constance O’Doherty Barnes
State Bar No. 01763200
Boyer & Ketchand
Nine Greenway Plaza, Suite 3100
Houston, Texas 77046
(713) 871-2025
(713) 871-2024 Fax

MELVYN L. DOUGLAS P.C.
Melvyn L. Douglas
Melvyn L. Douglas P.C.
5500 Preston Road, Suite 393
Dallas, Texas 75205-2676
(214) 520-1300
(214) 520-6422 Fax

6

ATTORNEYS FOR PIONEER NATURAL RESOURCES COMPANY

& PIONEER NATURAL RESOURCES USA, INC.:

GIBBS & BRUNS, L.L.P.

Robin C. Gibbs
State Bar No. 07853000
Grant J. Harvey
State Bar No. 09177700
Jennifer Horan Greer
State Bar No. 00785611
Sam W. Cruse III
State Bar No. 24036423
GIBBS & BRUNS, L.L.P.
1100 Louisiana, Suite 5300
Houston, Texas 77002
(713) 751-5217
(713) 650-8805 (Facsimile)

LAW OFFICE OF ANDREW MCCOLLAM
Andrew McCollam, III
State Bar No. 13431812
Law Office of Andrew McCollam
2777 Allen Parkway, Suite 977
Houston, TX 77019
(713) 640-5020

LAW OFFICE OF HARRELL FELDT
Harrell Feldt
State Bar No. 06888000
Law Offices of Harrell Feldt
241 Earl Garrett
Kerrville, Texas 78028
(830) 792-8888
(830) 792-8887 (Facsimile)

7

ATTORNEYS FOR DEFENDANT, JPMORGAN CHASE BANK, N.A.,
AS TRUSTEE OF THE MESA OFFSHORE TRUST:

ANDREWS KURTH LLP

Craig L. Stahl
State Bar No. 19006700
Andrews Kurth LLP
10001 Woodloch Forest Drive, Suite 200
The Woodlands, Texas 77380
(713) 220-4834
(713) 238-7478 Fax

BECK REDDEN & SECREST
David J. Beck
State Bar No. 00000070
Alistair B. Dawson
State Bar No. 05596100
Beck Redden & Secrest
1221 McKinney St., Ste. 4500
Houston, Texas 77010
State Bar No. 00000070
(713) 951-6209
(713) 951-3720 Fax

ATTORNEYS FOR DEFENDANT, WOODSIDE ENERGY (USA) INC.

GORDON, ARATA, MCCOLLAM, DUPLANTIS & EAGAN LLP
Charles L. Stinneford
State Bar No. 00785057
David V. Bryce
State Bar No. 24052876
Gordon, Arata, McCollam, Duplantis & Eagan LLP
777 South Post Oak Lane, Suite 1300
Houston 77056
(713) 333-5500
(713) 333-5501 Fax

8

Exhibit C

NO. 2006-01984

MOSH HOLDING, L.P., AND DAGGER-	§	IN THE DISTRICT COURT
SPINE HEDGEHOG CORPORATION,	§
Plaintiffs,	§
§
v.	§
§
PIONEER NATURAL RESOURCES	§	HARRIS COUNTY, TEXAS
COMPANY; PIONEER NATURAL	§
RESOURCES USA, INC.; WOODSIDE	§
ENERGY (USA) INC.; AND	§
JPMORGAN CHASE BANK, N.A.	§
AS TRUSTEE OF THE	§
MESA OFFSHORE TRUST,	§
Defendants	§	334th JUDICIAL DISTRICT

FINDINGS OF FACT AND CONCLUSIONS OF LAW

WITH RESPECT TO FINAL SETTLEMENT AGREEMENT

On                               , 2009, this Court held an evidentiary hearing (“the Settlement Approval Hearing”) on the Joint Motion to Approve Final Settlement Agreement filed by the following parties:

(1)           Plaintiff MOSH Holding, L.P. and Plaintiff-Intervenor Dagger-Spine Hedgehog Corporation, both in their individual capacities and in their claimed capacities as representatives of the Mesa Offshore Trust (“the Trust”) and/or the Certificate Holders (“the Unit Holders”) of the Trust and/or the Mesa Offshore Royalty Partnership (the “Partnership”).  MOSH Holding, L.P. and Dagger-Spine Hedgehog Corporation, in all of their capacities, will be referred to collectively as “the Plaintiffs.”

(2)           Defendant Pioneer Natural Resources Company and Defendant Pioneer Natural Resources USA, Inc., in their individual capacities, its capacity as managing general partner of the Partnership, and as Subject Lessee and/or operator under the Overriding Royalty Conveyance (“the Conveyance”) (collectively, “Pioneer”).

(3)           Defendant JPMorgan Chase Bank, N.A., in its individual capacity (referred to as “JPMorgan”), in its capacity of Trustee of the Trust (“the Trustee”), and in its capacity as general partner of the Partnership.

(4)           Defendant Woodside Energy (USA) Inc.

These parties are referred to herein collectively as “the Settling Parties.”

The Settling Parties seek the Court’s approval of the Final Settlement Agreement.  After considering the papers filed, the evidence offered at the hearing, the arguments of the parties, and the arguments of the objectors to the Settlement Agreement, the Court APPROVES the Settlement Agreement as entirely fair to and in the best interest of the Trust and its Unit Holders, and issues the following findings of fact and conclusions of law in support of that approval.(1)

I.              This Court Has Jurisdiction

A.            Conclusions of Law with Respect to Jurisdiction(2)

1.  This Court concludes that it has jurisdiction over this case.  See Tex. Prop. Code § 115.001 (providing that, with certain exceptions not applicable here, “a district court has original and exclusive jurisdiction over all proceedings by or against a trustee and all proceedings concerning trusts . . .”).

II             The Trustee Has the Authority to Settle

A.            Conclusions of Law with Respect to the Trustee’s Authority to Settle

2.  The claims that were or could have been asserted in this case were owned by the Trust and/or the Partnership.  The Trustee has the power to prosecute and settle these claims under the Royalty Trust Indenture (“Trust Indenture”), the Trust Code, and the common law, and, together with the Plaintiffs, to bind the beneficiaries of the Trust to the settlement.

3.  Section 3.01 of the Trust Indenture provides that “the Trustee is authorized to take such action as in its judgment is necessary or advisable best to achieve the purposes of the Trust,

(1) By citing some examples of evidence that supports the Court’s findings, the Court does not intend to imply that no other evidence supports the findings; to the contrary, the evidence adduced at the hearing overwhelmingly supports the Court’s findings.

(2) To the extent that a conclusion of law should have been designated as a finding of fact, or vice versa, the designation is not controlling, and the correct designation should be substituted.  See Ray v. Farmers’ State Bank of Hart, 576 S.W.2d 607, 608 n.1 (Tex. 1979).

including . . . to settle disputes with respect thereto.”  Section 3.05 also expressly grants the Trustee the power to settle claims:

3.05.  Power to Settle Claims.  The Trustee is authorized to prosecute or defend, and to settle by arbitration or otherwise, any claim of or against the Trustee, the Trust or the Trust Estate, to waive or release rights of any kind and to pay or satisfy any debt, tax or claim upon any evidence by it deemed sufficient.

Trust Indenture § 3.05.

4.  Similarly, the Texas Trust Code expressly empowers the Trustee to settle such claims:  “A trustee may compromise, contest, arbitrate, or settle claims of or against the trust estate or the trustee.”  Tex. Prop. Code § 113.019.

5.  Finally, the common law recognizes that that a trustee has the power to release claims of the trust, and that a “beneficiary of the trust, is bound by that action.”  Cogdell v. Fort Worth Nat’l Bank, 544 S.W.2d 825, 829 (Tex. Civ. App.—Eastland 1977, writ ref’d n.r.e.).

B.            Findings of Fact with Respect to the Trustee’s Authority to Represent the Trust and to Settle on Its Behalf

6.             The Trustee has the power to prosecute and settle these claims under the Royalty Trust Indenture (“Trust Indenture”), the Trust Code, and the common law, and, together with the Plaintiffs, to bind the beneficiaries of the Trust to the settlement.

7.             The Trustee has agreed to settle these claims on behalf of the Trust on the Terms set forth in the Settlement Agreement, and has agreed that the Settlement Agreement is fair and in the best interest of the Trust and its Unit Holders.

III.           The Plaintiffs Have the Authority to Represent the Trust and to Settle on Its Behalf

A.            Conclusions of Law with Respect to Plaintiffs’ Authority to Represent the Trust and to Settle on Its Behalf

8.  A beneficiary of a trust may be permitted to enforce a claim or cause of action belonging to the trust when the trustee cannot or will not enforce it.  Grinnell v. Munson, 137

S.W.3d 706, 719 (Tex. App.—San Antonio 2004, no pet.) (citing Interfirst Bank-Houston, N.A. v. Quintana Petroleum Corp., 699 S.W.2d 864, 874 (Tex. App.—Houston [1st Dist.] 1985, writ ref’d n.r.e.)); Hamilton v. McClean, No. 03-99-00320-CV, 2000 WL 502828, at *3 (Tex. App.—Austin, April 27, 2000, no pet.) (not designated for publication).

B.            Findings of Fact with Respect to Plaintiffs’ Authority to Represent the Trust and to Settle on Its Behalf

9.  The claims that were asserted or that could have been asserted by the Plaintiffs in this case are owned by the Trust and/or the Partnership.

10. Plaintiffs have alleged that the Trustee failed to pursue the Trust and/or the Partnership’s claims against Pioneer and Woodside, and that it, in fact, is unable to pursue such claims due to a conflict of interest.  Plaintiffs have also argued that they have authority under §§ 115.011 and 115.015 of the Trust Code to pursue and settle the claims in this case.  Plaintiffs have argued that, as a result, Plaintiffs are entitled to prosecute and compromise the claims of the Trust and/or the Partnership.  Furthermore, the Trustee has previously authorized MOSH Holding, L.P., to pursue claims on behalf of the Trust and its Unit Holders.  The Court finds that Plaintiffs, as beneficiaries of the Trust, had the authority to prosecute and agree to a settlement of the claims in this action on behalf of the Trust and its Unit Holders and/or the Partnership.

11.  The Court finds that the Plaintiffs did in fact prosecute and agree to the settlement of the claims in this action on behalf of the Trust and its Unit Holders and/or the Partnership, and agrees that the Settlement Agreement is fair to and in the best interest of the Trust and its Unit Holders.

12.  The Court finds that the Plaintiffs are adequate representatives of the Trust and its Unit Holders and/or the Partnership.  Plaintiffs have fully and fairly represented the Trust and its Unit Holders and/or the Partnership.  Plaintiffs have zealously pursued this Lawsuit at great expense for four years.  MOSH Holdings is the largest Unit Holder in the Trust.  As such,  Plaintiffs’ interests are similarly situated to those of the absent Unit Holders.  Plaintiffs have also retained experienced and skilled counsel to represent them and the interests of the Trust and its Unit Holders and/or Partnership in this case, thereby further supporting the adequacy of the Plaintiffs’ representation.  Finally, the Court finds that the Plaintiffs and the Defendants negotiated the Settlement Agreement at arms’ length and in good faith.

IV.           This Court Has the Authority to Approve the Settlement Agreement

A.            Conclusions of Law with Respect to the Court’s Authority to Approve the Settlement Agreement

13.  Plaintiffs have alleged that the Trustee has a conflict of interest in this case.  Accordingly, the Parties seek the Court’s approval of the Settlement Agreement.  The Court has the power to approve a Trustee’s settlement of claims.  See Cogdell, 544 S.W.2d at 828, 829-30 (noting trustee sought court approval of settlement agreement that released claims against trustee, because of potential conflict of interest, and holding that approval of settlement was a question for the court, rather than jury); RESTATEMENT (SECOND) OF TRUSTS § 192, cmt. d (“Application to court.  If the trustee is in doubt whether he should compromise or submit to arbitration a claim, he may ask the instruction of the court or he may agree thereto conditionally upon the subsequent approval of the court.”).

V.            The Unit Holders Were Afforded Proper Notice of and an Opportunity to Object to the Settlement Agreement

A.            Findings of Fact with Respect to the Notice and Opportunity to Object to the Settlement Agreement Afforded to the Unit Holders

14.  Full and proper notice of the nature and existence of this Lawsuit, the Settlement Agreement, and the Settlement Approval Hearing was given to the Unit Holders by mail on May 18, 2009, pursuant to the Trust Indenture and the Texas Trust Code.  Moreover, the Trustee filed a Form 8K with the Securities and Exchange Commission (“SEC”) and issued a press release on May 18, 2009, announcing the settlement and the scheduled approval hearing.  These notices satisfied the requirements under the Trust Indenture and § 115.015 of the Texas Property Code.  These notices also provided the Unit Holders the ability to obtain a copy of the Settlement Agreement, proposed Final Judgment, and proposed Findings of Fact and Conclusions of Law with Respect to Settlement Agreement, either by calling a representative of the Trustee or by visiting www.businesswire.com/cnn/mesaoffshoresettlement.htm.

15.           The following Unit Holders appeared and made objections to the settlement, by objection and/or by intervention:                           .[Name Unit Holders.]  The Court has considered these objections in making its findings of fact and conclusions of law.

VI.           The Settlement Agreement Is Fair to and in the Best Interests of the Trust and Its Unit Holders

A.            Conclusions of Law with Respect to the Whether the Settlement Agreement Is Fair to and in the Best Interests of the Trust and Its Unit Holders

16.  The factors to be considered in determining whether a settlement on behalf of a trust should be approved include the following:

(a)           the probable validity of the claims;

(b)           the apparent difficulties in enforcing the claims through the courts;

(c)           the collectibility of any judgment recovered;

(d)           the delay, expense, and trouble of litigation;

(e)           the amount of the compromise as compared with the amount and collectibility of the judgment; and

(f)            the views of the parties involved, pro and con.

Cogdell v. Fort Worth Nat’l Bank, 544 S.W.2d 825, 829 (Tex. Civ. App.—Eastland 1976, writ ref’d n.r.e.) (citing In re Ortiz’s Estate, 26 Del. Ch. 240, 27 A.D.2d 368 (1942)).

B.            Findings of Fact with Respect to the Court’s Finding that the Settlement Agreement Is Fair to and in the Best Interest of the Trust and Its Unit Holders

17.  The Court finds, based on the Cogdell factors, that the Settlement Agreement is fair to and in the best interest of the Trust and its Unit Holders.  An analysis of each factor follows.

a.             The probable validity of the claims.  In addition to the evidence adduced, papers filed, and arguments made in connection with the Settlement Approval Hearing, the Court has reviewed the voluminous summary judgment briefing and other briefing filed in this action by all of the parties, including, without limitation, the briefs filed in connection with Plaintiffs’ attempt to enjoin the sale of Trust assets and Pioneer’s motions to exclude testimony offered by Plaintiffs’ technical and non-technical experts.  The Court finds that numerous significant legal and factual arguments were advanced by Defendants and Plaintiffs, and that the final determination and resolution of these issues would involve significant risk to all parties if the case went to trial.  These disputed issues include, but are not limited to, the following:

•              With respect to the Plaintiffs’ wrongful farmout claim, Defendants argued that the Conveyance authorized Pioneer to pool or unitize the Subject Interests, see Conveyance at § 7.02; that the Farmout Agreement with Woodside was not an improper farmout under the parties’ agreements; and that Plaintiffs and the Trust were not harmed by the Farmout, but rather were benefited by it.

•              With respect to Plaintiffs’ claim that Pioneer failed to drill or drilled in a grossly negligently manner, Pioneer argued that the agreements and documents accompanying the agreements between the parties did not impose any duty to drill and, in fact, stated that Pioneer had no duty to drill or develop the prospects.  Furthermore, Pioneer argued that Pioneer did not owe Plaintiffs or the Trust a duty to prudently develop the Prospects, and that, in any event, Plaintiffs had failed to produce any evidence that Pioneer acted in a grossly negligent manner or otherwise failed to meet any applicable standard of care with respect to its drilling decisions and operations.  Pioneer also argued that Plaintiffs had failed to come forward with evidence that Pioneer conducted drilling operations in a negligent manner or of damages stemming from any alleged failure to drill or improper drilling.  Finally, Pioneer argued that Pioneer did drill to the target depth, and that there are simply no oil and gas reserves to be tapped in the Prospects.

•              With respect to Plaintiffs’ breach of contract claim, Pioneer argued that Pioneer owed no contractual duty to Plaintiffs or the Trust under the Conveyance Agreement that could support a claim for breach of that agreement, because neither Plaintiffs nor the Trust were parties to that agreement.

•              Defendants also argued that they were not liable based on the limitation of liability provisions in the Partnership Agreement and the Trust Indenture, which provided that Pioneer and the Trustee could “be personally or individually liable only for fraud or acts or omissions in bad faith or which constitute gross negligence . . . .”  Trust Indenture § 6.01; First Amended and Restated Articles of General Partnership of Mesa Offshore Royalty Partnership (“Partnership Agreement”) at § 5.09(a).

•              Pioneer also argued that is was not liable, based on the business judgment rule provision in the Conveyance, which states that the Operator “will conduct and carry on the development, maintenance and operation of the Subject Interests with reasonable and prudent business judgment and in accordance with sound oil and gas field practices.”  See Conveyance at § 6.01.

•              Pioneer argued that Plaintiffs have no basis for their claim that Pioneer owed a fiduciary duty to the Trust, and that there was no evidence that Pioneer had breached any of the duties that it did owe: rather, Pioneer’s actions were expressly authorized by both the Partnership Agreement and the Texas Revised Partnership Act.

•              With respect to Plaintiffs’ claim for civil conspiracy, Defendants argued that the Supreme Court has emphasized the requirement of a specific intent to injure the plaintiff, and that no such evidence exists in this case.  Defendants also argued that none of them knowingly participated in another’s breach of fiduciary duty, and that, in any event, no such breach of fiduciary duty occurred.

•              With respect to Plaintiffs’ claim for fraud, Defendants argued that there was no evidence of any material misrepresentations or omissions or that Plaintiffs and the Trust were harmed by any alleged misrepresentations.  Pioneer also argued that it owed no duty to disclose.

•              Pioneer argued that its conduct was permissible under § 11.02 of the Partnership Agreement, in which it “retain[ed] the right to engage in all business and activities of any kind whatsoever (irrespective of whether same may be in competition with the Partnership), and to acquire and own all assets, however acquired and wherever situated, and without in any manner being obligated to disclose or offer such  business and activities or assets or compensation or profit to the other Partners or to the Partnership.”

•              The Trustee argued that there were numerous provisions of the Trust Indenture that limited or exculpated the Trustee’s liability, including § 11.02, which permitted the Trustee to rely on experts, and that “the opinion of any such parties on any matter submitted to them by the Trustee shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance with the opinion of any such party.”

•              Defendants also challenged the ability of Plaintiffs’ experts to offer competent expert testimony at the time of trial regarding the alleged hydrocarbon reserves located on the Subject Interests, as well as the damages associated with the alleged failure to recover these alleged hydrocarbon reserves.

•              Defendants also generally challenged whether Plaintiffs have any competent evidence of any damages whatsoever.

•              Defendants would have asserted at trial numerous affirmative defenses as well.

In sum, the Court finds that there are substantial legal and factual issues that make the likelihood of Plaintiffs ultimately obtaining a judgment uncertain, and that there is uncertainty about Plaintiffs’ ability to prove liability and damages.  By settling, Plaintiffs, the Trust, and its Unit Holders avoid the significant risks of losing their case on these or the other grounds asserted by Defendants.

b.             The apparent difficulties in enforcing the claims through the courts.  As set forth above, the Plaintiffs, the Trust, and its Unitholders in this action face risk to successfully pursuing their claims on the merits, which would have imposed difficulties to Plaintiffs’ attempt to enforce these claims in this court.

c.             The collectibility of any judgment recovered.  There does not appear to be any impediment to collection of any judgment recovered in this case.

d.                                      The delay, expense, and trouble of litigation.   Continuing to litigate the claims in this case, rather than to settle them, would have resulted in significant delay, expense, and trouble.  This is a complex case.  The trial was estimated to last at least five weeks.  It would have involved thousands of exhibits; required the testimony of many witnesses, including costly experts; and required the time and expense not only of the parties’ attorneys, but also of the parties and their representatives.  The parties had indicated a willingness to take this case all the way to the highest court if they had lost, and the cost of briefing and arguing these appeals would have been significant.  Settling the case results in its resolution now, and avoids the delay in resolution that would occur if the parties had gone forward with trial.

Indeed, the delay very well could have been more than just the delay caused by trial, because Plaintiffs had sought a continuance of the April 2009 trial date.  Because of the parties’ settlement, the Court was not required to decide the motion.  If the Court had been required to continue the case, it likely would not have been reset until fall, due to conflicts in Pioneer’s counsel’s schedule.  By settling, the parties avoided both the delay and expense of such a significant trial and the appeals that would follow therefrom.  Furthermore, by settling, Plaintiffs, the Trust, and its Unit Holders avoid the risk of losing at trial, which is certainly of value.

Delay of this case presents another problem for the Trust and its Unit Holders:  the Trust is out of money, yet continues to incur expenses.  Continued litigation of the claims of this case will only result in increased expenses that will ultimately be deducted from whatever recovery the Trust obtains (if any).  Furthermore, even if Plaintiffs ultimately obtained a judgment, the Trust might still have to pay substantial reimbursable expenses owed to the Operator and General Partner before the Unit Holders could receive any of the proceeds.  Similarly, Pioneer and the Trustee would both be entitled to recoup substantial legal fees incurred in defending this suit if they successfully prevailed against such claims.  Moreover, the Trust’s $5 million credit facility loan from JPMorgan would have to be repaid.  These recoupments would occur before any distribution would be made.    See Partnership Agreement § 5.10; Conveyance at 20.

e.                                       The amount of the compromise as compared with the amount and collectibility of the judgment.  The value of the settlement is substantial.  The settlement consideration is at least $19 million in cash, plus the value of Pioneer’s 50% interest in the Brazos Block A-39, the proceeds from the sale of which Pioneer has agreed to contribute to the Trust.  Moreover, the Qualified Bidder process that has been put in place is designed to facilitate the receipt of at least $750,000 for the properties, while at the same time allowing the Trust to realize the benefit of any higher bids.  This process is of additional benefit to the Trust, given that the assets were offered for sale at public auction on March 18, 2009, and attracted no bidders.  MOSH Holding, L.P. and Dagger-Spine have represented that neither they nor their owners, officers, or affiliates have any ownership, direct or indirect, or interest, direct or indirect, in MOSH LLC, and the Court finds that there is no evidence that MOSH Holding L.P., Dagger-Spine, or their owners, officers, or affiliates have any ownership, direct or indirect, or interest, direct or indirect, in MOSH LLC.

In addition, JPMorgan has agreed to forgive the repayment of the existing $5 million loan to the Trust.  Finally, as part of the settlement, Pioneer has agreed not to pursue an indemnity claim against the Trust or Partnership that have would exceeded $5 million.

Because this case has not been tried, there is no “amount of the judgment” to compare to the amount of the settlement.  However, Defendants argued persuasively that Plaintiffs were not harmed (and indeed, were benefited) by any of Defendants’ actions, and that, in fact, Plaintiffs have never even quantified their damages.  Indeed, at the time of the settlement, Plaintiffs had yet to delineate, through expert testimony or otherwise, a specific, competent damages figure.  The settlement consideration is generous in light of the difficulties in proof of damages faced by Plaintiffs, as well as in light of the other impediments Plaintiffs faced on the merits of their claims.

f.                                         The views of the parties involved, pro and con.                   objectors made objections to the Settlement Agreement.  The objections that were made were not persuasive.  In contrast, all Defendants and Plaintiffs support the Settlement Agreement.  Plaintiffs own approximately 13% of the shares of the Trust.  Plaintiffs’ approval is a persuasive factor in favor of approval of the Settlement Agreement.

In conclusion, with the exception of one factor – the collectibility of the judgment – all of the Cogdell factors compel a finding that the Settlement Agreement is fair to and in the best interests of the Trust and its Unit Holders and should be approved.  The fact that a judgment – if obtained despite the serious impediments on the merits of the claims – may be collectible is far outweighed by the many other factors establishing that the Settlement Agreement is more than fair and in the best interest of the Trust and its Unit Holders.

VII.                            Other Potentially Applicable Fairness Considerations Support Approval

A.                                    Conclusions of Law with Respect to Other Potentially Applicable Fairness Considerations

18.  Although the Court concludes that Cogdell articulates the factors that must be considered when determining whether a settlement agreement is fair and in the best interests of a

Trust, the Court out of an abundance of caution also addresses the factors set forth in determining whether a transaction between a fiduciary such as the Trustee and its beneficiary is fair:

(a)	whether there was full disclosure regarding the transaction;
(b)	whether the consideration (if any) was adequate;
(c)	whether the beneficiary had the benefit of independent advice;
(d)	whether the fiduciary benefited at the expense of the beneficiary; and
(e)	whether the fiduciary significantly benefited from the transaction as viewed in light of circumstances existing at the time of the transaction.

Lee v. Hasson, No. 14-05-00004-CV,        S.W.3d       , 2007 WL 236899, at *15 (Tex. App.–Houston [14th Dist.] Jan. 30, 2007, pet denied).

B.                                    Findings of Fact with Respect to the Court’s Finding that Other Potentially Applicable Fairness Factors Support Approval of the Settlement Agreement

17.  As with the Cogdell factors, the Court finds that the Lee factors also compel a finding that the Settlement Agreement is eminently fair, as set forth below.

(a)                                  Whether there was full disclosure regarding the transaction.  The Court finds that there was full disclosure regarding the Settlement Agreement.  As set forth above, the Unit Holders were given ample notice of all details of the Settlement Agreement.  The Settlement Agreement and related documents were posted to the Trust’s website www.businesswire.com/cnn/mesaoffshoresettlement.htm, and notice of the settlement terms and the posting was provided to the Unit Holders via U.S. mail, SEC filing, and press release.  In addition, Unit Holders were provided a phone number to call and request copies of the Settlement Documents.

(b)                                 Whether the consideration (if any) was adequate.  As discussed with respect to the Cogdell factors, above, the consideration to be paid in settlement is substantial, and more than adequate to compensate for the claims released.

(c)                                  Whether the beneficiary had the benefit of independent advice.  The beneficiaries of the Trustee’s fiduciary duty – here, the Trust and its Unit Holders – had the benefit of independent advice from the skilled and experienced counsel for Plaintiffs MOSH Holdings, L.P., and Dagger-Spine Hedgehog Corporation, and were not required to rely on the advice of the Trustee with respect to the Settlement Agreement.  Plaintiffs and their counsel have agreed that the settlement is fair and in the best interests of the Trust and its Unit Holders.

 (d)                              Whether the fiduciary benefited at the expense of the beneficiary.  There is no evidence that the Trustee (or, for that matter, any of the Defendants) benefited at the expense of the Trust in entering this Settlement Agreement; to the contrary, the Settlement Agreement requires the Defendants to pay substantial consideration to the Trust, in exchange for a release of claims that would have faced substantial impediments at trial.

(e)                                  Whether the fiduciary significantly benefited from the transaction as viewed in light of circumstances existing at the time of the transaction.  Although the Trustee and the Defendants benefited from the transaction, in that they received releases and did not have to go to trial, the benefit was not significant in light of the circumstances of the transaction – specifically, in light of the substantial consideration the Defendants paid in exchange for the release of claims that faced significant impediments to success.

In sum, even when considered under the Lee factors, the Settlement Agreement is entirely fair to and in the best interest of the Trust and its Unit Holders.

VIII.                        The Attorneys’ Fees Sought for Plaintiffs’ Counsel Are Necessary, Reasonable, and Fair

A.                                    Findings of Fact with Respect to the Court’s Finding that the Attorneys’ Fees Sought for Plaintiffs’ Counsel and Necessary, Reasonable, and Fair

18.                                 Plaintiffs MOSH and Dagger-Spine have pursued claims asserted in this lawsuit for the benefit of the Trust and the Unit Holders.  As a result they are entitled to reimbursement of fees and expenses which they have incurred under the Trust Fund doctrine.

19.                                 The nature of this case has required extensive funding of expenses by legal counsel.  This case has been extraordinarily expert intensive, and extensive funds have been paid or are owed to expert witnesses.  There have been numerous depositions in the case.  There have been many hearings in the case, including those requiring presentation of evidence.  In the course of this case, there have been at least three temporary injunction hearings, two settlement conference hearings, and appeals, including to the Supreme Court of Texas.

20.                                 In addition to amounts spent on expenses, counsel have expended an enormous amount of time in the prosecution of this case.  The time actually expended in the pursuit of the case and the value of this time are in the thousands if not 10,000 hour range with reasonably associated commercial fee rates.

The foregoing amounts represent the Lodestar amounts for the attorneys because the rates and time are reasonable.

21.                                 This case has been one in which the financial burden and the time burden has been extensive and the means of meeting these demands has had to be readjusted repeatedly over the course of this case.  For example, straight hourly rates have given way to blended rates and partial contingences.  Other counsel have had contingent fee agreements which were then adjusted to accommodate other counsel.  All of these changes have been necessitated by the enormous expense and difficulty of pursuing this case.  The dedication of counsel to the case has been reflected in their willingness to make adjustments in their compensation arrangement and as well as to continue with the case in the face of difficulty being paid or compensated at times.

22.                                 Because of the complexity of the fee schedules, the varying arrangements over time and the desirability of some expenses being reimbursed to some parties, the parties on the Plaintiffs’ side of the case have met and agreed on an amount that is a reasonable number to represent the fee of the individual parties.  The parties on the Plaintiffs’ side of the case have further agreed to any cross reimbursements that should be made between the parties and counsel.  Accordingly, the parties on the Plaintiffs’ side of the case have agreed that the following represent the fee earned by respective parties: $6,250,000.  The parties on the Plaintiffs’ side of the case have further agreed to reimbursement of expenses in the amount of $2,500,000.

23.                                 The Court has carefully reviewed the recommendations of the parties and heard testimony of counsel and reviewed the underlying data and finds that the fees and expenses are reasonable and should be born by the settlement proceeds which they have generated for the benefit of the Trust and the Unit Holders.  Accordingly, it is ordered that these amounts be paid to the respective parties and their attorneys out of the settlement proceeds as set forth above.

24.                                 In reviewing the foregoing fee application, the Court has considered the factors set forth in Johnson v. Georgia Highway Express, 488 F.2d 714 (5th Cir. 1974).  These factors are analyzed as follows:

(1)          Time and labor.  The paragraphs above document the time and labor involved. This case has been lengthy and the Court has been personally involved in many of the hearings and motions.  The Court has reviewed numerous motions and after review of the record of this case, the Court is convinced that the time and labor was actually spent and is reasonable for the case.

(2)          Novelty and difficulty of questions.  This case involves truly novel and difficult questions.  There was an appeal to the Texas Supreme Court for questions that which needed answering. Additionally, there are many other questions which have been raised in summary judgment proceedings which can only be described as novel and difficult.

(3)          The skill requisite to perform the legal services properly.  This is a case in which some of the most esteemed counsel in Harris County have been present both for the Plaintiff and for the defense of the action.  The complexity of the case required experienced counsel, and such experience is present in this case.

(4)          Preclusion of other employment by the attorneys due to the acceptance of the case.  Given the amount of time involved, it is clear that this case required a substantial commitment of time and involvement of this case.  The parties were precluded to some extent from being involved with other cases.  The senior counsel were often present.

(5)          Customary fee.  As indicated above, I have reviewed the fees and the fees in question are well within customary fees in the Harris County area.

(6)          Whether the fees are fixed or contingent.  As indicated above, this case has represented every combination of fee schedule possible including straight hourly rates, blended rates, partial contingent fees, complete contingent fees.  All of these have been necessary at various times in the case to move the case forward and to obtain both time, labor and the financing necessary to pursue the case.

(7)          Time limitations imposed by the client or the circumstances.  In this case there have been several trial settings.  Frequently the lawyers have been up against severe deadlines including filing of expert reports, challenging expert reports, motions and other matters.  As a result because of the time deadlines, at times work was required to be done on a very intense schedule.

(8)          The amount involved and the results obtained.  This case originally was a claim in excess of $1 billion.  As time has progressed, the Midway Well on Brazos Block A-39 has proven to be less productive than originally believed. Nonetheless, the Plaintiffs have vigorously pursued and attempted to prove the continued viability of Block A-39 as a drilling prospect.  As a result, the case has involved very large potential amounts of money throughout.  Notwithstanding the issues in the case as indicated above, Plaintiffs have obtained value and benefit to the Trust in excess of $30 million.

(9)          Experience reputation and ability of the attorneys in this case.  Counsel are all experienced attorneys with the reputations for trying cases.

(10)    Political undesirability of the case.  This case does not involve “political” undesirability, but the Court notes that some of the Defendants, in particular JPMorgan Chase, are prominent entities.  At least one expert in the case declined to work for Plaintiffs and indeed went to work for JPMorgan Chase because of concerns over who was the Defendant in the action.

(11)    Nature and length of the professional relationship with the client.  For Boyer & Ketchand, the only relationship has been this case.  Mr. Spagnoletti and Kim have represented principals of MOSH in other litigation.  Mr. Buzbee has only represented the parties in this particular action.

(12)    Awards in similar cases.  This is not a case when all benefit flow to the counsel.  Very substantial cash benefits are flowing to the Unit Holders which would not be obtainable otherwise.  The Trust itself was insolvent and yet the Plaintiffs have obtained a positive cash value for the Trust.  When the total value of the case to the Trust is viewed in terms of the contingency, the contingency is only about 20%.  From the Court’s experience, this is a low contingency, especially in cases in which counsel are required to expend large amounts of money for numerous experts.  Suits over royalty trusts are by their nature rare, so the nature of this outcome needs to be evaluated by litigation experience in general.

25.                                 Accordingly the Court approves as necessary, reasonable, and fair attorneys fees in the amount of $6,250,000 and expenses in the amount of $2,500,000 for Plaintiffs’ attorneys and Plaintiffs to be paid as set forth in these Findings of Fact and Conclusions of Law and in the Final Agreed Judgment.

IX.                                The Intervenors’ Claims Are Being Settled in the Settlement Agreement

A.                                    Conclusions of Law with Respect to Interventions

26.  An intervention may be stricken if (1) it is not “almost essential to effectively protect the intervenor’s interest,” or (2) if the intervention will “complicate the case by an excessive multiplication of issues.”  Guar. Fed. Sav. Bank v. Horseshoe Operating Co., 793 S.W.2d 653, 657 (Tex. 1990).

B.                                    Findings of Fact with Respect to Interventions

27.  Gordon Stamper, Robert Miles, Keith Wiegand, Michael Brown, and Benjamin J. Ginter (“the Intervenors”) have sought to intervene in this case.  To the extent that the

Intervenors have pleaded any claims in their pro se pleadings, they have purported to assert claims on behalf of and that belong to the Trust and to object to the Settlement Agreement.

28.  The Court finds that the Intervenors’ interventions are not necessary (and certainly are not “almost essential”) to protect their interests or the interests of the Trust and its Unit Holders and would unnecessarily complicate the case with an excessive multiplication of issues.  The Court has approved the Settlement Agreement, which resolves all of the claims of the Trust and its Unit Holders, including the claims that the Intervenors purport to assert.  The Court intends to enter a Final Judgment dismissing these claims with prejudice pursuant to the Settlement Agreement.  Thus, the claims that the Intervenors purport to assert on behalf of the Trust and its Unit Holders will be dismissed with prejudice, and there is no need for them to intervene in this case.

29.  It is, furthermore, unnecessary to allow Intervenors to intervene to protect their interests or those of the Trust and its Unit Holders, because similarly situated Unit Holders – MOSH Holdings and Dagger-Spine – are already doing so.  The Court has previously found that MOSH Holdings and Dagger-Spine are adequate representatives of the Trust and/or the Partnership’s interests, and thus the Intervenors’ intervention is unnecessary.  Indeed, MOSH Holdings has been pursuing the claims in this case for four years.  In contrast, three of the four intervenors – Stamper, Miles, and Wiegand – intervened two years ago as part of the “Wiegand Group,” then voluntarily took a nonsuit of their own lawsuit for “strategic reasons,” only to intervene again on the eve of trial.  In moving to non-suit their earlier intervention, the Intervenors acknowledged the adequacy of MOSH Holdings’ and Dagger-Spine’s representation:  they stated that MOSH Holdings and Dagger-Spine “are representative of all unit-holders.”  See Plaintiffs’ Motion for Non-Suit Without Prejudice for the Wiegand Group at 2.

30.  Furthermore, intervention is not necessary to permit Intervenors’ to protect their interests or the interests of the Trust and its Unit Holders and/or the Partnership, because Intervenors, like other objectors, were afforded ample opportunity to object to the Settlement Agreement and to appear at the Settlement Approval Hearing and be heard.  The Court has carefully considered their objections, but on balance finds that they are without merit and should be denied.

31.  Permitting intervention by the Intervenors would also unnecessarily complicate the case by an excessive multiplication of issues.  That the Intervenors’ interventions would unnecessarily complicate this case is particularly true given that Intervenors waited until the eleventh hour, just before the case was set for trial, to intervene.  There interventions are, therefore, untimely as well as unnecessary.

32.  Although these findings would warrant striking the Intervenors’ interventions, the Court concludes that the motions to strike are moot, because the claims that are being asserted or could be asserted in this case are claims of the Trust and/or Partnership, and are being dismissed with prejudice pursuant to the Settlement Agreement as part of the Final Agreed Judgment.

X.                                    Conclusion

In conclusion, the Settlement Agreement is APPROVED as fair to and in the best interests of the Trust and its Unit Holders.

All objections to the Settlement Agreement are hereby DENIED.

Signed on                                            , 2009.

The Honorable Sharon McCally

Exhibit D

ABANDONMENT AGREEMENT

(Gulf of Mexico)

This Abandonment Agreement (the “Agreement”) is made effective as of the      day of                         , 2009, between PIONEER NATURAL RESOURCES USA, INC., a Delaware corporation (“Pioneer”) and                                 , a                        corporation (“Buyer”), each being a “party” and collectively being the “parties”.

WITNESSETH:

WHEREAS, pursuant to the ABOS (as defined below) Pioneer assigned unto Buyer certain of its interests in oil and gas assets located in areas situated offshore Texas;

WHEREAS, as used herein, the term “Assets” has the meaning provided in the ABOS;

WHEREAS, the assignment of the Assets by Pioneer to Buyer was expressly made subject to the terms and conditions of that certain Assignment and Bill of Sale (Brazos A-39) (“ABOS”) executed by and between Pioneer and Buyer, dated effective as of the      day of                     , 2009, which provides inter alia, for Buyer to be responsible for and comply with certain duties and obligations of Pioneer with respect to the Assets, including certain plugging, abandonment and decommissioning obligations relating to Oil and Gas Lease, OCS-G 4559, Brazos Area Block A-39 (hereinafter “BA-A39”) a copy of the ABOS is attached as Exhibit “A” hereto;

WHEREAS, Pioneer desires that (i) an incentive be established to encourage Buyer to commence and continue on a regular basis the satisfaction of the plugging, abandonment and decommissioning obligations, and (ii) to provide for certain funding to aid Buyer in satisfying  the completion of such obligations.

NOW, THEREFORE, Buyer and Pioneer agree to the following:

1.             To aid Buyer in satisfying Buyer’s plugging, abandonment and decommissioning obligations, as set forth in the ABOS and as summarized in this Agreement, simultaneously with the execution of this Agreement by the parties hereto, the parties shall execute the Escrow Agreement described on Exhibit “B” attached hereto (“Escrow Agreement”) and shall open the escrow account described therein for the repository and distribution of the sum of one million six hundred thousand dollars ($1,600,000.00) to be contributed by Pioneer and any earnings thereon. This $1,600,000 amount represents Pioneer’s estimate of the cost attributable to a 50% working interest required to plug, abandon and decommission existing facilities at BA-A39 consistent with currently applicable rules and regulations.  The parties agree and acknowledge that this is only an estimate and that the actual cost to plug, abandon and decommission facilities at BA-A39 may not equal this estimated amount.  The parties further acknowledge and agree that irrespective of the cost actually required the plug, abandon and decommission BA-A39, or any associated platform or any other of the Assets as defined in the ABOS, Pioneer’s sole and exclusive obligation concerning plugging, abandonment and decommissioning shall be satisfied and extinguished upon Pioneer’s contribution of the $1,600,000 to the Escrow Account and that any and all obligations of Pioneer concerning plugging, abandonment and decommissioning of the Assets assigned under the ABOS shall be assumed and satisfied by Buyer as provided in the ABOS.  The funds deposited with the “Escrow Agent,” as defined on Exhibit “B,” together with all interest accrued thereon or income associated therewith, shall comprise the “Escrow Property.”  Pioneer and Buyer agree to execute any and all documents provided by Escrow Agent reasonably required to establish and maintain the said escrow account.  The disposition of the Escrow Property by the Escrow Agent shall be governed by this Agreement and the Escrow Agreement. Any conflict between this Agreement and the Escrow Agreement, as between Buyer and Pioneer, shall be resolved in accordance with the terms and provisions of this Agreement.

2.             The Escrow Agreement shall govern any investments and reinvestments by the Escrow Agent.

3.             With respect to all funds to be remitted to and maintained or disbursed by Escrow Agent, the Escrow Agent shall provide Pioneer and Buyer with regular statements as provided in the Escrow Agreement.  All funds deposited in the Escrow Agreement account and all income

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associated therewith and together with all interest accrued therein shall be received by Escrow Agent and held in escrow to satisfy the plugging, abandonment and decommissioning activities.

4.             In accordance with the ABOS, all Environmental Laws (as defined below) and all applicable agreements, Buyer shall timely commence and diligently pursue to completion the proper and prudent plugging, abandonment and decommissioning (or replugging and reabandonment) and/or removal of each well, platform, pilings, jacket, flowline, pipeline, dock, compressor station, production facility, structure, quarters or other building, equipment or facility on or under or comprising the Assets or associated therewith when required by such Environmental Laws, lease terms or the terms of any applicable agreement. For purposes of this Agreement and the Escrow Agreement, the foregoing are the “Plugging and Abandonment Operations.” The premises and surface area surrounding or under each such well, platform, pilings, jacket, flowline, pipeline, dock, compressor station, production facility, structure, quarters or other building, equipment or facility, shall also be restored, cleared, remediated and reclamated by Buyer as part of the Plugging and Abandonment Operations pursuant to all Environmental Laws as well as pursuant to lease terms or the terms of any applicable agreement, including but not limited to, removal of wellheads, platforms, tank batteries, compressor station, facilities, structures, production facilities, pipelines, and flowlines. “Environmental Laws” means all applicable local, state, and federal laws, rules, regulations, and orders regulating or otherwise pertaining to:  (i) the use, generation, migration, storage, removal, treatment, remedy, discharge, release, transportation, disposal, or cleanup of pollutants, contamination, hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants; (ii) surface waters, ground waters, ambient air and any other environmental medium on or off any Lease; (iii) the environment or health and safety-related matters; (iv) the prevention of pollution or environmental damages, (v) the abatement, remediation or elimination of pollution or environmental damage, (vi) the protection of the environment generally, and/or (vii) the protection of persons or property from actual or potential exposure (or the effects of exposure) to pollution or environmental damage, or (viii) platform, well, equipment, facility or pipeline removal, abandonment, decommissioning or plugging, including without limitation the following as from time to time amended and all others whether similar or dissimilar: the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and

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Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Toxic Substance Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, the Oil Pollution Act of 1990, as amended, the Marine Protection, Research, and Sanctuaries Act, and all regulations promulgated pursuant thereto.

5.             On or before thirty (30) days prior to commencing Plugging and Abandonment Operations, Buyer shall deliver to Pioneer an informational Authority for Expenditure (“AFE”), specifying the details of the activities and operations to be conducted and detailing the total cost thereof, together with copies of all submittals of all filings and permit requests of the planned operation initial platform removal application to the governmental agency or agencies (the “Agency”) of concern having jurisdiction over such matters for approval, or application of work permit.  When the operations are completed, Buyer will obtain evidence from each involved agency reflecting that the activity or operations are completed in compliance with applicable laws and regulations and will furnish such evidence to Pioneer. Such evidence shall include but not be limited to the post-removal report for platform or other facility, pipeline decommissioning application, post-pipeline decommissioning report, cancellation of Navaids Permit (USCG & MMS), FORM 124, Application for Permit to Modify (APM) with the appropriate fee via Ewell (online permitting application), within 30 days of permanent abandonment of well, FORM 125, END OF OPERATIONS REPORT, (EOR) with description of plug depths, casing cuts BML/AML, and reports showing the occurrence of site clearance. Where Buyer is not the operator of the Assets, Buyer shall obtain proof of completion in compliance with applicable rules and regulations from the operator. Upon completion of the Plugging and Abandonment Operations, and the provision of proof thereof to Pioneer, Buyer shall be entitled to withdraw an amount equal to its actual out-of-pocket costs expended on said Plugging and Abandonment Operations to the extent  that amount does not exceed the amount allocated to the interest in the Assets assigned to Buyer under the ABOS or the amount of the Escrow Property, and such amount shall upon joint written instruction to the Escrow Agent from Pioneer and Buyer be released from the Escrow Agreement account. Out-of-pocket costs shall not include internal costs or expenses of whatever nature, overhead, benefits, employee salaries, or insurance. No

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Escrow Property shall be disbursed in advance of completion of the plugging, abandonment and decommissioning of BA-A39 and all facilities and wells located thereon or associated therewith. If the costs of plugging, abandoning, and decommissioning the property assigned under the ABOS exceeds the amount of the Escrow Property, Buyer shall be responsible for such excess amount and Pioneer shall have no obligation or liability with respect to same. If there is Escrow Property remaining after the completion of all Plugging and Abandonment Operations relating to the Assets assigned under the ABOS, such Escrow Property shall, upon Pioneer’s written concurrence to release of the Escrow Property (which will be given if Pioneer determines that Buyer has complied with the terms of the ABOS and this Escrow Agreement), be released to Buyer.  If the Plugging and Abandonment Operations have not commenced or been completed prior to the termination of the Escrow Agreement and Escrow Property remains in the Escrow Account, Buyer and Pioneer shall enter into another mutually acceptable escrow agreement with a mutually acceptable escrow agent (the “New Escrow Agent”) and instruct the Escrow Agent to deposit the Escrow Property with such New Escrow Agent.

6.             Buyer will be in default if Pioneer has not received a true copy of the documentation submitted to appropriate state agencies, the Bureau of Land Management, and/or the Minerals Management Service, or successors or agencies or other organizations having jurisdiction reflecting that Buyer has satisfied the aforementioned requirements no later then 180 days after the obligations accrue.  Buyer hereby agrees that (i) if such obligations  are not complied with in a timely and faithful manner as directed by a regulatory agency or Buyer otherwise defaults in its obligations thereunder, or (ii) in the event of Buyer’s failure and insolvency, or application for adjudication in bankruptcy, application by or against Buyer for assignment, composition, extension or receivership, or (iii) in the event of Buyer’s failure to comply with any obligation or condition undertaken in the Escrow  Agreement or the ABOS with respect to the Plugging and Abandonment Operations, then, upon written request of Pioneer (but Pioneer shall have no obligation to make such request), anything to the contrary notwithstanding, it shall be lawful for, and Buyer does hereby authorize and direct the Escrow Agent, to distribute the Escrow Property to Pioneer to pay or reimburse to Pioneer (without prejudice to Pioneer’s rights against Buyer) the expenses incurred or to be incurred to remedy the noncompliance, but Pioneer shall have no obligation to remedy such non-compliance.  If within

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sixty (60) days after notice of non-compliance by Pioneer (but Pioneer has no obligation to give such notice), Buyer has not made or caused to make the necessary corrections to comply with this Escrow Agreement, Pioneer may remedy such noncompliance (but without Pioneer having an obligation to do so), without prejudice to Pioneer’s rights against Buyer, and direct the Escrow Agent to distribute the Escrow Property  from the Escrow account to pay or reimburse Pioneer for the expenses incurred or to be incurred in remedying the noncompliance. The distribution of the Escrow Property to Pioneer shall not extinguish Buyer’s obligations under the ABOS, or this Agreement, with respect to Plugging and Abandonment Operations.

7.             Pioneer shall have the right, but not the obligation, at its own expense, to audit Buyer’s records regarding all matters concerning the Plugging and Abandonment Operations to satisfy itself that Buyer has met all of its obligations under this Agreement, the Escrow Agreement, and the ABOS.

8.             In the event of any circumstance which results in a demand upon Pioneer or any of its affiliates, by any third party or governmental or regulatory Agency to take any action or incur any costs or liability for which Buyer indemnifies Pioneer and is responsible for under the ABOS or hereunder, and Buyer is unable, or has failed, after notice, to take such action or to cause such action to be taken, then upon notification by Pioneer to the Escrow Agent of such demand, Pioneer, without obligation to do so, shall have the right to receive all or any portion of the Escrow Property for said purpose, without limiting or relieving in any way the obligations of Buyer under this Agreement, the ABOS or under Environmental Laws.

9.             All claims, notices, requests, demands, or other communications hereunder shall be in writing and shall be deemed to have been to have been duly given if delivered or mailed, first class, certified mail, postage prepaid:

SELLER:

General Counsel

Pioneer Natural Resources USA, Inc.
5205 N. O’Connor Blvd., Ste. 200
Irving, Texas 75039-3746

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with a copy to:	Vice President, Land
Pioneer Natural Resources USA, Inc.
5205 N. O’Connor Blvd., Ste. 200
Irving, Texas 75039-3746

BUYER:

Attention:

or at such other address as the parties may have furnished to the other parties in writing.

10.           This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of the parties hereto, and shall be governed by and construed in accordance with the laws of the State of Texas.  No transfer of Buyer’s interest in this Agreement or in the Escrow Agreement may be made without Pioneer’s prior written consent.  Subject to the preceding sentence, any assignee of Buyer’s interest herein must expressly assume, in writing, the obligations herein. This Agreement and the Escrow Property shall run with the land.

11.           The parties acknowledge and agree that nothing herein shall serve to limit the obligations of Buyer to Pioneer or otherwise with respect to plugging, abandonment, or decommissioning to only those that may be satisfied by the Escrow Property.

12.           All capitalized terms not defined herein shall have the definition set forth for such terms in the ABOS. The ABOS is not merged into or amended by this Agreement.

13.           This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument.

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14.           Buyer and Pioneer agree to take such further actions and to execute, acknowledge and deliver all such further documents and take such further action that is necessary or useful in carrying out the purposes of this Agreement.

15.           Buyer shall provide Pioneer and Escrow Agent a completed form W-9 or such other similar form as Escrow Agent may reasonably request, with its tax identification number.

EXECUTED this on the herein first above written in he presence of the undersigned witnesses after due and complete reading of the whole.

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Print Name:

Print Name:	By:
Name:
Title:

PIONEER NATURAL RESOURCES USA, INC.
Print Name:

Print Name:	By:
Name:
Title:

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STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the          day of             , 2009, by                         as                                      , of Pioneer Natural Resources USA, Inc., a Delaware corporation, on behalf of said corporation, individually and in its capacity as Managing General Partner of the Mesa Offshore Royalty Partnership.

I have hereunto set my hand and official seal this        day of             , 2009.

Notary Public, State of Texas
My Commission expires on

STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on the        day of             , 2009,                                     , as                               , of a                          corporation, on behalf of said corporation.

I have hereunto set my hand and official seal this        day of               , 2009.

Notary Public, State of Texas
My Commission expires on

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Exhibit E

ESCROW AGREEMENT

This Escrow Agreement dated this      day of         , 2009 (the “Escrow Agreement”), is entered into by and among Pioneer Natural Resources USA, Inc., a Delaware corporation (“Pioneer”),                                [name and legal status] (“Buyer”) (                         and                          collectively, the “Parties,” and individually, a “Party”), and Wells Fargo Bank, National Association, as escrow agent (“Escrow Agent”).

RECITALS

A.            WHEREAS, pursuant to the ABOS (as defined below) Pioneer assigned unto Buyer certain of its interests in oil and gas leasehold and other assets and interests as described therein (the “Assets”) located in areas situated offshore the State of Texas;

WHEREAS, the assignment of the Assets by Pioneer to Buyer was expressly made subject to the terms and conditions of that certain Assignment and Bill of Sale (Brazos A-39) (“ABOS”) executed by Pioneer and Buyer and dated effective                  , 2009, which provides inter alia, for Buyer to be responsible for and comply with certain duties and obligations of Pioneer with respect to the Assets, including the Plugging and Abandonment Obligations, as defined in that certain Abandonment Agreement between Buyer and Pioneer also dated effective              , 2009.

WHEREAS, Pioneer desires that (i) an incentive be established to encourage Buyer to commence and continue on a regular basis the satisfaction of the Plugging and Abandonment Obligations, and (ii) to provide for certain funding to aid in satisfaction of the Plugging and Abandonment Obligations.

B.            Pioneer agrees to place in escrow certain funds and the Escrow Agent agrees to hold and distribute such funds in accordance with the terms of this Escrow Agreement.

In consideration of the promises and agreements of the Parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties and the Escrow Agent agree as follows:

ARTICLE 1
ESCROW DEPOSIT

Section 1.1.            Receipt of Escrow Property.  Upon execution hereof, Pioneer shall deliver to the Escrow Agent the amount of $1,600,000.00 (the “Escrow Property”) in immediately available funds.

Section 1.2.            Investments.

(a)           The Escrow Agent is authorized and directed to deposit, transfer, hold and invest the Escrow Property and any investment income thereon in such investment or investments as Buyer shall direct in writing in the form of Exhibit B to this Escrow Agreement.  The Escrow

Agent shall invest the Escrow Property in alternative investments in accordance with written instructions as may from time to time be provided to the Escrow Agent by Buyer in the form of Exhibit B. In the absence of such direction, the Escrow Agent is hereby directed to invest the Escrow Property in the Wells Fargo Advantage Funds, Government Money Market Fund, Service Class Shares.  Any investment earnings and income on the Escrow Property shall become part of the Escrow Property, and shall be disbursed in accordance with Section 1.3 or Section 1.5 of this Escrow Agreement.

(b)           The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Escrow Agreement.  The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Escrow Agreement.  The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Escrow Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account.  The Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.

Section 1.3.            Disbursements.  Upon receipt of Escrow Release Letters in substantially the form attached hereto as Exhibit A from both Pioneer and Buyer, Escrow Agent shall disburse Escrow Property funds to Buyer to such account as Buyer may specify in writing. In addition, upon receipt of a letter from Pioneer certifying that Buyer is in default under the Abandonment Agreement and requesting distribution of all or a portion of the Escrow Property to Pioneer, Escrow Agent shall disburse Escrow Property funds to Pioneer to such account as Pioneer may specify in writing. With respect to all funds to be remitted to and maintained or disbursed by Escrow Agent, the Escrow Agent shall provide Pioneer and Buyer a monthly statement of account.  Beginning              , 2009, Escrow Agent shall render to Buyer and Pioneer monthly statements of account with respect to the Escrow Property which shall contain the following:  (a) a schedule of receipts and disbursements during the accounting period; (b) a statement of income and unrealized gains or losses, and (c) a schedule of all assets held by the Escrow Agent in the Escrow Account.

Section 1.4.            Income Tax Allocation and Reporting.

(a)           The Parties agree that, for tax reporting purposes, all interest and other income from investment of the Escrow Property shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by Buyer, whether or not such income was disbursed during such calendar year.

(b)           Prior to closing, the Parties shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request.   The Parties understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the Regulations promulgated

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thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrow Property.

(c)           To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrow Property, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Property.  The Parties, jointly and severally, shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Property and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent.  The indemnification provided by this Section 1.4(c) is in addition to the indemnification provided in Section 3.1 and shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

Section 1.5.            Termination.  Absent an earlier disbursement of the entirety of the Escrow Property, this Escrow Agreement shall terminate on              , 2015, at which time the Escrow Agent is authorized and directed to disburse the Escrow Property to either Buyer or New Escrow Agent (as defined in the Abandonment Agreement), as directed in the Escrow Release Letter signed by both Buyer and Pioneer, and this Escrow Agreement shall be of no further force and effect except that the provisions of Sections 1.4(c), 3.1 and 3.2 hereof shall survive termination.

ARTICLE 2
DUTIES OF THE ESCROW AGENT

Section 2.1.            Scope of Responsibility.  Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature.  Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Escrow Agreement.  The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Escrow Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document.  References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto.  This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement.

Section 2.2.            Attorneys and Agents.  The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent.  The Escrow Agent shall be reimbursed as set forth in Section 3.1 for any and all compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals.  The

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Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees.

Section 2.3.            Reliance.  The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the direction or consent of the Parties or their respective agents, representatives, successors, or assigns.  The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority.  Concurrent with the execution of this Escrow Agreement, the Parties shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit C-1 and Exhibit C-2 to this Escrow Agreement.

Section 2.4.            Right Not Duty Undertaken.  The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties.

Section 2.5.            No Financial Obligation.  No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement.

ARTICLE 3
PROVISIONS CONCERNING THE ESCROW AGENT

Section 3.1.            Indemnification.  The Parties, jointly and severally, shall indemnify, defend and hold harmless the Escrow Agent from and against any and all loss, liability, cost, damage and expense, including, without limitation, attorneys’ fees and expenses or other professional fees and expenses which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent, arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, unless such loss, liability, cost, damage or expense shall have been finally adjudicated to have been directly caused by the willful misconduct or gross negligence of the Escrow Agent. The provisions of this Section 3.1 shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

Section 3.2.            Limitation of Liability.  THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

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Section 3.3.            Resignation or Removal.  The Escrow Agent may resign by furnishing written notice of its resignation to the Parties, and the Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which it is entitled through the date of termination.  Such resignation or removal, as the case may be, shall be effective thirty (30) days after the delivery of such notice or upon the earlier appointment of a successor, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrow Property and to deliver the same to a successor escrow agent as shall be appointed by the Parties, as evidenced by a joint written notice filed with the Escrow Agent or in accordance with a court order.  If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following the delivery of such notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

Section 3.4.            Compensation.  The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit D, which compensation shall be paid from the Escrow Property.  In the event that the Escrow Property is insufficient or unavailable to pay the compensation of the Escrow Agent, such compensation shall be paid by Buyer.  The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event.  If any amount due to the Escrow Agent hereunder is not paid within thirty (30) days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law.   The Escrow Agent shall have, and is hereby granted, a prior lien upon the Escrow Property with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Escrow Property.

Section 3.5.            Disagreements.  If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent is authorized to retain the Escrow Property until the Escrow Agent (i) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Escrow Property, (ii) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Escrow Property, in which event the Escrow Agent shall be authorized to disburse the Escrow Property in accordance with such final court order, arbitration decision, or agreement, or (iii) files an interpleader action in any court of

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competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Property and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action.  The Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.

Section 3.6.            Merger or Consolidation.  Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

Section 3.7.            Attachment of Escrow Property; Compliance with Legal Orders.  In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Property, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction.  In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

ARTICLE 4
MISCELLANEOUS

Section 4.1.            Successors and Assigns.  This Escrow Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement.  No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Party and the Escrow Agent and shall require the prior written consent of the other Party and the Escrow Agent (such consent not to be unreasonably withheld).

Section 4.2.            Escheat.  The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state.  The Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Property escheat by operation of law.

Section 4.3.            Notices.  All notices, requests, demands, and other communications required under this Escrow Agreement shall be in writing, in English, and shall be deemed to have been

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duly given if delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) by overnight delivery with a reputable national overnight delivery service, or (iv) by mail or by certified mail, return receipt requested, and postage prepaid.  If any notice is mailed, it shall be deemed given five business days after the date such notice is deposited in the United States mail.  Any notice given shall be deemed given upon the actual date of such delivery.  If notice is given to a party, it shall be given at the address for such party set forth below.  It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes.  In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

If to Pioneer:		With Copy to:
Pioneer Natural Resources USA, Inc.		Pioneer Natural Resources USA, Inc.
5205 North O’Connor Suite 200		5205 North O’Connor Suite 200
Irving, Texas 75039-3746		Irving, Texas 75039-3746
Attention: Mark Berg, General Counsel		Attention: Rich Dealy, EVP & CFO
Telephone:	972-969-4090	Telephone:	972-969-4054
Facsimile:	972-969-3584	Facsimile:	972-969-3572

If to [     ]:

Attention:

Telephone:

Facsimile:

If to the Escrow Agent:

Wells Fargo Bank, National Association

201 Main Street, Suite 301

Fort Worth, Texas 76102

Attention: John C. Stohlmann, Corporate, Municipal and Escrow Services

Telephone: 817-732-8356

Facsimile:     817-885-8650

Section 4.4.            Governing Law.  This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

Section 4.5.            Entire Agreement.  This Escrow Agreement sets forth the entire agreement and understanding of the parties related to the Escrow Property.

Section 4.6.            Amendment.  This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Parties and the Escrow Agent.

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Section 4.7.            Waivers.  The failure of any party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance.  A waiver by any party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

Section 4.8.            Headings.  Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement.

Section 4.9.            Counterparts.  This Escrow Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

[The remainder of this page left intentionally blank.]

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IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

PIONEER NATURAL RESOURCES USA, INC.

By:
Name: Richard P. Dealy
Title: EVP & CFO

[insert name of Buyer]

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Escrow Agent

By:
Name:	John C. Stohlmann
Title:	Vice President

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EXHIBIT A

Form of Escrow Release Letter

Wells Fargo Bank, National Association

201 Main Street, Suite 301

Fort Worth, Texas 76102

Attention:  John C. Stohlmann, Corporate, Municipal and Escrow Services

Re:	Escrow Agreement dated as of , 2009 by and
among Pioneer Natural Resources USA, Inc.,
(“Buyer”) and Wells Fargo Bank,
National Association, as Escrow Agent

Ladies and Gentlemen:

This Escrow Release Letter is delivered to you pursuant to Section 1.3 of the above-referenced Escrow Agreement.  The undersigned [party or parties] hereby authorize and direct you to disburse the Escrow Property to [Buyer or Pioneer, as applicable] to such account as the undersigned may specify in writing below.

[Pioneer and Buyer to insert the joint instructions or, if applicable, Pioneer to insert the sole instructions, as set forth or contemplated in Section 1.3 referenced above.]

The undersigned hereby authorize and direct you to disburse the Escrow Property to the following account:

[insert wire transfer instructions]

Dated this            day of                     , 200    .

PIONEER NATURAL RESOURCES USA, INC.

By
Name: Richard P. Dealy
Title: EVP & CFO

[or]

[Buyer]

By
Name:
Title:

EXHIBIT B

Agency and Custody Account Direction

For Cash Balances

Direction to use Wells Fargo Advantage Funds for Cash Balances for the escrow account or accounts (the “Account”) established under the Escrow Agreement to which this Exhibit B is attached.

You are hereby directed to invest, as indicated below or as I shall direct further from time to time, all cash in the Account in the following money market portfolio of Wells Fargo Advantage Funds (the “Fund”) or another permitted investment of my choice (Check One):

☐ Wells Fargo Advantage Funds, 100% Treasury Money Market Fund

☐ Wells Fargo Advantage Funds, Government Money Market Fund

☐ Wells Fargo Advantage Funds, Cash Investment Money Market Fund

☐ Wells Fargo Advantage Funds, Prime Investment Money Market Fund

☐ Wells Fargo Advantage Funds, Treasury Plus Money Market Fund

☒ Wells Fargo Advantage Funds, Heritage Money Market Fund

☐ Wells Fargo Advantage Funds, National Tax-Free Money Market Fund

I acknowledge that I have received, at my request, and reviewed the Fund’s prospectus and have determined that the Fund is an appropriate investment for the Account.

I understand from reading the Fund’s prospectus that Wells Fargo Funds Management, LLC (“Wells Fargo Funds Management”), a wholly-owned subsidiary of Wells Fargo & Company, provides investment advisory and other administrative services for the Wells Fargo Advantage Funds.  Other affiliates of Wells Fargo & Company provide sub-advisory and other services for the Funds.  Boston Financial Data Services serves as transfer agent for the Funds.  The Funds are distributed by Wells Fargo Funds Distributor, LLC, Member NASD/SIPC, an affiliate of Wells Fargo & Company.  I also understand that Wells Fargo & Company will be paid, and its bank affiliates may be paid, fees for services to the Funds and that those fees may include Processing Organization fees as described in the Fund’s prospectus.

I understand that you will not exclude amounts invested in the Fund from Account assets subject to fees under the Account agreement between us.

I understand that investments in the Fund are not obligations of, or endorsed or guaranteed by, Wells Fargo Bank or its affiliates and are not insured by the Federal Deposit Insurance Corporation.

I acknowledge that I have full power to direct investments of the Account.

I understand that I may change this direction at any time and that it shall continue in effect until revoked or modified by me by written notice to you.

I understand that if I choose to communicate this investment direction solely via facsimile, then the investment direction will be understood to be enforceable and binding.

Authorized Representative
PIONEER NATURAL RESOURCES USA, INC.

Date

EXHIBIT C-1

CERTIFICATE AS TO AUTHORIZED SIGNATURES

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of PIONEER NATURAL RESOURCES USA, INC.  and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit C-1 is attached, on behalf of PIONEER NATURAL RESOURCES USA, INC.

Name / Title

Specimen Signature

Richard P. Dealy

Signature
EVP & CFO

Mark S. Berg
Signature
EVP & General Counsel

Keith H. Pickett
Signature
Director - Treasury

Lisa Kunkel
Signature
Manager - Treasury

EXHIBIT C-2

CERTIFICATE AS TO AUTHORIZED SIGNATURES

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of [BUYER] and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit C-2 is attached, on behalf of [BUYER].

Name / Title

Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

EXHIBIT D

FEES OF ESCROW AGENT

SCHEDULE OF FEES

$1,600,000

Pioneer Natural Resources and Party To Be Named

Escrow Fee Schedule

To Act As Escrow Agent

Acceptance Fee:	$0.00

Initial Fees as they relate to Wells Fargo Bank acting in the capacity of Escrow Agent — includes creation and examination of the Escrow Agreement; acceptance of the Escrow appointment; setting up of Escrow Account(s) and accounting records; and coordination of receipt of funds for deposit to the Escrow Account.

Acceptance Fee payable at time of Escrow Agreement execution.

Escrow Annual Administration Fee:	$2,500.00

For ordinary administration services by Escrow Agent — includes daily routine account management; investment transactions; cash transaction processing in accordance with the agreement; and mailing of trust account statements to all applicable parties. Tax reporting is included for up to Two (2) entities.    Float credit received by the bank for receiving funds that remain uninvested are deemed part of the Escrow Agent’s compensation.

The Annual Administration fees, if any, are payable in advance, with the first installment due at the time of Escrow Agreement execution. Fee, if any, will not be prorated in case of early termination.

Wells Fargo’s bid is based on the following assumptions:

•                  Number of Escrow Receipts:  2

•                  Number of Escrow Accounts:  1

•                  Number of Disbursements from Escrow Account: 1-2 monthly

•                  Term of Escrow: TBD

•                  THIS FEE SCHEDULE ASSUMES THAT BALANCES IN THE ESCROW ACCOUNT WILL BE INVESTED IN MONEY MARKET MUTUAL FUNDS

•                  ALL FUNDS WILL BE  RECEIVED FROM OR DISTRIBUTED TO A DOMESTIC ENTITY

Out of Pocket Expenses:

We only charge for out of pocket expenses in response to specific tasks assigned by the client.  Therefore, we cannot anticipate what specific out of pocket items will be needed or what corresponding expenses will be incurred. Possible expenses would be, but are not limited to, express mail and messenger charges, travel expenses to attend closing or other meetings.   There are no charges for indirect out of pocket expenses.

This fee schedule is based upon the assumptions listed above which pertain to the responsibilities and risks involved in Wells Fargo undertaking the role of Escrow Agent.  These assumptions are based on information provided to us as of the date of this fee schedule.  Our fee schedule is subject to review and acceptance of the final documents.  Should any of the assumptions, duties or responsibilities change, we reserve the right to affirm, modify or rescind our fee schedule.

Submitted by:	Gregory M. Hasty — February 10, 2009
Vice President/Business Development
Wells Fargo Bank
(214) 740-1548
P: 66424

Exhibit F

Right of First Refusal Agreement

THIS RIGHT OF FIRST REFUSAL AGREEMENT (this “Agreement”) is made as of the      day of                   , 2009, between Pioneer Natural Resources USA, Inc. (“Pioneer”), individually and on behalf of the Mesa Offshore Royalty Partnership (“Partnership”) in its capacity as Managing General Partner, and                           , as the “Qualified Bidder”.

WHEREAS, reference is made to that certain Final Settlement Agreement, dated effective as of                     , 2009 (the “Settlement Agreement”), in Cause No. 2006-01984, in the 334th Judicial District Court of Harris County, Texas, styled MOSH Holding, L.P. et al. vs. Pioneer Natural Resources Company et al. (the “Lawsuit”);

WHEREAS, as a condition of the Settlement Agreement, certain assets as more fully described in the Assignments and Bills of Sale attached hereto as Exhibits “A” and “B” (the “Assets”), of Pioneer and the Partnership are to be offered for sale by public auction in Sale No. 231 (July 8, 2009) in The Oil & Gas Asset Clearinghouse (“Clearinghouse”) auction (the “Auction”);

WHEREAS, pursuant to the Settlement Agreement, Mosh Holding, L.P. and Dagger-Spine Hedgehog Corporation (collectively, the “Plaintiffs”) have the right to designate a “Qualified Bidder” for the Brazos A-39 Lot and the West Delta 61 Lot (each a “Sales Lot”, collectively “Sales Lots”) and have timely designated as the Qualified Bidder                                   ;

WHEREAS, pursuant to the Settlement Agreement, the Qualified Bidder is entitled to execute this Right of First Refusal Agreement (“ROFR Agreement” or “Agreement”) provided that the Qualified Bidder (a) places in escrow pursuant to the escrow agreement attached hereto as Exhibit “C” (the “Escrow Agreement”) a total of $750,000 (“Escrow Sum”)  earmarked for two minimum bids in the amount of $375,000 for each of two specified Sales Lots, on or before (but not after) the close of the fifth (5th) business day following the date the trial court enters the Agreed Final Judgment approving the terms of the Final Settlement in the Lawsuit, and (b) demonstrates, with respect to the Brazos A-39 Lot, its qualification with the Minerals Management Service of the US Department of the Interior (“MMS”) to hold record title and operating rights in, and to be a qualified and bonded operator for offshore interests pursuant to the regulations and requirements of the MMS;

WHEREAS, the Qualified Bidder has satisfied the requirements of the Settlement Agreement described above and is entitled to enter into this Right of First Refusal Agreement under the terms specified below;

THEREFORE, Pioneer and the Qualified Bidder covenant and agree as follows.

1.             The Qualified Bidder’s election to enter into this Right of First Refusal Agreement will irrevocably obligate the Qualified Bidder to bid at the Auction, pursuant to the sales documents under the Settlement Agreement and the terms and provisions of the Auction, $375,000 on each Sales Lot.  The $375,000 bid is referred to herein as the “Minimum Bid.”  The Qualified Bidder must, on or before the close of the fifth (5th) business day following the date of execution of this Agreement: (a) execute any documentation reasonably required by Clearinghouse constituting/evidencing the Qualified Bidder’s Minimum Bid so that the auction on both Sales Lots can be opened automatically (without the Qualified Bidder taking further action) with the Qualified Bidder’s Minimum Bid of $375,000 being placed on each Sales Lot; and (b) execute all sales documentation reasonably required by Clearinghouse to close the purchase of the Sales Lots in accordance with the terms and conditions of Clearinghouse that are applicable to buyers based upon the Minimum Bid sales price of $375,000 on both Sales Lots.  If the Qualified Bidder, by virtue of its Minimum Bid(s) is in fact the high bidder on either or both of the Sales Lots, after all consents and approvals are obtained the sales documentation will then be executed by sellers, Pioneer shall instruct the escrow agent under the Escrow Agreement to release the funds by wire transfer to Clearinghouse, and the sales of both Sales Lots will promptly close.

2.             Bids may be received during the Auction for each of the Sales Lots that exceed the $375,000 bid by the Qualified Bidder.  These bids will be referred to hereafter as “Higher Bids,” and the highest of the Higher Bids received on each Sales Lot is referred to as the “Successful Bid.”  If Higher Bids are received during the Auction, the Qualified Bidder shall have the right, but not the obligation, to meet the Successful Bid on each Sales Lot and to purchase the Sales Lot or Sales Lots on the same terms as those offered in the Successful Bid (or Successful Bids in the event a Successful Bid is made on each Sales Lot).  In order to exercise this right, the Qualified Bidder must, on or before the close of the seventh (7th) calendar day following the day of the Auction: (a) deposit additional funds in escrow pursuant to the Escrow Agreement sufficient, when added to the $375,000 sum for each Sales Lot placed into escrow, to meet the cash terms of the Successful Bid (plus any fees or taxes, if applicable) for each Sales Lot with respect to which the Qualified Bidder exercises said right (this additional amount referred to as “Additional Escrow Sum”), and (b) agree to meet any other terms in the form of other consideration offered pursuant to the Successful Bid (if any), all in accordance with the Sales Documents under the Settlement Agreement and the further terms and provisions of the Auction.  If the Qualified Bidder fails in any respect to meet these requirements with respect to either or both of the Sales Lots, then its rights under this Right of First Refusal Agreement will be extinguished and become void and of no further effect as to all Sales Lots.  In such event, the balance of the Escrow Sum not otherwise committed towards the purchase of either or both of the Sales Lots will be returned to the Qualified Bidder after the passage of ten business days pursuant to the Escrow Agreement.  The Qualified Bidder’s right to be reimbursed the balance of the Escrow Sum after the passage of ten business days, however, is conditioned upon the Sales Lots closing for amounts in excess of the Minimum Bids as more fully described in Paragraph 4 below.

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3.             If the Qualified Bidder has elected to exercise its Right of First Refusal on either or both Sales Lots by meeting the requirements set forth in paragraph 2 above, the Qualified Bidder must execute and deliver all instruments and assignments and other sales documentation in accordance with the terms and conditions of the Clearinghouse that are applicable to buyers based upon the final sales price and otherwise take all actions to close the purchase of the Sales Lot or Sales Lots within three (3) business days after exercising the aforementioned right.  After all consents and approvals are obtained, the sales documentation will be executed by sellers, and Pioneer shall instruct the escrow agent under the Escrow Agreement to release the funds by wire transfer to Clearinghouse, and the sale of the Sales Lot or Lots will promptly close.  Should the Qualified Bidder fail to execute and deliver all instruments and assignments and other sales documentation in accordance with the terms and conditions of Clearinghouse for either or both Sales Lots, within the timeframe provided herein, all amounts held in escrow earmarked for the particular Sales Lot (or Lots) that are not closed will be released by the Escrow Agent to Pioneer for the benefit of the Mesa Offshore Trust (the “Trust”).

4.             If Higher Bids are obtained from a third party at the Auction for one or both of the Sales Lots for which the Qualified Bidder had previously declined to exercise its rights under paragraph 2 above as to one or both of the Sales Lots, but the sale or sales are not fully funded within ten (10) business days following the sale at a price in excess of the Minimum Bid, Pioneer may elect to require (but is not obligated to require) the Qualified Bidder to purchase the Sales Lot (or Sales Lots) for the Minimum Bid as provided in paragraph 1 above and pursuant to Sales Documents under the Settlement Agreement and the terms and provisions of the Auction terms.  In such event, the Escrow Sum will not be reimbursed to the Qualified Bidder.  Should Pioneer make such an election, and should the Qualified Bidder fail to execute and deliver all instruments and assignments and other sales documentation in accordance with the terms and conditions of Clearinghouse, then all amounts held in Escrow will be released to Pioneer for the benefit of the Trust.   Should Pioneer not make such an election within ten (10) business days, all obligations owed by the Qualified Bidder under this Right of First Refusal Agreement will be extinguished and all amounts held in escrow will be returned to the Qualified Bidder.

The enforcement, application, and interpretation of this Agreement is subject to the laws of the State of Texas, without regard to any conflicts of law principles.  Any dispute arising out of this Agreement will be arbitrated before a single arbitrator.  The arbitration will be administered by the American Arbitration Association, and will be subject to the American Arbitration Association’s commercial arbitration rules.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3

This Agreement supersedes all prior written and/or oral agreements, promises and representations and can only be modified by a written amendment, designated as such, executed by the party (or parties) to be charged.

Each party to this Agreement represents that such party has been duly authorized to execute and deliver this Agreement and that this Agreement is a valid and binding obligation of such party, enforceable against such party in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date above written.

WITNESSES:	Pioneer Natural Resources USA, Inc. individually and on behalf of the Mesa Offshore Royalty Partnership in its capacity as Managing General Partner

By:
Print Name:	Name:
Title:
Print Name:

WITNESSES:	[Insert Qualified Bidder Name]

By:
Print Name:	Name:
Title:
Print Name:

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ACKNOWLEDGMENTS

STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on the        day of         , 2009,                                     , as                                   , of a                          corporation, on behalf of said corporation.

I have hereunto set my hand and official seal this        day of           , 2009.

Notary Public, State of Texas
My Commission expires on

STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on the        day of         , 2009,                                     , as                                   , of a                          corporation, on behalf of said corporation.

I have hereunto set my hand and official seal this        day of           , 2009.

Notary Public, State of Texas
My Commission expires on

5

Exhibit G

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (as the same may be amended or modified from time to time pursuant hereto, this “Escrow Agreement”) is made and entered into as of                               , 2009, by and among Pioneer Natural Resources USA, Inc., a Delaware corporation, individually and on behalf of the Mesa Offshore Royalty Partnership in its capacity as Managing General Partner, (“Pioneer”), MOSH, LLC, an Oklahoma limited liability company (the “Qualified Bidder”, and together with Pioneer, sometimes referred to individually as “Party” or collectively as the “Parties”), and JPMorgan Chase Bank, National Association (the “Escrow Agent”).

WHEREAS, the Parties have entered into that certain Right of First Refusal Agreement of even date, executed simultaneously with this Escrow Agreement;

WHEREAS, the Parties have agreed to the deposit in escrow by Qualified Bidder of certain funds and wish such deposit to be subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.             Appointment.  The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2.             Fund.  The Qualified Bidder, immediately upon execution of this Escrow Agreement, will deposit with the Escrow Agent the sum of $375,000 for each Sales Lot, as described in the ROFR, being $750,000 in the aggregate, with the right to deposit additional funds as provided for in paragraph number 2(a). of the ROFR (the “Escrow Deposit”).  Escrow Agent will not be responsible for investigating, inquiring or examining that the appropriate deposits have been made pursuant to the ROFR.  The Escrow Agent shall hold the Escrow Deposit and, subject to the terms and conditions hereof, shall invest and reinvest the Escrow Deposit and the proceeds thereof (the “Fund”) as directed in Section 3.

3.             Investment of Fund.  During the term of this Escrow Agreement, the Fund shall be invested in a JPMorgan Chase Bank, N.A. money market deposit account (“MMDA”) or a successor or similar investment offered by the Escrow Agent, unless otherwise instructed in writing by the Parties and as shall be acceptable to the Escrow Agent.  The rate of return on an MMDA varies from time to time based upon market conditions.  Written investment instructions, if any, shall specify the type and identity of the investments to be purchased and/or sold.  The Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity.  The Escrow Agent or any of its affiliates may receive compensation with respect to any investment directed hereunder including without limitation charging an agency fee in connection with each transaction.  The Parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Fund or the purchase, sale, retention or other disposition of any investment described herein. The Escrow Agent shall not have any liability for any loss sustained as a result of any investment in an investment made pursuant to the terms of this Escrow Agreement or as a result of any liquidation of any investment prior to its maturity or for the failure of the Parties to give the Escrow Agent instructions to invest or reinvest the Escrow Fund.  The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Escrow Agreement.

4.             Disposition and Termination. The Escrow Agent is hereby authorized to make disbursements of the Fund only in accordance with written instructions signed by Pioneer substantially in the form attached hereto as Exhibit B (the “Notice”).  If there is any question as to a person’s entitlement to the Fund, the Escrow Agent shall continue to hold the Fund in accordance with the terms of this Escrow Agreement until (i) receipt of a Notice or (ii) the question of any person’s entitlement to the Fund shall have been determined pursuant to a final non-appealable order or judgment of a court of competent jurisdiction and accompanied by a letter or other written evidence from the law firm of the prevailing Party certifying the finality of the order.

    Upon delivery of the Fund by the Escrow Agent, this Escrow Agreement shall terminate, subject to the provisions of Sections 7 and 8 which shall survive such termination.

5.             Escrow Agent.

(a)           The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied.  The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Parties, in connection herewith, if any, including without limitation the ROFR (the “Underlying Agreement”), nor shall the Escrow Agent be required to determine if any person or entity has complied with any such  agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Escrow Agreement.  In the event of any conflict between the terms and provisions of this Escrow Agreement, those of the Underlying Agreement, any schedule or exhibit attached to the Escrow Agreement, or any other agreement among the Parties, the terms and conditions of this Escrow Agreement shall control.  The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper Party or Parties without inquiry and without requiring substantiating evidence of any kind.  The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request.  The Escrow Agent shall have no duty to solicit any payments which may be due it or the Fund, including, without limitation, the Escrow Deposit nor shall

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the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

(b)           The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to either Party.  The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through attorneys, and shall be liable only for its gross negligence or willful misconduct (as finally adjudicated in a court of competent jurisdiction) in the selection of any such attorney.  The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it.  The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons.  In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be given a direction in writing by the Parties which eliminates such ambiguity or uncertainty to the satisfaction of Escrow Agent or by a final and non-appealable order or judgment of a court of competent jurisdiction.  The Parties agree to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same.  Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

6.             Succession.

(a)           The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days advance notice in writing of such resignation to the Parties specifying a date when such resignation shall take effect.  If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto.  Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Fund (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent’s obligations hereunder shall cease and terminate, subject

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to the provisions of Sections 7 and 8 hereunder.  The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Escrow Agreement.

(b)           Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

7.             Compensation and Reimbursement.  The Qualified Bidder agrees to (a) pay the Escrow Agent for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule 2 attached hereto, and (b) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including, without limitation reasonable attorney’s fees and expenses, incurred or made by it in connection with the performance of this Escrow Agreement.

8.             Indemnity.  The Parties shall jointly and severally indemnify, defend and hold harmless the Escrow Agent and its affiliates and their respective successors, assigns, directors, agents and employees (the “Indemnitees”) from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, litigation, investigations, costs or expenses (including, without limitation, the fees and expenses of outside counsel) (collectively “Losses”) arising out of or in connection with (a) the Escrow Agent’s execution and performance of this Escrow Agreement, tax reporting or withholding, the enforcement of any rights or remedies under or in connection with this Escrow Agreement, or as may arise by reason of any act, omission or error of the Indemnitee, except in the case of any Indemnitee to the extent that such Losses are finally adjudicated by a court of competent jurisdiction to have been primarily caused by the gross negligence or willful misconduct of such Indemnitee, or (b) its following any instructions or directions, whether joint or singular, from the Parties, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof.  The Parties hereto acknowledge that the foregoing indemnities shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Escrow Agreement.  The Parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in, the Fund for the payment of any claim for indemnification, fees, expenses and amounts due hereunder.  In furtherance of the foregoing, the Escrow Agent is expressly authorized and directed, but shall not be obligated, to charge against and withdraw from the Fund for its own account or for the account of an Indemnitee any amounts due to the Escrow Agent or to an Indemnitee under this Section 8.

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9.             Patriot Act Disclosure/Taxpayer Identification Numbers/Tax Reporting.

(a)           Patriot Act Disclosure.

Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it.  Accordingly, the Parties acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the Parties identity including without limitation name, address and organizational documents (“identifying information”). The Parties agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

(b)           Taxpayer Identification Numbers (“TIN”).

The Parties have provided the Escrow Agent with their respective fully executed Internal Revenue Service (“IRS”) Form W-8, or W-9 and/or other required documentation.  The Parties each represent that its correct TIN  assigned by the IRS, or any other taxing authority, is set forth in the delivered forms.

(c)           Tax Reporting.

All interest or other income earned under the Escrow Agreement shall be allocated to the Qualified Bidder and reported, as and to the extent required by law, by the Escrow Agent to the IRS, or any other taxing authority, on IRS Form 1099 or 1042S (or other appropriate form) as income earned from the Escrow Deposit by the Qualified Bidder whether or not said income has been distributed during such year.  Any other tax returns required to be filed will be prepared and filed by the Qualified Bidder with the IRS and any other taxing authority as required by law.  The Parties acknowledge and agree that Escrow Agent shall have no responsibility for the preparation and/or filing of any income, franchise or any other tax return with respect to the Fund or any income earned by the Escrow Deposit.  The Parties further acknowledge and agree that any taxes payable from the income earned on the investment of any sums held in the Escrow Deposit shall be paid by the Qualified Bidder. In the absence of written direction from the Parties, all proceeds of the Fund shall be retained in the Fund and reinvested from time to time by the Escrow Agent as provided in this Escrow Agreement.  Escrow Agent shall withhold any taxes it deems appropriate, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities.

10.           Notices. All communications hereunder shall be in writing and shall be deemed to be duly given and received:

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(a)           upon delivery, if delivered personally, or upon confirmed transmittal, if by facsimile;

(b)           on the next Business Day (as hereinafter defined) if sent by overnight courier; or

(c)           four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice address set forth below or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

If to Pioneer Natural Resources USA, Inc.:	With a copy to:
5205 N. O’Connor Boulevard., Suite 200	Pioneer Natural Resources USA, Inc.
Irving, Texas 75039-3746	5205 N. O’Connor Boulevard., Suite 200
Attention: Mark Berg, General Counsel	Irving, Texas 75039-3746
Tel No.: 972-969-4090	Attention: Rich Dealy, EVP & CFO
Fax No.: 972-969-3584	Tel No.: 972-969-4054
Fax No.: 972-969-3572

If to Qualified Bidder

(street address)

(City, state [country], zip [postal code])

 Attention:

 Tel No.:

Fax No.:

If to the Escrow Agent:

JPMorgan Chase Bank, N.A.

712 Main Street, 5th Floor South

Houston, Texas  77002

Attn:  Paul Gilliam, Escrow Services

Fax No.: (713) 216-6927

Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to (a), (b) and (c) of this Section 10, such communications shall be deemed to have been given on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such officer at the above-referenced office.  In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate.  “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

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11.           Security Procedures.   In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by facsimile or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on schedule 1 hereto (“Schedule 1”), and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated.  The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule 1, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of Party A or Party B’s executive officers, (“Executive Officers”), as the case may be, which shall include the titles of , as the Escrow Agent may select. Such “Executive Officer” shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Party A or Party B to identify (a) the beneficiary, (b) the beneficiary’s bank, or (c) an intermediary bank.  The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The Parties acknowledge that these security procedures are commercially reasonable.

12.           Compliance with Court Orders.  In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Escrow Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

13.           Miscellaneous.  The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the Escrow Agent and the Parties.  Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by the Escrow Agent or any of the Parties, except as provided in Section 6, without the prior consent of the Escrow Agent and the other parties.  Each Party irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of Texas. The Parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Escrow Agreement.  No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.  This Escrow Agreement may be executed in one or more counterparts, each of which

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shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Escrow Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.  If any provision of this Escrow Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.  A person who is not a party to this Escrow Agreement shall have no right to enforce any term of this Escrow Agreement. The parties represent, warrant and covenant that each document, notice, instruction or request provided by such Party to Escrow Agent shall comply with applicable laws and regulations.  Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Escrow Agreement shall be enforced as written.  Except as expressly provided in Section 8 above, nothing in this Escrow Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of this Escrow Agreement or any funds escrowed hereunder.

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IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth above.

Pioneer Natural Resources USA, Inc.
individually and on behalf of the
Mesa Offshore Royalty Partnership
in its capacity
as Managing General Partner

By:

Name:

Title:

[Insert Name of Qualified Bidder]

By:

Name:

Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

as Escrow Agent

By:

Name:

Title:

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Exhibit G

SCHEDULE 1

Telephone Number(s) and authorized signature(s) for

 Person(s) Designated to give Funds Transfer Instructions

Pioneer:

	Name	Telephone Number	Signature

1.
2.
3.

Qualified Bidder:

	Name	Telephone Number	Signature

1.
2.
3.

Telephone Number(s) for Call-Backs and

Person(s) Designated to Confirm Funds Transfer Instructions

Pioneer:

	Name	Telephone Number

1.
2.
3.

Qualified Bidder:

	Name	Telephone Number

1.
2.
3.

Inasmuch as you are the only individual who can confirm wire transfers, we will call you to confirm any federal funds wire transfer payment order purportedly issued by you. Your continued issuance of payment orders to us and confirmation in accordance with this procedure will constitute your agreement (1) to the callback security procedure outlined herein and (2) that the security procedure outlined herein constitutes a commercially reasonable method of verifying the authenticity of payment orders. Moreover, you agree to accept any risk associated with a deviation from this bank policy.

All funds transfer instructions must include the signature of the person(s) authorizing said funds transfer and must not be the same person confirming said transfer.

Exhibit G

SCHEDULE 2

Escrow Agent’s Compensation:

[Note:  Obtain Compensation Schedule from Escrow Agent.]

Exhibit G

EXHIBIT A

Notice

JPMorgan Chase Bank, National Association

712 Main Street, 5th Floor South

Houston, Texas  77002

Attn:  Paul Gilliam, Escrow Services

Fax No.: (713) 216-6927

Re:	Escrow Agreement dated as of by and among
Pioneer Natural Resources USA, Inc. (“Pioneer”),
(“Qualified Bidder”) and
JPMorgan Chase Bank, National Association, as Escrow Agent

Ladies and Gentlemen:

This Notice is delivered to you by Pioneer pursuant to Section 4 of the above-referenced Escrow Agreement.  Pioneer hereby authorizes and directs Escrow Agent to disperse from the Fund the amount of $ [See Note below]   to [The Oil & Gas Asset Clearinghouse, the Trustee of the Mesa Offshore Trust (“Trustee”), or Qualified Bidder] by wire transfer to the following account:

[Wire transfer instructions for The Oil & Gas Asset Clearinghouse, the Trustee, or Qualified Bidder are to be inserted here.]

Dated this         day of                 , 200    .

Pioneer Natural Resources USA, Inc.
individually and on behalf of the
Mesa Offshore Royalty Partnership
in its capacity
as Managing General Partner

By:
Name:
Title:

[Note:  Pursuant to the ROFR, the Qualified Bidder has deposited with Escrow Agent the sum of $375,000 for each Sales Lot, as defined in the ROFR, and such additional amount as may be required under paragraph number 2(a) of the ROFR if the Qualified Bidder elects to acquire one or more of the Sales Lots for a price in excess of $375,000 for each such lot.  Subject to Qualified Bidder’s additional funding obligations set forth in paragraph number 2(a) of the ROFR, if Qualified Bidder purchases one or both of the Sales Lots at the Auction pursuant to and/or as required by the ROFR, then this Notice will authorize the distribution from the Fund to Clearinghouse of such amount(s), or alternatively, the Trustee, as is required for such purchase and by separate Notice any remaining sums in the

Fund not required to comply with the purchase provisions of the ROFR will be distributed to Qualified Bidder.]

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